UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a – 101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

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VMware, Inc.

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VMWARE, INC.

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2017

To the Stockholders of VMware, Inc.:

Notice is hereby given that the annual meeting of stockholders of VMware, Inc., a Delaware corporation, will be held on Thursday, June 8, 2017, at 8:30 a.m. Pacific time (the “Annual Meeting”). This year’s Annual Meeting will be a completely virtual, live, audio webcast meeting of stockholders.

We will also offer a webcast of the Annual Meeting on the Investor Relations page of our website at http://ir.vmware.com. A recording of the webcast will be available on our website for approximately 60 days following our meeting.

We are holding the meeting for the following purposes:

1.	to elect three members nominated by us to the Board of Directors to serve as Class I directors, of which two are Group I directors to be elected by our sole Class B common stockholder and one is a Group II director to be elected by our Class A common stockholders and our sole Class B common stockholder voting together as a class, each for a three-year term expiring at the 2020 annual meeting of stockholders;

2.	to vote, on an advisory basis, to approve named executive officer compensation;

3.	to vote, on an advisory basis, on the frequency of future advisory votes on named executive officer compensation;

4.	to approve the Amended and Restated 2007 Equity and Incentive Plan;

5.	to approve the Amended and Restated 2007 Employee Stock Purchase Plan;

6.	to approve the Amended and Restated Certificate of Incorporation;

7.	to ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending February 2, 2018; and

8.	to transact any and all other business that may properly come before the meeting or any adjournments thereof.

All stockholders of record of our common stock at the close of business on April 12, 2017, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

Class A common stockholders may cast their votes by completing a proxy. Whether or not you plan to participate in the meeting, please cast your vote as instructed in the notice regarding the availability of proxy materials over the Internet or by telephone, as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. We encourage you to vote via the Internet prior to the meeting by visiting www.proxyvote.com. Internet voting is convenient, helps reduce the environmental impact of our Annual Meeting and saves us significant postage and processing costs.

Stockholders of record as of April 12, 2017 will be able to participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/VMW and entering the 16-digit control number included in your notice of internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

The Annual Meeting will begin promptly at 8:30 a.m. Pacific time. Online check-in will available beginning at 8:15 a.m. Pacific time, and you should allow ample time for the online check-in procedures.

By order of the Board of Directors

/s/ S. DAWN SMITH
S. DAWN SMITH
Senior Vice President, Chief Legal Officer and Secretary

Palo Alto, California

April 24, 2017

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General	1

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VMWARE, INC.

3401 Hillview Avenue

Palo Alto, California, 94304

PROXY STATEMENT

GENERAL

We invite our stockholders to participate in our 2017 annual meeting of stockholders (an “Annual Meeting”) and to vote on the proposals described in this proxy statement. The Annual Meeting will take place on Thursday, June 8, 2017 at 8:30 a.m. Pacific time via live audio webcast at www.virtualshareholdermeeting.com/VMW. You will need the 16-digit control number provided on the notice of Internet availability of proxy materials (the “Proxy Notice”) or your proxy card in order to participate in the meeting at that website. We will also offer a webcast of the Annual Meeting on the Investor Relations page of our website at http://ir.vmware.com that will allow you to listen to the Annual Meeting but will not provide the opportunity to participate.

If you owned VMware Class A common stock (“Class A Stock”) or Class B common stock (“Class B Stock”) at the close of business on April 12, 2017 (“Record Date”), then you may participate in and vote at the meeting. There are seven items that are scheduled to be voted on at the Annual Meeting:

•

election of three members nominated by us to the Board of Directors (“Board”) to serve as Class I directors, of which two are Group I directors to be elected by our sole Class B common stockholder and one is a Group II director to be elected by our Class A common stockholders and our Class B common stockholder voting together as a class, each for a three-year term expiring at the 2020 Annual Meeting;

•	an advisory vote to approve named executive officer compensation;

•	an advisory vote to approve the frequency of future advisory votes on named executive officer compensation;

•	vote to approve the Amended and Restated 2007 Equity and Incentive Plan;

•	vote to approve the Amended and Restated 2007 Employee Stock Purchase Plan;

•	vote to approve the Amended and Restated Certificate of Incorporation; and

•	ratification of the selection by the Audit Committee of the Board of PricewaterhouseCoopers LLP (“PwC”) as our independent auditor for the fiscal year ending February 2, 2018.

Dell Technologies Inc. (“Dell”) is our parent company through its ownership of EMC Corporation (“EMC”), our majority stockholder and an indirect wholly owned subsidiary of Dell. Accordingly, as of the Record Date, Dell controls all of the outstanding Class B Stock and 34,089,448 shares, or approximately 31.9%, of the outstanding Class A Stock, representing approximately 97.7% of the combined voting power of our common stock. Class B Stock is entitled to ten votes per share on each proposal, except the election of the Class I, Group II director, in which Class B Stock is entitled to one vote per share. Additionally, the election of the Class I, Group I directors nominated for election at the Annual Meeting will be voted on solely by Dell, through its control of Class B Stock.

We are not aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. If any matters not described in the proxy statement are properly presented at the meeting, the proxy holders will use their discretion to determine how to vote your shares. For additional information about the Annual Meeting see “Information About the Meeting.” References to “VMware,” the “Company,” “we” and “our” in this proxy statement refer to VMware, Inc., a Delaware corporation.

OUR BOARD OF DIRECTORS AND NOMINEES

The Board is currently composed of nine members. The number of directors constituting the Board may be set by resolution of the Board from time to time. However, the Board may not consist of less than six directors nor more than twelve directors.

The Board is divided into two groups, Group I and Group II. The holder of Class B Stock, voting separately as a class, is entitled to elect directors representing a minimum of 80% of the total number of the directors constituting the Board, without vacancies. These directors are Group I directors. Holders of Class A Stock and Class B Stock, voting together as a single class, are entitled to elect the remaining number of directors. These directors are Group II directors.

The Board is also divided into three classes, with each class serving for a staggered three-year term. The Board consists of three Class I directors, three Class II directors and three Class III directors. At each Annual Meeting, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the Class I directors, Class II directors and Class III directors expire upon the election and qualification of successor directors at the Annual Meetings held during the calendar years 2017, 2018 and 2019, respectively. The following table lists the current members of the Board, the committees, group and class to which they belong and designates which directors the Board determined to be independent under the New York Stock Exchange (“NYSE”) corporate governance standards (“NYSE Rules”):

Director	Audit Committee	Compensation and Corporate Governance Committee	Mergers and Acquisitions Committee	Related Persons Transactions Committee	Independent Director	Director Class	Director Group
Anthony Bates		✓	✓(C)	✓	✓	Class I	Group II
Michael Brown	✓(C)	✓			✓	Class II	Group I
Donald Carty	✓				✓	Class III	Group I
Michael Dell*						Class I	Group I
Egon Durban			✓			Class I	Group I
Karen Dykstra	✓			✓(C)	✓	Class II	Group I
Patrick Gelsinger			✓			Class II	Group I
Paul Maritz			✓			Class III	Group I
Paul Sagan**	✓	✓(C)			✓	Class III	Group I

(C)	Chair of the committee.
*	Chairman of the Board
**	Lead Director

Directors Standing For Election

Messrs. Bates, Dell and Durban have each been nominated by the Board for election at the Annual Meeting, and each has agreed to stand for election for an additional three-year term.

Information concerning the nominees is presented below:

Anthony Bates

Class I, Group II

Term expires: 2017 Annual Meeting

Mr. Bates, age 49, has served as a director of VMware since February 2016. From June 2014 until December 2016, Mr. Bates served as President of GoPro, Inc., a maker of video and photo capture devices. From June 2013 until March 2014, Mr. Bates was Executive Vice President, Business Development and Evangelism of Microsoft Corporation, a software company. Mr. Bates was Chief Executive Officer (“CEO”) of Skype Inc. from October 2010 until its acquisition by Microsoft in 2011, subsequent to which Mr. Bates served as President of Microsoft’s Skype Division until June 2013. From 1996 to October 2010, Mr. Bates served in various roles at Cisco Systems, Inc., most recently as Senior Vice President and General Manager of Enterprise, Commercial and Small Business. Mr. Bates currently serves on the board of directors of GoPro and eBay Inc.

Mr. Bates has extensive executive leadership experience in the technology industry, including in managing worldwide operations, sales, service and support areas. His previous leadership positions and current service on the board of directors of other companies brings to our Board strong leadership expertise and unique industry insight.

Michael Dell

Class I, Group I

Term expires: 2017 Annual Meeting

Mr. Dell, age 52, has served as a director and Chairman of the Board (“Chairman”) of VMware since September 2016 when Dell, a provider of scalable IT systems, acquired EMC, VMware’s parent company (the “Dell Acquisition”). Mr. Dell serves as Chairman and CEO of Dell. Mr. Dell has held the title of Chairman of Dell Inc. since he founded the company in 1984. Mr. Dell also served as CEO of Dell Inc. from 1984 until July 2004 and resumed that role in January 2007. In 1998, Mr. Dell formed MSD Capital, L.P. for the purpose of managing his and his family’s investments, and, in 1999, he and his wife established the Michael & Susan Dell Foundation to provide philanthropic support to a variety of global causes. Mr. Dell also serves as a director and non-executive Chairman of the board of SecureWorks Corp., a majority owned subsidiary of Dell.

As the Chairman, CEO and founder of Dell, Mr. Dell oversees one of the world’s largest technology companies and is recognized as one of the leading innovators and influencers in the business world. Mr. Dell has decades of experience leading a complex, international technology enterprise and possesses extensive knowledge of internet-based technologies and the needs and expectations of enterprise customers. Having successfully led Dell Inc. through many transitions in information technology and enterprise computing, Mr. Dell brings extensive and valuable experience to our Board.

On October 13, 2010, a federal district court approved settlements by Dell Inc. and Mr. Dell with the Securities and Exchange Commission (the “SEC”) resolving an SEC investigation into Dell’s disclosures and alleged omissions before fiscal year 2008 regarding certain aspects of its commercial relationship with Intel Corporation and into separate accounting and financial reporting matters. Dell Inc. and Mr. Dell entered into the settlements without admitting or denying the allegations in the SEC’s complaint, as is consistent with common SEC practice. The SEC’s allegations with respect to Mr. Dell and his settlement were limited to the alleged failure to provide adequate disclosures with respect to Dell Inc.’s commercial relationship with Intel Corporation prior to fiscal year 2008. Mr. Dell’s settlement did not involve any of the separate accounting fraud charges settled by Dell Inc. and others. Moreover, Mr. Dell’s settlement was limited to claims in which only negligence, and not fraudulent intent, is required to establish liability, as well as secondary liability claims for other non-fraud charges. Under his settlement, Mr. Dell consented to a permanent injunction against future violations of these negligence-based provisions and other non-fraud based provisions related to periodic reporting. Specifically, Mr. Dell consented to be enjoined from violating Sections 17(a)(2) and (3) of the Securities Act of 1933 (“Securities Act”) and Rule 13a-14 under the Securities Exchange Act of 1934 (“Exchange Act”) and Rules 12b-20, 13a-1 and 13a-13 under the Exchange Act. In addition, Mr. Dell agreed to pay a civil monetary penalty of $4 million, which has been paid in full. The settlement did not include any restrictions on Mr. Dell’s continued service as an officer or director of Dell, Inc.

Egon Durban

Class I, Group I

Term expires: 2017 Annual Meeting

Mr. Durban, age 43, has served as a director of VMware since the Dell Acquisition in September 2016. Mr. Durban has been a member of the boards of directors of Dell and Dell Inc. since the closing of Dell Inc.’s going-private transaction in October 2013. Mr. Durban is a Managing Partner and Managing Director of Silver Lake, a global private equity firm. Mr. Durban joined Silver Lake in 1999 as a founding principal. Mr. Durban also serves on the board of directors of Motorola Solutions, Inc., Pivotal Software, Inc., an indirect majority owned subsidiary of Dell in which VMware has an ownership interest (“Pivotal”), and SecureWorks Corp., a majority owned subsidiary of Dell.

As the Managing Partner, Managing Director and a founding principal of one of the leading global technology investment funds, Mr. Durban possesses considerable financial acumen, deep knowledge of global trends in information technology and expertise in conducting complex business transactions. Mr. Durban also brings valuable experience from his service on other public company boards to his service on our Board.

Directors Not Standing For Election

Information concerning our continuing directors is presented below:

Michael Brown

Class II, Group I

Term expires: 2018 Annual Meeting

Mr. Brown, age 71, has served as a director of VMware since April 2007. Mr. Brown was a director of EMC from August 2005 until May 2016. From August 1994 until his retirement in July 1997, Mr. Brown served as Vice President and Chief Financial Officer (“CFO”) of Microsoft Corporation. He was Vice President, Finance of Microsoft from April 1993 to August 1994. He joined Microsoft in December 1989. After retiring from Microsoft, Mr. Brown served as Chair of the board of directors of the NASDAQ Stock Market and as a past governor of the National Association of Securities Dealers. Prior to joining Microsoft, Mr. Brown spent 18 years with Deloitte & Touche LLP in various positions. Mr. Brown is currently a director of Insperity, Inc., where he serves on the Nominating and Corporate Governance Committee and the Compensation Committee. He is also a director of Stifel Financial Corp, where he serves on the Audit Committee.

Mr. Brown brings to our Board substantial financial expertise that includes extensive knowledge of the complex financial and operational issues facing large companies, and a deep understanding of accounting principles and financial reporting rules and regulations. He acquired this knowledge in the course of serving as the CFO of a global technology company, working with a major international accounting and consulting firm for 18 years and serving as a member of the audit committees of other public company boards. Mr. Brown’s experience at Microsoft and on the boards of other technology companies also provides insight into the information technology industry. His experience as an independent auditor provides our Board and the Audit Committee with significant insight into the preparation of financial statements and knowledge of audit procedures. Through his many senior management positions, including as Chair of The NASDAQ Stock Market and as a governor of the NASD, Mr. Brown has demonstrated his leadership and business acumen.

Donald Carty

Class III, Group I

Term expires: 2019 Annual Meeting

Mr. Carty, age 70, has served as a director of VMware since December 2015. Mr. Carty is currently a private investor. Mr. Carty served as a director of EMC from January 2015 until the Dell Acquisition in September 2016. Mr. Carty served as Chairman of Virgin America Inc. from February 2006 to December 2016, when Virgin was acquired by Alaska Air Group, Inc. He served as Vice Chairman and CFO of Dell, Inc. from January 2007 to June 2008, and as Chairman and CEO of AMR Corporation and American Airlines from May 1998 to April 2003. Mr. Carty is currently a director of Hawaiian Holdings, Inc., the parent company of Hawaiian Airlines, Inc., where he serves on the Audit Committee, Compensation Committee and Executive Committee, and is a director of Canadian National Railway Company, where he is Chair of the Audit Committee and serves on the Corporate Governance and Nominating Committee, the Environment, Safety and Security Committee, the Human Resources and Compensation Committee, and the Strategic Planning Committee.

Mr. Carty is a seasoned executive who brings to our Board significant financial acumen, industry insight and strategic planning experience gained from his previous leadership positions. His service on other public company boards also provides him with valuable experience.

Karen Dykstra

Class II, Group I

Term expires: 2018 Annual Meeting

Ms. Dykstra, age 58, has served as a director of VMware since March 2016. Ms. Dykstra served as CFO and Administrative Officer of AOL, Inc., a global media technology company, from November 2013 until July 2015, and as Executive Vice President and CFO of AOL from September 2012 until November 2013. Ms. Dykstra served on the board of directors of AOL from 2009 until September 2012. From January 2007 until December 2010, Ms. Dykstra was a Partner of

Plainfield Asset Management LLC (“Plainfield”), an asset management company, and she served as Chief Operating Officer (“COO”) and CFO of Plainfield Direct LLC, Plainfield’s business development company, from May 2006 to 2010, and as a director from 2007 to 2010. She previously spent over 25 years with Automatic Data Processing, Inc., a provider of human capital management solutions to employers, from 1981 through 2006, serving most recently as CFO from January 2003 to May 2006, and previously as Vice President – Finance, Corporate Controller and in other capacities. Ms. Dykstra is currently a director of Gartner, Inc., where she serves on the Audit Committee, and is a director of Boston Properties, Inc., where she also serves on the Audit Committee.

Ms. Dykstra brings to our Board substantial financial expertise that includes extensive knowledge of the complex financial and operational issues facing large companies, and a deep understanding of accounting principles and financial reporting rules and regulations. She acquired this knowledge in the course of serving as the CFO of two global companies, working with a major business services firm for 25 years and serving as a member of the audit committee of several other public company boards.

Patrick Gelsinger

Class II, Group I

Term expires: 2018 Annual Meeting

Mr. Gelsinger, age 56, has served as CEO and a director of VMware since September 1, 2012. Prior to joining VMware, he served as President and COO, EMC Information Infrastructure Products at EMC from September 2009 to August 2012. Mr. Gelsinger joined EMC from Intel Corporation, a designer and manufacturer of advanced integrated digital technology platforms, where he was Senior Vice President and Co-General Manager of Intel Corporation’s Digital Enterprise Group from 2005 to September 2009 and served as Intel’s Senior Vice President, Chief Technology Officer from 2002 to 2005. Prior to that, Mr. Gelsinger led Intel’s Desktop Products Group.

As CEO of VMware, Mr. Gelsinger has in-depth knowledge of our business and brings to our Board insight and knowledge of our operations and strategic opportunities. In addition, Mr. Gelsinger’s extensive experience as part of executive management teams for global information technology companies provides our Board with significant expertise on a variety of issues important to our business.

Paul Maritz

Class III, Group I

Term expires: 2019 Annual Meeting

Mr. Maritz, age 62, has served as a director of VMware since July 2008 when he joined VMware as CEO. Mr. Maritz was VMware’s CEO from July 2008 through August 2012 and President from July 2008 to January 2011. Mr. Maritz is currently the Executive Chairman of Pivotal. Mr. Maritz served as Pivotal’s CEO from April 2013 through August 2015. From September 2012 through March 2013, Mr. Maritz served as Chief Strategist at EMC. Prior to joining VMware, he was President of EMC’s Cloud Infrastructure and Services Division after EMC acquired Pi Corporation in February 2008. Mr. Maritz was a founder of Pi, a software company focused on building cloud-based solutions, and served as its CEO. Before founding Pi, Mr. Maritz spent 14 years working at Microsoft Corporation, where he served as a member of the five-person Executive Committee that managed the company. As Vice President of the Platform Strategy and Developer Group, among other roles, at Microsoft, he oversaw the development and marketing of System Software Products (including Windows 95, Windows NT, and Windows 2000), Development Tools (Visual Studio) and Database Products (SQL Server) and the complete Office and Exchange Product Lines. Prior to Microsoft, Mr. Maritz spent five years working at Intel Corporation as a software and tools developer.

Mr. Maritz’s experience serving in various executive positions at VMware, Pivotal and other global technology companies provides him an in-depth knowledge of our business and the issues we face. In addition, Mr. Maritz’s substantial experience in the information technology sector ranging from development of software products to founding a company developing cloud computing software provides our Board with significant expertise on a variety of issues important to our business.

Paul Sagan

Class III, Group I

Term expires: 2019 Annual Meeting

Mr. Sagan, age 58, has served as a director of VMware since April 2014 and was elected VMware’s Lead Director in February 2015. Mr. Sagan was a director of EMC from December 2007 until the Dell Acquisition in September 2016. Mr. Sagan has been an Executive In Residence (XIR) at General Catalyst Partners, a venture capital firm, since January 2014. From April 2005 to January 2013, Mr. Sagan served as CEO of Akamai Technologies, Inc., a provider of services for accelerating the delivery of content and applications over the Internet, and was President from May 1999 to September 2010 and from October 2011 to December 2012. Mr. Sagan joined Akamai in October 1998 as Vice President and COO. In December 2010, President Barack Obama appointed Mr. Sagan as a member of the President’s National Security Telecommunications Advisory Committee. From July 1997 to August 1998, Mr. Sagan was Senior Advisor to the World Economic Forum. Previously, Mr. Sagan held senior executive positions at global media and entertainment companies Time Warner Cable and Time Inc., affiliates of Time Warner, Inc., as well as at CBS, Inc. Mr. Sagan is currently a director of Akamai.

As the former President, COO and CEO of a fast-growing, industry-leading S&P 500 company, Mr. Sagan has significant experience leading a complex, international technology enterprise, extensive knowledge of internet-based technologies and business acumen. During his career, Mr. Sagan has led visionary technology and media companies and consulted with the World Economic Forum. In addition, Mr. Sagan’s service on other public company boards enables him to bring valuable experience from those directorships to his service on our Board.

Selection and Nomination of Directors

Our entire Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between Annual Meetings.

The Compensation and Corporate Governance Committee (the “CCG Committee”) identifies, evaluates and recommends director candidates to the entire Board. The CCG Committee reviews and assesses the skills and characteristics it believes are or may be required on the Board based on the needs of our business. The CCG Committee identifies director candidates through numerous sources, including recommendations from directors, executive officers and stockholders of VMware. The CCG Committee identifies those individuals most qualified to serve as members of the Board and considers many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other members of the Board, the extent to which a director candidate would be desirable as a member of any committees of the Board, and a candidate’s willingness to devote substantial time and effort to the Board. As such, the Board believes that diversity of viewpoints and experiences is an important consideration in determining the composition of the Board. The effectiveness of the Board’s efforts to recruit members with appropriate skill sets and experiences and to promote the exchange of differing viewpoints is reviewed as part of the Board’s periodic self-assessment process. The Board believes that a board having no fewer than six and no more than twelve directors enables needed expertise, diversity of experiences, and independence, without hindering effective discussion or diminishing individual accountability. In considering director candidates, the Board considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

Our stockholders may recommend individuals to the Board for consideration as potential director candidates by submitting the suggested candidate’s name and appropriate background and biographical information to the VMware CCG Committee, 3401 Hillview Avenue, Palo Alto, California, 94304. Assuming that the appropriate information has been timely provided, the CCG Committee will consider these candidates substantially in the same manner as it considers other candidates it identifies.

Our stockholders also may nominate director candidates by following the procedures set forth in the advance notice provisions of VMware’s bylaws. For additional information, see “Information About the Meeting—What is the deadline to propose actions for consideration at the 2018 Annual Meeting or to nominate individuals to serve as directors?”

CORPORATE GOVERNANCE

For purposes of the NYSE Rules, VMware is a “controlled company” because more than 50% of the voting power of VMware is held by Dell. Accordingly, pursuant to section 303A.00 of the NYSE Rules, we are exempt from certain NYSE corporate governance requirements and do avail ourselves of these exemptions. In particular, as a controlled company under the NYSE Rules, we are exempt from the requirements to have a:

•	majority of independent directors on our Board; and

•

nominating and corporate governance committee and a compensation committee that are each composed entirely of independent directors and that each have a charter addressing the respective committee’s purpose and responsibilities.

In light of our position as a controlled company, we have opted to establish a combined CCG Committee, instead of a separate compensation committee and a nominating and corporate governance committee. However, our CCG Committee is voluntarily comprised entirely of independent directors.

Our Board is committed to maintaining strong corporate governance practices. Our Board has adopted Corporate Governance Guidelines to provide a framework for the effective governance of VMware. Additionally, our Board has adopted written charters for its standing committees (Audit, Compensation and Corporate Governance, Mergers and Acquisitions and Related Persons Transactions), as well as Business Conduct Guidelines applicable to all directors, officers and employees. Our Board reviews the Corporate Governance Guidelines, the committee charters and the Business Conduct Guidelines periodically and implements changes as appropriate. Information about our corporate governance practices and copies of the Corporate Governance Guidelines, committee charters and Business Conduct Guidelines are available in the Governance subsection of the Investor Relations page of our website at http://ir.vmware.com. VMware will provide stockholders with a copy of its Corporate Governance Guidelines, committee charters and Business Conduct Guidelines, without charge, upon written request to our Investor Relations at VMware, Inc., 3401 Hillview Avenue, California, 94304.

Our Board has adopted corporate governance practices that the Board believes are in the best interests of VMware and our stockholders, as well as compliant with the rules and regulations of the SEC and the NYSE Rules. Highlights include:

•

Our Board believes that board membership requires a significant time commitment. As a result, directors may generally not serve on the board of directors of more than three public companies. Our CCG Committee considers the number of other public company boards on which a director or director candidate serves.

•

Any time a director changes his or her job responsibility outside VMware, he or she must promptly inform the CCG Committee. The CCG Committee then assesses the appropriateness of the director remaining on the Board and recommends to the Board whether to request that the director tender his or her resignation. If so requested, the director is expected to promptly tender his or her resignation from the Board and all committees thereof.

•

We have adopted a majority voting policy for the election of directors. The policy, which is included in our Corporate Governance Guidelines and our bylaws, requires any director who receives more votes cast “AGAINST” than “FOR” his or her election in an uncontested election to promptly offer to tender his or her resignation from the Board and all committees thereof following certification of the stockholder vote. The policy provides that the CCG Committee will assess the appropriateness of such director continuing to serve and will recommend to the Board the action to be taken with respect to such resignation. The Board will consider the CCG Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the stockholder vote.

•

Our Corporate Governance Guidelines require the CCG Committee to review committee assignments annually and, with the Chairman of the Board, make recommendations to the Board regarding such assignments. The Board reviews those recommendations and annually appoints the members and chair of each committee. Our current committee membership is set forth in “Board of Directors Independence and Committees—Committees of the Board.”

•	The Lead Director, if any, and, if none, the CCG Committee, oversees an annual evaluation process of the Board and each committee of the Board as follows:

-	each director annually evaluates the Board as a whole;

-

each member of the Audit Committee, CCG Committee, Mergers and Acquisitions Committee (the “M&A Committee”) and Related Persons Transactions Committee (the “RPT Committee”) annually evaluates the committees on which he or she serves;

-	each director annually prepares an individual self-evaluation; and

-	the Lead Director, if any, and, if none, the CCG Committee, reports on, and makes recommendations to the Board with respect to, the evaluations.

•

To enable open communications with stockholders and other interested parties, we provide various means to contact the non-management directors, the entire Board, and the Audit Committee (see “Information About the Meeting—How do I contact VMware’s Board Directors”). Our Board strives to provide clear, candid and timely responses to any substantive communication from such persons.

•	In addition to the communications above, it is our Board’s policy pursuant to our Corporate Governance Guidelines to provide a response to any stockholder proposal that receives a majority vote.

•

Our Board believes that director education is integral to board and committee performance and effectiveness. Directors are expected to participate in continuing educational programs to maintain the necessary level of expertise to perform their responsibilities as directors.

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Our non-management directors meet in executive session without management at least twice each year. The Chairman acts as presiding director for such executive sessions of the non-management directors. Independent directors meet in executive session at least once each year. The Lead Director, if any, and, if none, the Chair of the CCG Committee, acts as the presiding director for executive sessions of the independent directors.

•

Our Board believes that our non-employee directors should have a meaningful financial stake in VMware. Accordingly, we include equity awards as a component of the compensation we provide to our non-employee directors and have established stock ownership guidelines that require such directors to own at least 5,000 shares of our Class A Stock and hold at least 50% of the net shares acquired from us in compensation for their Board service until they reach such ownership level. Non-employee directors who do not receive compensation for their service on our Board are exempt from our stock ownership guidelines.

Our Leadership Structure

Our current leadership structure separates the roles of CEO and Chairman. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the full Board. Our leadership structure also includes a Lead Director role to facilitate effective performance of the Board and its oversight of our business. We believe that having a separate Chairman and Lead Director structure allows the Board to effectively address governance issues by providing another channel for the Board to express its views to management and provide feedback to the CEO on company performance. The Board’s oversight of risk management has not affected the leadership structure of the Board.

Lead Director

Mr. Sagan has been our Lead Director since February 2015. The responsibilities of our Lead Director include:

•	serving as chair of any meeting, or portion of a meeting, at which the Chairman is not present;

•	providing the Chairman and the CEO with input on the preparation of Board meeting agendas, including those portions of Board meetings not attended by the Chairman and Board committee meetings;

•	providing feedback to the Chairman and the CEO in the form of assessments of Board meetings and management presentations at Board meetings;

•	consulting with the Chairman and the CEO on matters relating to corporate governance and Board performance;

•	communicating regularly with the CEO regarding information to be provided to the Board so that the Board can perform its duties and as to feedback from the Board for the CEO;

•

supervising the Board’s annual self-evaluations, including providing each Board member with feedback on such Board member’s performance and reporting overall results of the evaluations to the CCG Committee and, where appropriate, to the Board as a whole; and

•	performing such other duties as may be requested from time to time by the Board.

Oversight of Risk Management

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks.

Our M&A Committee assesses risks to the Company in connection with proposed acquisitions, divestitures and investments. The M&A Committee reviews management’s assessment of potential risks raised during due diligence and management’s related risk mitigation plans before granting approval to enter into definitive transaction agreements.

Our Audit Committee oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. As part of this responsibility, the Audit Committee meets periodically with the independent auditor, our internal auditors and our financial and accounting personnel to discuss significant financial risk exposures and the steps management has taken and will take to monitor, control and report such exposures. Additionally, the Audit Committee reviews significant findings prepared by the independent auditor and our internal auditors, together with management’s related responses. Our Audit Committee also oversees management’s compliance with applicable legal and regulatory requirements and the risks related to potential non-compliance. The Audit Committee reviews periodic reports from our Chief Ethics and Compliance Officer, our Chief Information Security Officer, our internal auditors and our independent auditor. Finally, the Audit Committee has primary oversight responsibility for matters relating to enterprise risk. As such, the charter for our Audit Committee provides for periodic reviews and discussion of our practices and policies with respect to risk assessment and risk management with an enterprise risk management committee comprised of senior members of the Company’s management team.

The enterprise risk management committee reviews the adequacy and effectiveness of the Company’s risk management and controls framework and processes, provides that risk management activities are integrated, consistent and managed at a level consistent with the risk, makes recommendations for, and tracks and reports on progress of, changes in the risk management framework, and assists the CEO in assuring that significant risks to the Company are identified and risk benefit trade-offs are managed appropriately to protect the Company’s assets and shareholder value. The CFO serves as the enterprise risk management committee chairman and the members include the CEO and senior leaders of the Company’s legal, audit, compliance, information security, product security, human resources, information, customer and products organizations. The enterprise risk management Committee meets and reports to the Audit Committee no less than quarterly.

Our management also reviews the compensation plans and programs that could have a material impact on VMware for each of our functional groups with the CCG Committee. Our management review considers whether any of these plans or programs may encourage inappropriate risk-taking or give rise to risks that are reasonably likely to have a material adverse effect on us, and whether it would recommend any changes to the plans or programs. Long-term, equity-based compensation, which we believe discourages excessive short-term risk taking and strongly aligns employee interests with the creation of long-term increased stockholder value, is an important feature in the compensation packages we offer our executive officers and employees. Management also reviews with the CCG Committee risk-mitigating controls, such as our compensation recovery policy for executive officer bonus and equity compensation, the degree of committee and senior management oversight of each program, and the level and design of internal controls over such programs. Based on these reviews, we have concluded that our compensation plans and programs are not reasonably likely to have a material adverse effect on our company.

BOARD OF DIRECTORS INDEPENDENCE AND COMMITTEES

Board Independence

As a controlled company, under the NYSE Rules, we are exempt from the requirement to have a majority of independent directors on the Board. The Board has affirmatively determined that five of our nine directors are independent of VMware under the NYSE Rules. Specifically, each of Messrs. Bates, Brown, Carty and Sagan and Ms. Dykstra are independent directors. The Board considered all facts and circumstances it deemed relevant in making such determinations of independence, including business relationships between VMware and companies on which our independent directors serve as board members. The Board affirmatively concluded that none of these relationships are of a material nature or are of a nature that would preclude such directors from being deemed independent under NYSE Rules.

Ownership interests of our directors or officers in the common stock of Dell, or service as both a director of Dell and VMware, or as a director of VMware and an officer or employee of Dell could create, or appear to create, potential conflicts of interest when directors and officers are faced with decisions that could have different implications for us and Dell. Since VMware’s initial public offering (“IPO”), in order to address potential conflicts of interest between us and EMC with respect to corporate opportunities, our certificate of incorporation has contained provisions regulating and defining the conduct of our affairs as they may involve EMC and its officers and directors, and our powers, rights, duties and liabilities and those of our officers, directors and stockholders in connection with our relationship with EMC. Our certificate of incorporation also contains provisions limiting the liability any of our directors and officers who are also directors or officers of EMC in the event they learn of a transaction that may be a corporate opportunity for both VMware and EMC, provided they comply with the policies set forth in our certificate of incorporation. These provisions are applicable to Mr. Dell, who serves as CEO of EMC. Transactions with Dell are also subject to review by our RPT Committee pursuant to our Related Persons Transactions Policy. Additionally, pursuant to resolutions adopted by our RPT Committee, we have renounced any expectancy or interest in being offered an opportunity to participate in corporate opportunities of which Mr. Dell becomes aware through his personal capacity, his capacity as Chairman and CEO of Dell, his capacity as the founder and controlling owner of MSD Capital or through any other entity in which MSD Capital or its affiliates has an interest, and of which Mr. Durban becomes aware through his personal capacity, his capacity as a member of the board of directors of Dell, his capacity as Managing Partner and Managing Director of Silver Lake or through any other entity in which Silver Lake or its affiliates has an interest. Pursuant to resolutions adopted by the Board, we have renounced any expectancy or interest in being offered an opportunity to participate in corporate opportunities of which Mr. Sagan becomes aware through his personal capacity and or his capacity as XIR of General Catalyst Partners or through any other entity in which General Catalyst Partners or its affiliates has an interest. For more information, see “Review and Approval of Transactions with Related Persons.”

Attendance at Board, Committee and Annual Stockholder Meetings

The Board expects that each director will prepare for, attend and participate in all Board and applicable committee meetings and that each director will ensure that other commitments do not materially interfere with his or her service on the Board. During the fiscal year ended December 31, 2016 (“FY16”), the Board held ten meetings. Each incumbent director serving during FY16 attended at least 75% of the Board and applicable committee meetings held during the period in which he or she served. VMware’s Corporate Governance Guidelines provide that each director is expected to attend the Annual Meeting . All members of the then-current Board attended our 2016 Annual Meeting.

Committees of the Board

The Board has established four standing committees: the Audit Committee, the CCG Committee, the M&A Committee and the RPT Committee. Each committee operates pursuant to a written charter that is available on the Governance subsection of the Investor Relations page of our website at http://ir.vmware.com. The current membership of each committee is listed below.

Audit Committee	Compensation and Corporate Governance Committee	Mergers and Acquisitions Committee	Related Persons Transactions Committee
Michael Brown(C)*	Anthony Bates*	Anthony Bates(C)*	Anthony Bates*
Donald Carty*	Michael Brown*	Egon Durban	Karen Dykstra(C)*
Karen Dykstra*	Paul Sagan(C)*	Patrick Gelsinger
Paul Sagan*		Paul Maritz

(C)	Chair of the committee.
*	Independent director under the NYSE Rules.

Audit Committee

The Board has determined that our Audit Committee is comprised solely of independent directors within the meaning of the applicable SEC rules and regulations and the NYSE Rules. The Board has determined that all current Audit Committee members meet the additional, heightened independence criteria of Rule 10A-3 of the Exchange Act applicable to audit committee members. The Board has also determined that each of Messrs. Brown, Carty and Sagan and Ms. Dykstra is an “audit committee financial expert” as defined by the SEC and that all Audit Committee members are financially literate under the current listing standards of the NYSE.

The Audit Committee held 14 meetings in FY16. This committee reviews with management and our auditors our financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by our independent auditor on our financial statements and our accounting controls and procedures, the independence of our auditors, our internal controls, other matters as set forth in the Audit Committee charter, as adopted by the Board, and such other matters as the committee deems appropriate.

In accordance with its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us and pre-approves such audit, review or attest engagements. The Audit Committee also pre-approves non-audit services to be performed by our independent auditor in accordance with the Audit Committee’s pre-approval policy. Pursuant to its charter, our Audit Committee recommends, establishes and monitors procedures designed to facilitate the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee also oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. In addition, the Audit Committee appoints and oversees the Company’s internal audit function, reviews the appointments of our Chief Ethics and Compliance Officer and our Chief Information Security Officer, and receives periodic reports on ethics and compliance and information security matters.

During FY16, senior members of our financial and legal management participated in each of the Audit Committee’s regularly scheduled meetings. During the course of the year, the Audit Committee had separate executive sessions with our CFO and members of his staff, our Chief Legal Officer and Chief Compliance Officer, the head of our internal audit department and our independent auditor at which candid discussions regarding legal matters, financial reporting, compliance, internal controls and accounting systems and processes took place. The Audit Committee discussed with VMware’s independent auditor the overall scope and plans for its audit.

The Audit Committee reviewed and discussed our FY16 financial statements with our management and our independent auditor. The meeting included a discussion of the quality and not just the acceptability of the accounting principles applied, the reasonableness of the significant accounting judgments and estimates and the clarity of disclosures in the financial statements.

Additionally, the Audit Committee has primary oversight responsibility for matters relating to enterprise risk. As such, the charter for our Audit Committee provides for the committee to periodically review and discuss our practices and policies with respect to risk assessment and risk management with the enterprise risk management committee.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews our quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements. The Audit Committee also relies on the work and assurances of our independent auditor who is engaged to audit and report on our consolidated financial statements and the effectiveness of our internal control over financial reporting.

Compensation and Corporate Governance Committee

The Board has determined that our CCG Committee is comprised solely of independent directors within the meaning of the applicable SEC rules and regulations and the NYSE Rules, although we are not required to maintain the independent composition of this committee in light of our position as a controlled company. The CCG Committee held 12 meetings in FY16. In accordance with its charter, the CCG Committee evaluates and sets compensation for our executive officers and monitors our general compensation programs. Subject to the terms of our compensation plans and the consent of the holder of our Class B Stock to the aggregate size of the annual equity award pool pursuant to the terms of our certificate of incorporation, the CCG Committee has discretion to determine the amount, form, structure and implementation of compensation payable to our executive officers, including, when appropriate, discretion to increase or decrease awards or to award compensation absent the attainment of performance goals and to award discretionary cash compensation outside of the parameters of our compensation plans. In exercising such discretion, the CCG Committee consults with our management. The CCG Committee approves transactions under our equity plans and has the authority to administer and interpret the provisions of our equity and other compensation plans. The CCG Committee is also responsible for overseeing and reporting to the Board on succession planning for the CEO and other senior management positions. Additionally, the CCG Committee reviews compensation of our non-employee directors and recommends changes for approval by the Board, and also oversees our non-employee director stock ownership guidelines.

Our CCG Committee is also responsible for overseeing and advising the Board with respect to corporate governance matters, assisting the Board in identifying and recommending qualified director candidates, making recommendations to the Board with respect to Board committee assignments, and, if no Lead Director has been appointed, overseeing the Board evaluations.

The CCG Committee has engaged an independent consultant, Frederic W. Cook & Co. (“FWC”), to advise the Committee on an as-needed basis with respect to executive compensation matters. FWC reports directly to the CCG Committee and does not provide services to VMware management. For more information on the processes and procedures followed by the CCG Committee for the consideration and determination of executive compensation, see “Compensation Discussion and Analysis.”

Mergers and Acquisitions Committee

The M&A Committee, pursuant to its charter, reviews and assesses, with our management, potential acquisitions, divestitures and investments and, where appropriate, will make recommendations to the Board regarding potential target candidates. In connection with such review and assessment, our M&A Committee may approve acquisitions, divestitures and investments up to a specified applicable dollar limit and in accordance with any other relevant parameters as established by the Board. The M&A Committee also assesses risk to the Company in connection with proposed acquisitions, divestitures and investments.

Related Persons Transactions Committee

The RPT Committee, pursuant to its charter, is responsible for reviewing transactions by the Company involving related persons in accordance with the Company’s Related Persons Transactions Policy. For more information on related persons transactions, see “Transactions with Related Persons.”

Compensation Committee Interlocks and Insider Participation

During FY16, the CCG Committee was comprised of Messrs. Bates, Brown and Sagan. No executive officer of VMware during FY16 served, or currently serves, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board or the CCG Committee.

PROPOSAL 1

ELECTION OF DIRECTORS

We are asking stockholders to elect three Class I directors, of which two directors are Group I directors and one is a Group II director, each to serve for an additional three-year term. The current term of office for Class I directors expires at the Annual Meeting. The Board has nominated the following three persons, each an incumbent Class I director, for election as Class I directors at the Annual Meeting:

•	Anthony Bates—Class I, Group II director (elected by holders of Class A Stock and Class B Stock voting together as a single class)

•	Michael Dell—Class I, Group I director (elected by Class B common stockholders only)

•	Egon Durban—Class I, Group I director (elected by Class B common stockholders only)

Mr. Bates, the Class I, Group II nominee, must be elected by a majority of the aggregate of the votes of the Class A Stock and Class B Stock cast with respect to each nominee at the Annual Meeting, with each Class A share and Class B share entitled to one vote per share in such election.

Messrs. Dell and Durban must be elected by a majority of the votes of the Class B Stock cast with respect to such nominee at the Annual Meeting.

We expect each nominee for election as a director at the Annual Meeting to be able to accept such nomination. For more information about the nominees, see “Our Board of Directors and Nominees.”

Each Class I director elected at the 2017 Annual Meeting will serve until the 2020 Annual Meeting or special meeting in lieu thereof and until that director’s successor is elected and qualified.

The Board unanimously recommends that you vote “FOR” the election of the Class I, Group I and Group II nominees.

PROPOSAL 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote, on a non-binding advisory basis, on the compensation of our named executive officers as disclosed in this proxy statement (in accordance with the compensation disclosure rules of the SEC). This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers listed in the “Summary Compensation Table” (each a “NEO”). See “Compensation of Executive Officers—Summary Compensation Table.”

The objectives of our executive compensation program are to:

•	motivate our executives to achieve our strategic, operational and financial goals;

•	reward superior performance;

•	attract and retain exceptional executives; and

•	reward behaviors that result in long-term increased stockholder value.

To achieve these objectives, we have implemented and maintained compensation plans that tie a substantial portion of our executive compensation to the achievement of pre-determined performance goals and increases in total stockholder return. Stockholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement for greater detail about our executive compensation programs, including our compensation philosophy, policies and practices and information about the FY16 compensation of our NEOs.

We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED: That the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis section, the Summary Compensation Table, and the other related tables as set forth in the proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission relating to the Company’s 2017 Annual Meeting of Stockholders.”

Even though your vote is advisory, and therefore will not be binding on the Company, the CCG Committee and the Board value the opinions of our stockholders and will consider the outcome of the vote when determining future executive compensation. We have adopted a policy providing for annual advisory votes to approve the compensation of our NEOs. Unless this policy is modified, the next advisory vote to approve the compensation of our NEOs will be at the 2018 Annual Meeting of stockholders.

The Board unanimously recommends that you vote “FOR” approval of the compensation of the Company’s named executive officers.

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to provide their input with regard to the frequency of future stockholder advisory votes on our executive compensation programs, such as the proposal contained in “Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation.” This proposal, commonly known as a “say-on-frequency” proposal, gives our stockholders the opportunity to express their views on whether an advisory vote on executive compensation should occur once every year, every two years or every three years.

In 2011, VMware stockholders recommended one year as the frequency with which stockholder advisory votes on executive compensation should be offered. In each subsequent year, we have provided our stockholders the opportunity to vote, on an advisory basis, on our executive compensation programs. After considering this item, the Board has determined that a vote every year on executive compensation is still appropriate. By providing an advisory vote on executive compensation on an annual basis, our stockholders will be able to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.

When you vote in response to this proposal, you may cast your vote on your preferred voting frequency by choosing among the following four options: once every one year, two years or three years, or you may abstain from voting. The Board recommends that the advisory vote on executive compensation be held every year. We are asking our stockholders to indicate their support for the annual frequency of an advisory vote on executive compensation of our NEOs as described in the proxy statement.

The option of one year, two years or three years that receives the highest number of votes cast will be deemed the frequency of the vote on the compensation of our named executive officers that has been approved by stockholders on an advisory basis. Even though your vote is advisory and therefore will not be binding on the Company, the CCG Committee and the Board value the opinions of our stockholders. The CCG Committee and the Board may decide in the future that it is in our best interests and in the best interests of our stockholders to hold an advisory vote on executive compensation more or less frequently, as applicable, than the option approved by our stockholders and will consider the outcome of the vote in its decisions.

The Board unanimously recommends that you vote for “ONE YEAR” as the frequency with which stockholders are provided with future advisory votes on named executive compensation.

PROPOSAL 4

APPROVAL OF AMENDED AND RESTATED 2007 EQUITY AND INCENTIVE PLAN

The Board, based on the recommendation of the CCG Committee, approved the amendment and restatement of the Amended and Restated 2007 Equity and Incentive Plan (the “Incentive Plan”), effective June 5, 2017, subject to stockholder approval at the Annual Meeting. The amendment and restatement of the Incentive Plan implements the following changes to the Incentive Plan:

•	extends the term of the Incentive Plan from June 7, 2017 to June 5, 2027 (the tenth anniversary of the date the Board approved as the adoption date of the Incentive Plan, as amended and restated);

•

provides maximum annual limits of $1,000,000 and $1,250,000, on the combined value of awards granted under the Incentive Plan and cash fees paid in a single fiscal year to each of our non-employee directors and our lead director, respectively;

•	increases the number of shares of Class A Stock under the Incentive Plan by 4,500,000 to 126,050,000 shares;

•	updates the list of performance goals that may be utilized as objectives for performance-based equity and cash awards granted under the Incentive Plan;

•

enables the CCG Committee to permit employees to utilize Class A Stock to satisfy tax withholding requirements in an amount that exceeds the minimum amount required to be withheld for awards granted under the Incentive Plan;

•

updates the “clawback” provision in the Incentive Plan to expressly address the CCG Committee’s ability to determine if recoupment of awards or compensation derived from awards granted to executive officers under the Incentive Plan is necessary or appropriate under applicable laws or regulations, in case of a restatement of incorrect financial results or in case of termination of employment for “cause,” as defined in the Incentive Plan;

•

provides that holders of awards granted under the Incentive Plan may only receive dividends, if any, declared by the Company on Class A Stock subject to awards granted under the Incentive Plan only to the extent such awards have vested;

•	clarifies the effect of corporate transactions such as a merger, acquisition, sale of substantially all assets or dissolution on awards granted under the Incentive Plan; and

•	enacts miscellaneous updates to provisions of the Incentive Plan.

We are asking our stockholders to approve these amendments. Additionally, in order for us to retain the ability to grant awards that may be exempt from the federal income tax deduction limitations under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code (the “Code”), as described below, Section 162(m) requires that, among other things, stockholders approve certain material terms of the Incentive Plan at least every five years. Therefore, we are also asking stockholders to approve such material terms of the Incentive Plan so that we retain the ability to grant awards under the Incentive Plan that may be exempt from the deduction limitations under Section 162(m). The material terms were most recently approved by stockholders for purposes of Section 162(m) at the 2013 Annual Meeting.

We are also asking our stockholders to authorize us to grant French tax-qualified restricted stock units (“RSUs”) to eligible participants in France under applicable French law that should provide more favorable income tax or social insurance contribution treatment to our local employer subsidiary in France and its employees.

Purpose of the Incentive Plan

The purpose of the Incentive Plan is to attract, motivate and retain our employees, consultants, advisors and non-employee directors and to provide compensation opportunities to reward superior performance. We believe that equity is a key element of our compensation package and that equity awards encourage participant loyalty and align participant interests directly with those of our stockholders. The Incentive Plan has allowed us to provide our service providers with equity-based incentive awards and non-equity based compensation that are competitive with those of companies with which we compete for talent.

Purpose of the Extension of the Term of the Incentive Plan

The Incentive Plan enables us to grant stock options that are intended to be “incentive stock options” within the meaning of Section 422 of the Code (“Section 422”). Under Section 422, an equity plan that provides for grants of incentive stock options must be approved by stockholders and may have a maximum duration of ten years from the earlier of the adoption date of the plan and the date of stockholder approval. The tenth anniversary of the original adoption date of the Incentive Plan is June 7, 2017 and we may only grant awards under the Incentive Plan after that date if the stockholders approve its extension. In accordance with Section 422, we are requesting the extension of the Incentive Plan for an additional ten years, through June 5, 2027, the tenth anniversary of the date the Board approved as the adoption date of the amendment and restatement of the Incentive Plan.

Purpose of the Maximum Annual Limit on Non-Employee Director and Lead Director Compensation

We typically grant equity awards under the Incentive Plan to our non-employee directors who are considered “outside” directors, including our Lead Director, and we also pay them cash fees for their services on the Board and its committees. Our CCG Committee engages its independent compensation consultant, FWC, to survey director compensation practices at our peer companies and annually recommends the level of compensation awarded to directors for approval by the Board based on such data. The annual limits included in the amendment and restatement will establish a maximum on the value of equity awards granted to our non-employee directors in a single fiscal year that, taken together with any cash fees for Board and committee service paid to our non-employee directors during that fiscal year, may not exceed $1,000,000, and with respect to our Lead Director, may not exceed $1,250,000. We believe that establishing a stockholder-approved maximum limit on director compensation is in accordance with current best corporate governance practices. For more information on the compensation that we pay to our outside directors and our Lead Director, see “Director Compensation.”

Purpose of the Increase in the Number of Shares Reserved Under the Incentive Plan

The Incentive Plan is our sole plan for providing equity incentive compensation to eligible employees, consultants and non-employee directors. The Incentive Plan is a vital component of our compensation programs, and increasing the number of shares of Class A Stock that may be issued under equity awards ensures that we have an adequate reserve of shares available for issuance in order to attract, motivate and retain personnel and to provide compensation opportunities to reward superior performance. If the amendment and restatement of the Incentive Plan is not approved and we are unable to grant equity compensation in the future, we may need to consider other compensation alternatives, such as increasing cash compensation.

The Board, based on the recommendation of the CCG Committee, is recommending that stockholders approve an additional 4,500,000 shares of Class A Stock under the Incentive Plan. The members of our CCG Committee, which administers the Incentive Plan, possess significant experience in the review and oversight of equity compensation plans at global technology companies and at VMware. Based on that experience, the CCG Committee has exercised its business judgment in concluding that increasing the number of shares of Class A Stock reserved under the Incentive Plan is in the Company’s best interests. The Company is committed to effectively managing our equity compensation share reserve while minimizing stockholder dilution.

Each year the CCG Committee and our management review our overall compensation strategy and determine allocations of cash and equity compensation in light of our pay-for-performance philosophy and an equity budget for the year. In determining the annual equity budget, the CCG Committee reviews, among other things, the annual “gross burn rate” for the past three years, the “shareholder value transfer percentage,” the “issued overhang” percentage, historical share utilization and expectations regarding our future headcount and hiring needs. Gross burn rate means the total number of equity awards granted during the fiscal year divided by the number of shares outstanding. Shareholder value transfer percentage means the value of all outstanding equity awards shares available for grant under the Incentive Plan divided by the Company’s market capitalization. Issued overhang means the total number of all outstanding equity awards divided by our total outstanding shares. As a general matter, we strive to achieve a gross burn rate, shareholder value transfer percentage and issued overhang percentage that approximate the average rates for our peer group companies identified in “Compensation Discussion and Analysis” as well as for the software and services industry more generally, and that these measures are within the limits recommended by independent shareholder advisory groups, such as Institutional Shareholder Services (“ISS”). The CCG Committee has exercised its business judgment in determining that the Company’s equity awards are reasonable and generally competitive based on, among other things, consideration of the foregoing measures with the benefit of the extensive experience that the CCG Committee has in understanding the benefits and limitations of such measurements, making compensation decisions and evaluating the Company’s performance, business objectives and strategic goals.

In reaching its decision regarding the appropriate number of shares of Class A Stock by which to increase the share reserve, the CCG Committee considered these same factors and determined a number that it believes complies with ISS’s guidelines while providing the Company with a sufficient share reserve to cover the awards we anticipate granting to eligible participants for approximately two years, although the actual number of shares utilized will depend on a variety of factors, including our headcount growth rate, employee turnover, the level of equity compensation offered by other companies with whom we are competing for talent, our stock price and the mix of RSUs, Performance Stock Units (“PSUs”) and stock options granted.

Purpose of the Request for Approval Under Section 162(m) of the Code

We believe that it is in the best interests of the Company and its stockholders to provide an incentive plan under which equity-based compensation awards and non-equity based compensation awards made to our executive officers can be designed to qualify for deductibility for federal income tax purposes. As discussed in greater detail in “Compensation Discussion and Analysis,” the CCG Committee has adopted two programs under the Incentive Plan that are intended to qualify as performance-based compensation under Section 162(m): our Executive Bonus Program, under which our NEOs are eligible to receive semi-annual cash bonuses, and our performance-based long-term equity program, under which our NEOs have been granted PSUs.

In general, under Section 162(m), in order for a company to deduct compensation in excess of $1 million paid in any one year to a company’s CEO or any of the company’s three other most highly compensated executive officers (other than a company’s CFO), the compensation must qualify as “performance based.” In order to qualify as “performance based” compensation for purposes of Section 162(m), among other things, the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by our stockholders. For purposes of Section 162(m), such material terms include (1) the employees eligible to receive compensation, (2) a description of the business criteria on which the performance goal is based and (3) the maximum amount of compensation that can be paid to an employee under the performance goal (or the formula used to calculate the amount of compensation to be paid to the employee if the performance goal is attained). With respect to the various types of awards under the Incentive Plan, each of these aspects is discussed below, and stockholder approval of the Incentive Plan will be deemed to constitute approval of each of these aspects of the Incentive Plan for purposes of the approval requirements of Section 162(m).

In addition, we are asking stockholders to approve an amendment to clarify that the performance goals to be utilized for awards under the Incentive Plan (1) will be based on objective formulae or standards and (2) may only be adjusted pursuant to pre-established objectively verifiable metrics, a non-exclusive list of which is included in the Incentive Plan. Additionally, the amendment updates the list of performance goals to accord with current generally accepted accounting principles and terminology.

Purpose of the Additional Amendments to the Incentive Plan

The additional amendments to the Incentive Plan are designed to update the Incentive Plan for recent changes in accounting standards and corporate governance and regulatory developments and to clarify certain provisions, as follows:

Enable the delivery or forfeiture of otherwise-deliverable Class A Stock by employees to satisfy above-minimum tax withholding requirements. In 2016, Accounting Standards Update 2016-09 amended accounting standard ASC-718, Compensation—Stock Compensation, to provide additional flexibility in the amount of tax withholdings the holder of a stock award may satisfy through the delivery or forfeiture of the right to receive stock. The amendment and restatement of the Incentive Plan enables the CCG Committee to permit more than the minimum amounts to be withheld, to be limited by the extent necessary to avoid adverse accounting consequence.

Update the “clawback” provision in the Incentive Plan. The Incentive Plan is being amended to clarify (1) that the CCG Committee has the authority to review awards granted under the Incentive Plan to all “executive officers” of the Company, within the meaning of Rule 3b-7 of the Exchange Act, and (2) the circumstances, including a restatement of incorrect financial results or a grantee’s termination for cause, that allow the CCG Committee to rescind or cancel awards or recoup the value of proceeds from the sale of such awards.

Prohibit receipt of dividends on unvested shares. The amendment and restatement of the Incentive Plan provides that should the Company ever grant dividends on shares of its Class A Stock, such dividends will not be deliverable on unvested shares subject to awards granted under the Incentive Plan. The Company has not granted dividends on shares of its stock since prior to its IPO in 2007, and we do not currently anticipate declaring any cash dividends in the foreseeable future.

Clarifies effect of a corporate transaction on outstanding awards. The amendment and restatement of the Incentive Plan clarifies the existing provisions of the Incentive Plan regarding the effect of a corporate transaction on outstanding awards. If the Company is the surviving corporation in any merger or consolidation (other than a merger or consolidation in which the Company survives but in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration), any award granted thereunder will pertain and apply to the securities which a holder of the number of shares of stock of the Company then subject to the award is entitled to receive. In the event of a (1) dissolution or liquidation of the Company, (2) sale or transfer of all or substantially all of the Company’s assets or (3) merger or consolidation in which the Company is not the surviving corporation or in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration, the Company must, contingent upon consummation of such transaction, either (1) arrange for any corporation succeeding to the business and assets of the Company to either (A) assume each outstanding award, or (B) issue to the participants replacement awards (which, in the case of incentive stock options, satisfy, in the determination of the CCG Committee, the requirements of Section 424 of the Code), for such corporation’s stock that will preserve the value, liquidity and material terms and conditions of the outstanding awards; or (2) make the outstanding awards fully exercisable or cause all of the applicable restrictions to which outstanding stock awards are subject to lapse, in each case, on a basis that gives the holder of the award a reasonable opportunity, as determined by the CCG Committee, following the exercise of the award or the issuance of shares of Class A Stock, as the case may be, to participate as a stockholder in any such dissolution, liquidation, asset sale or transfer, merger or consolidation, and the award will terminate immediately following consummation of any such transaction.

Additional Updates. We are also amending the Incentive Plan to (1) clarify the application of Section 409A of the Code (“Section 409A”) to the Incentive Plan; (2) remove references to the exchange offer that took place in connection with our IPO in 2007; and (3) update references to our parent company to refer to Dell.

Purpose of the Stockholder Authorization of Tax-qualified RSUs Under Recent French Tax Law

We believe that stockholder authorization of French tax-qualified RSUs under applicable French law should provide more favorable income tax or social insurance contribution treatment to our local employer subsidiary in France and its employees than non-qualified RSUs. French tax law provides that these French tax-qualified RSUs may only be granted pursuant to a plan authorized by stockholders after August 8, 2015 (and other conditions are met). Although we have granted tax-qualified RSUs in France in the past, the existing RSUs are generally on less favorable terms to employees than are allowed under the currently applicable law. We are not required to grant French tax-qualified RSUs, and we are not proposing any amendments to the Incentive Plan for purposes of granting French tax-qualified RSUs. However, if the amended and restated Incentive Plan is approved by our stockholders, we may choose to grant French tax-qualified RSUs in our sole discretion by having the CCG Committee adopt a sub-plan pursuant to this stockholder-approved resolution that complies with the new French tax-qualified RSU requirements.

Key Data

As of March 1, 2017, a total of 11,929,074 shares of Class A Stock remained available for future awards under the Incentive Plan. As of March 1, 2017, approximately 20,000 employees (including executive officers) were eligible to participate in the Incentive Plan. All six non-employee directors are eligible to participate in the Incentive Plan. Consultants that provide services to us are also eligible to receive equity awards under the Incentive Plan. As of March 1, 2017, we had approximately 7,800 consultants eligible to participate in the Incentive Plan. However, historically, only in very limited circumstances have consultants been granted equity awards under the Incentive Plan. The following table sets forth, as of March 1, 2017, information regarding outstanding equity awards (including awards under the Incentive Plan and equity awards assumed by VMware in connection with acquisitions) and shares of Class A Stock available for future equity awards under the Incentive Plan (without giving effect to approval of the proposed amendment and restatement of the Incentive Plan):

Total shares of Class A Stock underlying outstanding stock options	1,933,984
Weighted-average exercise price of outstanding stock options	$69.85
Weighted-average remaining contractual life of outstanding stock options	4.33 years
Total shares of Class A Stock underlying outstanding unvested restricted stock, RSUs and PSUs	22,698,466
Total shares of Class A Stock currently available for grant	11,929,074

The additional 4,500,000 shares of our Class A Stock for which stockholder approval is sought represents approximately 4.1% of our 109,223,400 outstanding shares of Class A Stock (measured as of March 1, 2017).

The closing price of our Class A Stock on March 1, 2017 was $90.76.

In administering our equity compensation program, we take into consideration the number of shares we utilize. Each year, we measure our “burn rate”, which we define as the sum of the number of stock options and RSUs granted in each year, as well as the number of PSUs earned and released (i.e. vested) in each year, divided by the weighted-average basic common stock shares outstanding (“CSO”) for the applicable year. This metric provides insight into our stewardship of equity in order to attract and retain talent critical to achieving business results. The table below details our utilization in each of fiscal years 2014, 2015 and 2016.

Fiscal Year	Granted Appreciation Awards (Stock Options)(1)	Granted Time-Based RSUs(1)	Earned Performance- Based Restricted Stock (PSUs)(1)	Total Granted Options and RSUs; and Earned PSUs	Weighted- Average Basic CSO	Burn Rate
2016	0	12,361,813	214,278	12,576,091	420,520,000	2.99%
2015	12,720	12,460,361	305,866	12,778,947	424,003,000	3.01%
2014	1,304,356	5,741,347	25,640	7,071,343	430,355,000	1.64%

(1)	Reflects stock options and RSUs granted in each year as well as PSUs earned and released in each year only from VMware’s Incentive Plan.

The table reflects our transition from granting stock options and full-value shares in the form of RSUs and PSUs to only full-value shares. In addition, the increase in burn rate in 2015 and 2016 coincides with a decline in our stock price, which utilized more shares to deliver comparable value to employees to promote retention.

Plan Summary

The following is a summary of the material terms and conditions of the Incentive Plan, as amended and restated. This summary, however, does not purport to be a complete description of all provisions of the Incentive Plan and is qualified in its entirety by reference to the full text of the Incentive Plan, which is attached to this proxy statement as Appendix A and is marked to show all proposed changes (additions are underlined and deletions are struck through).

Awards under the Incentive Plan may be in the form of stock options (either incentive stock options or non-qualified stock options) or other stock-based awards, including awards of restricted stock, restricted stock units and stock appreciation rights. The Incentive Plan also provides for the grant of cash-based awards.

Authorized Shares. Subject to stockholder approval of the amendment and restatement of the Incentive Plan, 126,050,000 shares of our Class A Stock (not including 4,270,617 shares of Class A Stock previously added to the Incentive Plan pursuant to the assumption or substitution of equity awards of acquired entities in connection with the acquisitions of other companies (“Acquired Awards”)) are reserved for the grant or settlement of awards under the Incentive Plan, subject to adjustment in the event of an extraordinary dividend or other distribution, recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange or other similar corporate transaction (“Recapitalization”). Any shares of Class A Stock subject to awards that are cancelled, forfeited or otherwise terminated or satisfied without the issuance of shares will again be available for grants under the Incentive Plan. The number of shares of Class A Stock available for issuance under the Incentive Plan will also be increased by the number of shares subject to Acquired Awards. Shares subject to Acquired Awards that are cancelled, forfeited or otherwise terminated or satisfied without the issuance of shares do not again become available for grants under the Incentive Plan.

Eligibility. Substantially all of our employees, non-employee directors and consultants are eligible to participate in the Incentive Plan. Accordingly, each member of the Board and each executive officer has an interest in this proposal.

Types of Awards Under the Incentive Plan. The following principal types of awards are available under the Incentive Plan:

Stock Options. Stock options represent the right to purchase shares of our Class A Stock within a specified period of time at a specified price and may be subject to vesting conditions. The exercise price for a stock option may not be less than 100% of the fair market value of the Class A Stock on the date of grant. Stock options will have a maximum term of ten years from the date of grant. Stock options granted may include those intended to be “incentive stock options” within the meaning of Section 422 of the Code. Stock options awarded under the Incentive Plan may vest as determined by the CCG Committee. The purchase price of stock as to which an option is exercised must be paid in full at the time of exercise. Payment may be made in cash, which may be paid by check or other instrument acceptable to the Company, or, with the consent of the CCG Committee, in shares of Class A Stock, or the CCG Committee may permit such payment of the purchase price by any other method it deems satisfactory in its discretion.

Restricted Stock and Restricted Stock Units. Restricted stock is a share of our Class A Stock that is subject to a risk of forfeiture or other restrictions that will lapse subject to the recipient’s continued employment or the attainment of performance goals or other events. RSUs represent the right to receive shares of our Class A Stock in the future, with the right to future delivery of the shares also subject to the recipient’s continued employment or the attainment of performance goals or other events. Vesting requirements of restricted stock and RSUs vary and are established by the CCG Committee.

Stock Appreciation Rights. Stock appreciation rights entitle the holder upon exercise to receive shares of our Class A Stock having a value equal to the excess of (1) the value of the number of shares with respect to which the right is being exercised (which value is based on fair market value at the time of such exercise) over (2) the exercise or base price applicable to such shares. The exercise price for a stock appreciation right will be not less than 100% of the fair market value of our Class A Stock on the date of grant. Stock appreciation rights under the Incentive Plan may vest as determined by the CCG Committee.

Other Stock-Based or Cash-Based Awards. The CCG Committee is authorized to grant awards in the form of other stock-based awards or other cash-based awards, as deemed to be consistent with the purposes of the Incentive Plan. The maximum value of the aggregate payment to any Covered Employee (defined below) with respect to cash-based awards under the Incentive Plan in respect of an annual performance period is $5,000,000 (with proportional adjustment for longer performance periods, as described below).

Performance Based Awards. The CCG Committee may grant awards under the Incentive Plan subject to the satisfaction of performance goals (the “Performance Goals”). The CCG Committee may designate employees as participants whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m). In the case of awards intended to qualify for exemption from such limit imposed by Section 162(m), the CCG Committee will use one or more objectively determinable Performance Goals that relate to one or more performance criteria and will administer the awards in accordance with the applicable requirements of Section 162(m). The performance criteria available under the Incentive Plan may consist of any or any combination of the following areas of performance: an objective formula or standard determined by the CCG Committee with respect to each performance period utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the CCG Committee: (1) (A) earnings including operating income, (B) earnings before or after (i) taxes, (ii) interest, (iii) depreciation, (iv) amortization, or (v) special items or book value per share (which may exclude nonrecurring items), or (C) growth in earnings before interest, tax, depreciation or amortization; (2) pre-tax income or after-tax income; (3) earnings per common share (basic or diluted); (4) operating profit; (5) revenue, revenue growth or rate of revenue growth; (6) return on assets (gross or net), return on investment, return on capital, return on invested capital or return on equity; (7) returns on sales or revenues; (8) operating expenses; (9) stock price appreciation; (10) cash flow, free cash flow, cash flow from operations, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (11) implementation or completion of critical projects or processes; (12) economic value created; (13) cumulative earnings per share growth; (14) operating margin or profit margin; (15) common stock price or total stockholder return; (16) cost targets, reductions, savings, productivity or efficiencies; (17) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, goals relating to acquisitions, divestitures, joint ventures or similar transactions, research or development collaborations or budget comparisons; (18) personal professional objectives, including any of the foregoing Performance Goals, the implementation of policies and plans, the negotiation of transactions and the development of long-term business goals; and (19) any combination of, subset or component of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a subsidiary or affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the CCG Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Objectively verifiable adjustment(s) to Performance Goals can include but are not limited to adjustment(s) to reflect: (1) the impact of specific corporate transactions; (2) accounting or tax law changes; (3) asset write-downs; (4) significant litigation or claim adjustment; (5) foreign exchange gains and losses; (6) disposal of a segment of a business; (7) discontinued operations; (8) refinancing or repurchase of bank loans or debt securities; or (9) unbudgeted capital expenditures. Each of the foregoing Performance Goals will be subject to certification by the CCG Committee; provided that, to the extent an award is intended to satisfy the performance-based compensation exception to the limits of Section 162(m) and then to the extent consistent with such exception, the CCG Committee has the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company, any subsidiary or affiliate or the financial statements of the Company or any subsidiary or affiliate, in response to changes in applicable laws or regulations, related to the disposal of a segment of a business or related to a change in generally accepted accounting principles (“GAAP”).

Limitation on Awards. The following limits apply to awards granted under the Incentive Plan:

Awards to Non-employee Directors. The maximum value of awards granted during a single fiscal year under the Incentive Plan or under any other equity plan maintained by the Company, taken together with any cash fees paid during such fiscal year for services on the Board, will not exceed $1,000,000 in total value for any non-employee director, except that such limit will be $1,250,000 for any non-employee director serving as the Lead Director of the Board or Chairman. Such applicable limit will include the value of any stock awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash-based payments.

Awards to Other Participants. Awards covering no more than 3,000,000 shares may be granted to any plan participant under the Incentive Plan in any fiscal year, subject to adjustment in the event of a Recapitalization. The maximum aggregate payment which any Covered Employee (defined below) may receive pursuant to a cash-based award will be $5,000,000 in any annual performance period, and for any performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve. Currently, our CEO and our three other highest compensated officers (other than our principal financial officer) are considered Covered Employees under Section 162(m). With respect to a performance-based award (other than a stock option or stock appreciation right) made to a Covered Employee that is intended to be exempt from the deduction limitation under Section 162(m), no payment will be made prior to certification by the CCG Committee that the Performance Goals have been attained. The CCG Committee may, in certain circumstances, exercise its discretion to reduce the amount of the performance-based award.

Administration. The CCG Committee administers the Incentive Plan. The CCG Committee has the ability to: select individuals to receive awards; select the types of awards to be granted; determine the terms and conditions of the awards, including the number of shares, the purchase price of the awards and restrictions and performance goals relating to any award; establish the time when the awards or restrictions become exercisable, vest or lapse; determine whether options will be incentive stock options or nonqualified stock options; determine whether and to what extent an award may be settled, cancelled, forfeited, accelerated, exchanged or surrendered (including upon a “change in control” or similar transaction); and make all other determinations deemed necessary or advisable for the administration of the Incentive Plan.

Effects of Certain Corporate Transactions. The CCG Committee may grant awards that, upon the occurrence of certain events specified by the CCG Committee, become fully vested and exercisable. If the Company is the surviving corporation in any merger or consolidation (other than a merger or consolidation in which the Company survives but in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration), any award granted thereunder will pertain and apply to the securities that a holder of the number of shares of stock of the Company then subject to the award is entitled to receive. In the event of a (1) dissolution or liquidation of the Company, (2) sale or transfer of all or substantially all of the Company’s assets or (3) merger or consolidation in which the Company is not the surviving corporation or in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration, the Company must, contingent upon consummation of such transaction, either (1) arrange for any corporation succeeding to the business and assets of the Company to (A) assume each outstanding award, or (B) issue to the participants replacement awards (which, in the case of incentive stock options, satisfy, in the determination of the CCG Committee, the requirements of Section 424 of the Code), for such corporation’s stock that will preserve the value, liquidity and material terms and conditions of the outstanding awards; or (2) make the outstanding awards fully exercisable or cause all of the applicable restrictions to which outstanding stock awards are subject to lapse, in each case, on a basis that gives the holder of the award a reasonable opportunity, as determined by the CCG Committee, following the exercise of the award or the issuance of shares of Class A Stock, as the case may be, to participate as a stockholder in any such dissolution, liquidation, asset sale or transfer, merger or consolidation, and the award will terminate immediately following consummation of any such transaction.

In the event of a Recapitalization, the CCG Committee will make such equitable changes or adjustments as necessary or appropriate to any or all of (1) the number and kind of shares of stock or other property (including cash) that may thereafter be issued in connection with awards or the total number of awards issuable under the Incentive Plan, (2) the number and kind of shares of stock or other property issued or issuable in respect of outstanding awards, (3) the exercise price, grant price or purchase price relating to any award, (4) the performance goals and (5) the individual limitations applicable to awards; provided that, with respect to incentive stock options, any adjustment will be made in accordance with the provisions of Section 424(h) of the Code, and provided further that no such adjustment will cause any award which is or becomes subject to Section 409A to fail to comply with the requirements of such section. The CCG Committee may also make such modifications to the Incentive Plan and the awards granted thereunder as necessary in order to conform each with the laws and regulations of jurisdictions outside of the United States.

Clawback Provision for Executive Officers. All awards granted under the Incentive Plan will be subject to recoupment in accordance with any clawback policy that the Company determines to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the CCG Committee may impose additional clawback, recovery or recoupment provisions in an award agreement as the CCG Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of stock or other cash or property upon the occurrence of cause as determined by the CCG Committee.

In the event of a restatement of incorrect financial results, the CCG Committee will review all awards held by executive officers (within the meaning of Rule 3b-7 of the Exchange Act) of the Company that (1) were earned based on performance or were vesting during the course of the financial period subject to such restatement or (2) were granted during or within one year following such financial period. If any award would have been lower or would not have vested, been earned or been granted based on such restated financial results, the CCG Committee will, if it determines appropriate in its sole discretion and to the extent permitted by governing law, (1) cancel such award, in whole or in part, whether or not vested, earned or payable or (2) require the participant to repay to the Company an amount equal to all or any portion of the value of any gains from the grant, vesting or payment of the award that would not have been realized had the restatement not occurred.

If a participant’s employment or service is terminated for cause (as defined in the Incentive Plan), all unvested (and, to the extent applicable, unexercised) portions of awards will terminate and be forfeited immediately without consideration. In addition, the CCG Committee may in its sole discretion and to the extent permitted by applicable law cause the cancellation of all or a portion of any outstanding vested awards held by such participant or payable to such participant or require such participant to reimburse the Company for all or a portion of the gains from the exercise of, settlement or payment of any of the participant’s awards realized after the event giving rise to cause first occurred.

For more information regarding our incentive compensation recovery policies, see “Compensation Discussion and Analysis—Compensation Recovery Policies.”

Transferability. Under the Incentive Plan, awards are generally non-transferable other than by will or by the laws of descent and distribution.

Amendment and Termination. The Board can amend, alter or discontinue the Incentive Plan, but no amendment, alteration or discontinuation can be made that would impair the rights of a participant under any award granted without such participant’s consent or that would increase the total number of shares of Class A Stock reserved under the Incentive Plan (other than pursuant to the adjustment provisions summarized above). In addition, stockholder approval may be required with respect to certain amendments, due to stock exchange rules or requirements of applicable law. The Incentive Plan, unless sooner terminated by the Board, will remain in effect through June 5, 2027.

U.S. Federal Income Tax Consequences

Incentive Stock Options. In general, neither the grant nor the exercise of an incentive stock option granted under the Incentive Plan will result in taxable income to the option holder or a deduction to us. In general, if the option holder does not dispose of stock received upon exercise of an incentive stock option within two years after the date the option is granted and within one year after the date of exercise, any later sale of such stock will result in a capital gain or loss (and we are not entitled to a corresponding deduction).

If stock received upon the exercise of an incentive stock option is disposed of before the holding period requirements described above have been satisfied, the option holder will generally realize ordinary income at the time of disposition. The amount of such ordinary income will generally be equal to the difference between the fair market value of the Class A Stock on the date of exercise and the exercise price (or, if less, the difference between the amount realized on disposition of the stock and the exercise price). In the case of a disqualifying disposition in which a loss (if sustained) would be recognized, then the amount of ordinary income will not exceed the excess of the amount realized on the sale over the adjusted basis of the stock (that is, in general, the price paid for the stock). We will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to any necessary withholding and reporting requirements.

Certain option holders exercising incentive stock options may become subject to the alternative minimum tax, under which the difference between (1) the fair market value of stock purchased under incentive stock options, determined on the date of exercise, and (2) the exercise price, will be an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

Non-Qualified Stock Options. Options granted under the Incentive Plan which are not incentive stock options are “non-qualified options.” In general, no income results upon the grant of a non-qualified option. When an option holder exercises a non-qualified option, he or she will generally realize ordinary income subject to withholding. Generally, such income will be realized at the time of exercise and in an amount equal to the excess, measured at the time of exercise, of the then fair market value of our Class A Stock over the option price. We will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to certain withholding and reporting requirements.

Restricted Stock. Generally, restricted stock is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value less any amount paid for the stock) when the restrictions lapse. A participant may elect to recognize income at the time of grant, in which case the fair market value of our Class A Stock at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. We are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

Restricted Stock Units. Generally, the participant will not be subject to tax upon the grant of an award of RSUs but will recognize ordinary income in an amount equal to the fair market value of any shares received on the date of delivery of the underlying shares of Class A Stock. We will generally be entitled to a corresponding tax deduction.

Stock Appreciation Rights. Generally, the participant will not be subject to tax upon the grant of a stock appreciation right. However, upon the receipt of shares pursuant to the exercise of a stock appreciation right, the participant, generally, will recognize ordinary income in an amount equal to the fair market value of the shares received. The ordinary income recognized with respect to the receipt of shares upon exercise of stock appreciation rights will be subject to any necessary withholding and reporting requirements. Generally, we will not be entitled to a tax deduction upon the grant or termination of stock appreciation rights. However, we will, generally, be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the participant.

Section 162(m). Section 162(m) limits to $1 million the deduction a public company may claim in any year for compensation to any of certain key officers. There are a number of exceptions to this deduction limitation, including an exception for qualifying performance-based compensation. Awards under the Incentive Plan may be designed, at the discretion of the CCG Committee, with the intention to be eligible for this performance-based exception.

Section 409A. Awards held by participants that are subject to, but fail to comply with, Section 409A are subject to a penalty tax of 20% in addition to ordinary income tax, as well as to interest charges and, potentially, state-level penalties. In addition, the failure to comply with Section 409A may result in an acceleration of the timing of income inclusion in respect of awards for income tax purposes. Awards granted under the Incentive Plan are intended to be exempt from or comply with the rules of Section 409A and will be administered accordingly. The CCG Committee intends to administer any award resulting in a deferral of compensation subject to Section 409A consistent with the requirements of Section 409A to the maximum extent possible, as determined by the CCG Committee.

This summary is not a complete description of the U.S. Federal income tax aspects of the Incentive Plan. Moreover, this summary relates only to Federal income taxes; there may also be Federal estate and gift tax consequences associated with the Incentive Plan, as well as foreign, state and local tax consequences.

New Plan Benefits

The future benefits or amounts that would be received under this amendment to the Incentive Plan are discretionary and are therefore not determinable at this time. Similarly, the benefits or amounts which would have been received by or allocated to executive officers and our other employees for the last completed fiscal year if this amendment to the Incentive Plan had been in effect cannot be determined. For more information about awards granted in FY16 to the NEOs, see “Compensation of Executive Officers—Grants of Plan-Based Awards.” For more information about awards granted in FY16 to our outside directors, see “Director Compensation.”

The Board unanimously recommends that you vote “FOR” the approval of the Amended and Restated 2007 Equity and Incentive Plan.

PROPOSAL 5

APPROVAL OF THE AMENDED AND RESTATED 2007 EMPLOYEE STOCK PURCHASE PLAN

In February 2017, the Board, based on the recommendation of the CCG Committee, approved amendments to the 2007 Employee Stock Purchase Plan (the “Purchase Plan”), subject to stockholder approval at the Annual Meeting, to (i) increase the number of shares of Class A Stock authorized for issuance under the Purchase Plan by 9,000,000, (ii) increase the deadline for employees to withdraw from the Purchase Plan from 15 days to 31 days, or such other number of days as the CCG Committee determines, prior to a purchase date and (iii) make other clarifying changes, technical corrections and non-substantive modifications.

Reasons for the Amendments

We adopted the Purchase Plan to offer employees of VMware and eligible subsidiaries the opportunity to purchase shares of Class A Stock at a discounted price as an incentive for continued employment. The Purchase Plan also provides eligible employees with the opportunity to become VMware stockholders and participate in our success, which aligns the interests of participating employees with those of stockholders. As of March 1, 2017, there were 622,895 shares of Class A Stock available for future purchase under the Purchase Plan. Additional shares of Class A Stock are needed for use in the Purchase Plan so that it can continue to be used as a benefit to attract and retain employees. In reaching its decision regarding the appropriate number of shares of Class A Stock by which to increase the Purchase Plan share reserve, the CCG Committee considered a number of factors, including historical purchases under the Purchase Plan, the percentage of the Company’s outstanding shares represented by the share reserve, forecasts of expected share utilization and the expected length of time before the share reserve is depleted.

The purpose of amending the Purchase Plan to increase the deadline for employees to withdraw from the Purchase Plan from 15 days to 31 days, or such other number of days as the CCG Committee determines, prior to the next purchase date applicable to any particular Option Period (as defined below) is to minimize employee confusion during the enrollment period for the next Option Period by minimizing any overlap with the period for withdrawing from the current Option Period.

Our forecast indicates that the addition of 9,000,000 shares of Class A Stock will allow continued employee participation for at least two years, although the actual number of shares utilized will depend on a variety of factors, including our headcount growth rate, employee participation levels and our stock price. If these amendments to the Purchase Plan are not approved by the stockholders, the Board will suspend future employee participation in the Purchase Plan and employee contributions for the current Purchase Period (as defined below) will need to be refunded to the extent that the Purchase Plan lacks sufficient shares for all participants to exercise their current options under the Purchase Plan. The proceeds received by VMware from the sale of Class A Stock under the Purchase Plan are used for the general corporate purposes of VMware.

Summary of the Purchase Plan

The following is a summary of the material terms and conditions of the Purchase Plan, as amended. This summary, however, does not purport to be a complete description of all provisions of the Purchase Plan and is qualified in its entirety by reference to the full text of the Purchase Plan, which is attached to this proxy statement as Appendix B and is marked to show all proposed changes (additions are underlined and deletions are struck through).

Up to 14,300,000 shares of Class A Stock are currently authorized for issuance under the Purchase Plan. If the proposed amendment is approved by the stockholders at the Annual Meeting, an additional 9,000,000 shares of Class A Stock will be available for issuance under the Purchase Plan for a total of 23,300,000 shares of Class A Stock.

As of March 1, 2017, 622,895 shares of Class A Stock were available for future purchases under the Purchase Plan. As of March 1, 2017, approximately 20,000 employees were eligible to participate in the Purchase Plan, and approximately 12,550 employees were participating. The closing price of the Class A Stock on the NYSE on March 1, 2017 was $90.76.

Eligibility. Currently, any individual who has completed two or more months of continuous service at VMware (or any eligible and participating subsidiary) and whose customary employment is more than 20 hours a week and more than five months in any calendar year is eligible to participate in the Purchase Plan, subject to the limitations described below under “—Special Limitations.” Individuals employed outside the United States are subject to similar eligibility restrictions, unless prohibited by the laws of the jurisdiction in which they are employed. Employees participate in the Purchase Plan by electing payroll deductions that accumulate to purchase shares of Class A Stock at a discount. Non-employee directors are not eligible to participate in the Purchase Plan.

Employees (including employee directors and executive officers) are eligible to participate in the Purchase Plan. Accordingly, each employee member of the Board, each executive officer and each person who previously served as an executive officer during FY16 and remains employed by VMware has an interest in this proposal.

Option Periods. Shares of Class A Stock are offered through the Purchase Plan through a series of successive option periods established by the Board, not to exceed 27 months. Currently, each option period commencing under the Purchase Plan (each, an “Option Period”) is approximately 12 months in duration and is divided into two consecutive approximately six-month option periods at the end of which purchases are made (each, a “Purchase Period”). We are in the process of transitioning from Purchase Periods beginning on February 1 and August 1 of each year to Purchase Periods beginning on March 1 and September 1 of each year as a result of our recent change of fiscal year. Purchase Periods commencing after July 31, 2017 will end on February 28 and August 31 of each year, subject to adjustment by the CCG Committee.

Purchase Price and Amount of Stock Purchased. When a participant enrolls in the Purchase Plan, the participant receives an option to purchase shares of Class A Stock on the last day of each upcoming Purchase Period at the lower of 85% of the fair market value of the shares on the offering date (the first business day of the Option Period) or the purchase date. The number of shares of Class A Stock a participant will be able to purchase will generally be equal to the payroll deductions during the Purchase Period, divided by the purchase price per share, subject to the limitations described below in “—Special Limitations.”

If the number of shares of Class A Stock available in any Option Period under the Purchase Plan is otherwise insufficient to fully exercise the options based on participants’ accumulated payroll deductions, the number of shares of Class A Stock each participant is entitled to purchase will be proportionately reduced, and the remaining cash balance in each participant’s contribution account will be returned to such participant.

Payroll Deductions and Withdrawal. Options are exercisable at the end of each Purchase Period through accumulations of payroll deductions. The amount of payroll deduction is determined by each eligible employee. Eligible employees can select payroll deduction rates in 1% increments from 2% to 15% of their compensation (subject to a maximum of $7,500, pro-rated for longer or shorter periods) each Purchase Period. No interest accrues on payroll deductions. After an eligible employee enrolls in the Purchase Plan, the employee is automatically enrolled in subsequent Option Periods unless the employee actively withdraws. A participant may withdraw from any Option Period up to 31 days, or such other number of days as the CCG Committee determines, before the end of the applicable Purchase Period, and upon such cancellation, all accumulated payroll deductions in the participant’s contribution account will be returned. For purposes of the Purchase Plan, compensation generally includes base salary, bonuses, commissions and overtime pay.

If a participant’s employment is terminated for any reason prior to the end of a Purchase Period, no stock will be purchased, and all accumulated payroll deductions will be returned to the participant (or to the participant’s legal representative in the event of the participant’s death). Additionally, nothing in the Purchase Plan grants eligible employees the right to be retained in the services of VMware.

If a participant holds any option under the Purchase Plan at the time of his or her death, his or her legal representative may, pursuant to a written request delivered on or before the date such option is exercisable, elect either (i) to cancel any such option and receive in cash the balance in the participant’s contribution account, or (ii) to have the balance in the withholding account applied as of the last day of the Purchase Period to the exercise of such option, and have the balance, if any, in excess of the total purchase price of the whole shares of Class A Stock returned in cash.

Special Limitations. The Purchase Plan imposes certain limitations upon a participant’s right to acquire VMware’s Class A Stock, including the following:

•

A participant is ineligible to receive an option pursuant to the Purchase Plan if, immediately after the grant of such option, the participant would be deemed under section 423 or 424 of the Code to own 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates;

•	A participant cannot be granted options to purchase more than $25,000 worth of Class A Stock (valued at the time each option is granted) in any calendar year;

•	A participant cannot be granted options to purchase more than 750 shares of Class A Stock under the Purchase Plan in any Purchase Period, pro-rated for longer or shorter periods; and

•	A participant’s accumulated payroll deductions cannot exceed $7,500 in any Purchase Period, pro-rated for longer or shorter periods, or $15,000 per a calendar year, less any rollover amounts.

Special Provisions Applicable to International Employees. The Purchase Plan is generally intended to provide eligible employees of VMware’s eligible foreign subsidiaries with the opportunity to participate in the Purchase Plan in a manner that is intended to qualify under Code Section 423. However, the Purchase Plan also authorizes the establishment of alternative terms and conditions to facilitate participation in the Purchase Plan by eligible employees residing outside the United States in a manner that does not comply with Code Section 423 if necessary or desirable to achieve tax, securities law or other objectives or as necessary to comply with local laws, regulations or rules.

Transferability. Awards granted under the Purchase Plan are not transferable except by will or the laws of descent and distribution.

Changes in Capitalization. In the event of any change to our outstanding Class A Stock, such as a recapitalization, stock split, merger in which we are the surviving corporation or similar event, the aggregate number of shares of Class A Stock available under the Purchase Plan and other relevant provisions of the Purchase Plan will be appropriately adjusted. If we sell substantially all of our assets or merge with another corporation and are not the surviving corporation, the Board may designate a date for the open Option Periods to terminate and allow each participant to purchase shares of Class A Stock with accumulated payroll deductions or, if there is a surviving corporation, the Board may arrange for equivalent option to be substituted by the successor corporation. Otherwise, prior to the effective date of the merger or sale, the participant’s accumulated payroll deductions will be returned and all outstanding options will terminate.

Administration, Amendment and Termination. The Board or a committee of the Board (currently the CCG Committee) administers the Purchase Plan, makes determinations regarding all questions arising thereunder, and adopts, administers and interprets such rules and regulations relating to the Purchase Plan as it deems necessary or advisable. The Board may generally amend or terminate the Purchase Plan at any time. However, the Board must obtain stockholder approval for any amendment to the Purchase Plan that increases the number of shares of Class A Stock issuable under the Purchase Plan, reduces the option price of outstanding options or the price at which options can be granted, or modifies the requirements for eligibility to participate in the Purchase Plan.

U.S. Federal Income Tax Information. The following information is a general summary of some of the current federal income tax consequences of the Purchase Plan to U.S. based participants and to VMware. Tax laws may change, and actual tax consequences will depend on a participant’s individual circumstances as well as foreign, state and local tax laws. VMware encourages all participants to seek tax advice when they participate in the Purchase Plan. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Tax Treatment of U.S. Participants. Participants will not recognize income when they enroll in the Purchase Plan or when they purchase shares of Class A Stock. All tax consequences are deferred until the participant disposes of the shares of Class A Stock. If the participant holds the shares for one year or more after the purchase date and two years or more after the offering date, or if the participant dies while owning the shares, the participant will generally recognize ordinary income when disposing of the shares equal to the difference between the purchase price and the fair market value of the shares on the date of disposition, or 15% of the fair market value of the shares on the offering date, whichever is less. Any additional gain will be taxed as long-term capital gain. If the shares of Class A Stock are sold for less than the purchase price, there is no ordinary income, but the participant will have a long-term capital loss for the difference between the purchase price and the sale price. If a participant disposes of the shares less than one year after the purchase date or less than two years after the offering date, the participant will generally have ordinary income equal to the difference between the purchase price and the fair market value on the purchase date. The difference between the sale price and the fair market value on the purchase date will be a capital gain or loss.

Tax Treatment of VMware. When a participant recognizes ordinary income by disposing of shares before the one-year or two-year holding period ends, we will generally be entitled to a tax deduction in the amount of the ordinary income.

New Plan Benefits

Participation in the Purchase Plan is voluntary and each eligible employee will make his or her own decision whether and to what extent to participate in the Purchase Plan. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the Purchase Plan.

The Board unanimously recommends that you vote “FOR” the approval of the Amended and Restated 2007 Employee Stock Purchase Plan.

PROPOSAL 6

APPROVAL OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE MORE FLEXIBILITY WITH RESPECT TO CLASS B COMMON STOCK, TO DELETE CERTAIN OBSOLETE PROVISIONS AND TO EFFECT CERTAIN OTHER CLARIFYING CHANGES

General

On February 17, 2017, the Board declared advisable and adopted, subject to stockholder approval, an amended and restated certificate of incorporation that reflects a number of changes and clarifications as described below (as amended, the “New Certificate” or “Amended and Restated Certificate of Incorporation”). If the New Certificate is approved by the stockholders, it will become effective upon filing with the Secretary of State of the State of Delaware, which we expect to do as soon as practicable after the Annual Meeting assuming stockholders approve the New Certificate.

Reasons for and Effect of the Proposed Changes

The New Certificate is designed to (1) provide more flexibility to the Company in the event Class B Stock is distributed to public shareholders and the Company subsequently determines that it wishes to obtain a stockholder vote to convert the shares of Class B Stock into shares of Class A Stock, (2) delete certain obsolete provisions relating to our IPO and (3) effect certain other clarifying changes as summarized below, including addressing a definitional change necessitated by the Dell Acquisition.

Summary of the Proposed Changes

The following is a summary of the proposed amendments contained in the New Certificate. It is qualified in its entirety by reference to the full text of the New Certificate, which is attached to this proxy statement as Appendix C and is marked to show all proposed changes (additions are underlined and deletions are struck through). The New Certificate:

•

defines the terms “transfer” and “Pledge” and makes other technical changes in order to provide more clarity regarding the circumstances under which shares of Class B Stock convert into Class A Stock prior to the date of a Distribution (as defined in the New Certificate);

•

allows the Company, following a Distribution, to submit for stockholder approval a proposal to convert all outstanding shares of Class B Stock into shares of Class A Stock if the Company receives an opinion of counsel satisfactory to EMC (currently the sole holder of Class B Stock), in its sole and absolute discretion, to the effect that that such conversion will not affect the intended tax treatment of the Distribution and details the scope of EMC’s discretion, which applies to the determination as to whether to accept either an opinion of counsel or a private letter ruling from the Internal Revenue Services, as contemplated by the current amended and restated certificate of incorporation;

•

clarifies that any outstanding shares of Class B Stock that are not distributed in a Distribution will be automatically converted into an equal number of shares of Class A Stock upon such Distribution; and

•

amends the term “Distribution” to reflect the fact that EMC was acquired by, and is now an indirect wholly owned subsidiary of, Dell and to reflect the intent of the current amended and restated certificate of incorporation that the term Distribution should refer to the tax-free distribution of shares to unaffiliated stockholders.

The New Certificate also deletes certain obsolete provisions relating to our IPO (see Sections A(v) and B(ii) of Article VI and Sections D and E of Article VII), effects certain other clarifying changes and makes other technical corrections and non-substantive modifications (see Section C(vi)(b) of Article IV, Sections D and E of Article VII and Section D of Article X).

The Board unanimously recommends that you vote “FOR” the approval of the Amended and Restated Certificate of Incorporation.

PROPOSAL 7

RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

We are asking our stockholders to ratify the selection by the Audit Committee of PwC as our independent auditor for the fiscal year ending February 2, 2018.

PwC, an independent registered public accounting firm, has served as our independent auditor since December 2002. We expect that representatives of PwC will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions. PwC is also the independent auditor of Dell, our ultimate parent and controlling stockholder. We are required by the Master Transaction Agreement we entered into with EMC (which was acquired by Dell) at the time of our IPO to use our reasonable best efforts to use the same independent registered public accountant selected by EMC until such time as EMC is no longer required to consolidate our results of operations and financial position, determined in accordance with GAAP consistently applied. For further information, see “Transactions with Related Persons.”

Although ratification by the stockholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the stockholders as a matter of good corporate governance. In the event the stockholders fail to ratify the appointment of PwC, the Audit Committee will consider this factor when making any determinations regarding PwC. Even though your vote is advisory and therefore will not be binding on the Company, the Audit Committee and the Board value the opinions of our stockholders.

The Board unanimously recommends that you vote “FOR” the ratification of the selection of PwC as our independent auditor for the fiscal year ending February 2, 2018.

Pre-Approval of Audit and Non-Audit Services

During FY16, the Audit Committee approved all audit, review and attest services performed by PwC.

In accordance with the Audit Committee’s pre-approval policy, the Audit Committee pre-approves permissible non-audit services and audit, review or attest engagements. The Audit Committee has delegated to its Chair the authority to pre-approve any specific non-audit service that was not previously pre-approved by the Audit Committee. Any decisions of the Chair to pre-approve non-audit services are then presented to the Audit Committee at its next scheduled meeting. During FY16, the Audit Committee pre-approved all non-audit services in accordance with this policy.

For the fiscal years ended December 31, 2016 and December 31, 2015, fees for services provided by PwC were as follows:

	Audit Fees(1) ($)	Audit Related Fees(2) ($)	Tax Fees(3) ($)	All Other Fees(4) ($)
2016(5)	5,992,183	1,438,687	2,261,189	64,226
2015(6)	5,286,288	1,643,420	1,719,504	165,235

(1)	Includes fees in connection with the audit of our financial statements and internal control over financial reporting, review of interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)	Includes fees in connection with acquisition-related support and other technical, financial reporting and compliance services.
(3)	Includes fees in connection with tax compliance and tax consulting services.
(4)	Includes fees principally for subscriptions to PwC’s web-based research program, training courses and conferences.
(5)	Based on accrued and current estimates of fees for unbilled services.
(6)	The prior-year tax fees have been adjusted to represent actual billings that were received in FY16 related to services that were underestimated during FY15.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding our equity compensation plans, including the Incentive Plan and Purchase Plan, as of December 31, 2016. Only shares of Class A Stock may be issued under these plans.

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights (a)		Weighted-Average Exercise Price Per Share Of Outstanding Options, Warrants And Rights (b)	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a)) (c)
Equity compensation plans approved by security holders	24,037,418	(1)(2)	$67.93(3)	13,464,485(4)
Equity compensation plans not approved by security holders	—		—	—
Total:	24,037,418		$67.93	13,464,485

(1)	Includes 2,071,018 shares subject to outstanding options, 20,424,116 shares of Class A Stock subject to outstanding RSUs and 1,542,284 shares subject to outstanding PSUs (assuming achievement of the maximum performance).

Excludes shares assumed under:

•	the B-Hive Networks, Inc. 2006 Israeli Stock Option Plan (the “B-Hive 102 Plan”) in connection with our acquisition of B-Hive Networks, Inc. in July 2008; and

•	the SpringSource Global, Inc. 2007 Equity Incentive Plan (the “SpringSource US Plan”) in connection with our acquisition of SpringSource Global, Inc. (“SpringSource”) on September 15, 2009.

Also excludes 4,375 shares subject to restricted stock awards issued under the Incentive Plan.

Each of the acquired company plans referenced above was terminated in connection with the acquisition as to any future awards but still continues to govern the existing options granted thereunder. As of December 31, 2016, the options outstanding under each acquired company plan, as well as the weighted-average exercise prices of the options outstanding under each such plan, are set forth in the following table.

Plan Name	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price ($)
B-Hive 102 Plan	90	48.89
SpringSource US Plan	5,745	4.17
(2)	Includes 785,497 shares issuable pursuant to equity awards outstanding under the Incentive Plan that were granted in substitution for outstanding grants of companies that we have acquired (the “Substitution Grants”). The Incentive Plan provides that the number of shares reserved for issuance under the Incentive Plan will be increased by the corresponding number of outstanding equity grants assumed or substituted for in connection with mergers and similar transactions. Substitution Grants typically remain subject to the terms that governed the grants when initially awarded by the acquired companies. When VMware makes Substitution Grants, VMware does not assume the stock plans of such acquired companies and does not make additional grants under such plans.
(3)	Represents the weighted-average exercise price of outstanding options under the Incentive Plan and is calculated without taking into account the 21,966,400 shares of Class A Stock subject to outstanding RSUs and PSUs that become issuable as those units vest, without any cash consideration or other payment required for such shares.
(4)	Represents the number of securities remaining available for issuance under the Incentive Plan and the Purchase Plan.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information, as of March 1, 2017, about the beneficial ownership of Class A Stock and Class B Stock by (1) Dell, (2) each person who is known by us to own beneficially more than 5% of either class of our common stock, (iii) each of our directors and nominees for director, (iv) each of our NEOs and (v) all directors and executive officers of VMware as a group.

Applicable percentage ownership is based on 109,223,400 shares of Class A Stock and 300,000,000 shares of Class B Stock outstanding as of March 1, 2017. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options, warrants, rights or conversion privileges related to securities beneficially owned by that person that are currently exercisable or exercisable within 60 days of March 1, 2017. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o VMware, Inc., 3401 Hillview Avenue, Palo Alto, California, 94304.

Name of Beneficial Owner	Class A Shares Beneficially Owned(1) (#)	Outstanding Class A Shares (%)		Class B Shares Beneficially Owned (#)	Outstanding Class B Shares (%)		Total Vote(2) (%)
Principal Stockholders:
Dell Technologies Inc.(3)	36,788,652	33.7		300,000,000	100		97.7
Michael Dell*(4)	36,788,652	33.7		300,000,000	100		97.7
SLP investment funds(5)	36,788,652	33.7		300,000,000	100		97.7
Other 5% Beneficial Owners:
Dodge & Cox(6)	9,474,478	8.7		—	*	*	*	*
Other Directors and Executive Officers:
Anthony Bates*	5,100	*	*	—	*	*	*	*
Michael Brown(7)	50,025	*	*	—	*	*	*	*
Donald Carty	5,515	*	*	—	*	*	*	*
Jonathan Chadwick(8)	90,389	*	*	—	*	*	*	*
Egon Durban*	—	*	*	—	*	*	*	*
Karen Dykstra	4,846	*	*	—	*	*	*	*
Patrick Gelsinger(9)	325,080	*	*	—	*	*	*	*
Paul Maritz	27,221	*	*	—	*	*	*	*
Sanjay Poonen(10)	205,812	*	*	—	*	*	*	*
Rangarajan (Raghu) Raghuram(11)	167,191	*	*	—	*	*	*	*
Rajiv Ramaswami(12)	40,888	*	*	—	*	*	*	*
Zane Rowe	10,562	*	*	—	*	*	*	*
Paul Sagan	8,985	*	*	—	*	*	*	*
All directors and executive officers as a group (15 persons)(13)	37,704,277	34.4		300,000,000	100		97.7

*	Nominee for director
**	Represents less than 1%

(1)	All amounts shown in this column include shares obtainable upon exercise of stock options currently exercisable or exercisable within 60 days of March 1, 2017 and shares underlying RSUs vesting within 60 days of March 1, 2017. In addition to the amounts shown, each share of Class B Stock may be converted to one share of Class A Stock upon election of the holder. To our knowledge, except as noted above, no other person or entity is the beneficial owner of more than 5% of either the Class A Stock or the Class B Stock.
(2)	Percentage of total voting power represents voting power with respect to all shares of Class A Stock and Class B Stock, as a single class, calculated on the basis of 10 votes per share of Class B Stock and one vote per share of Class A Stock. Each holder of Class B Stock is entitled to 10 votes per share of Class B Stock, and each holder of Class A Stock is entitled to one vote per share of Class A Stock on all matters submitted to our stockholders for a vote, with the exception of the election of Class I, Group II directors, in which Class A Stock and Class B Stock are each entitled to one vote per share. Additionally, following a Distribution, (i) Class B stockholders are entitled to only one vote per share on any proposal to require the conversion of all then-outstanding shares of Class B Stock to Class A Stock; and (ii) Class B stockholders may not vote in elections for the Board without obtaining the prior consent of the Board if they have acquired 10% or more of the then-outstanding shares of Class B Stock other than through the Distribution and do not also hold an equivalent percentage of shares of the then-outstanding Class A Stock, in each case as further set forth in our certificate of incorporation.
(3)

As of March 1, 2017, EMC is the holder of record of 300,000,000 shares of Class B Stock and 35,139,359 shares of Class A Stock reported as held by Dell, and EMC Equity Assets LLC, a direct wholly owned subsidiary of EMC, is the holder of record of 1,649,293 of the shares of Class A Stock reported as held by Dell. Following our April 5, 2017 repurchase of Class A Stock, EMC directly or indirectly holds 34,089,448 shares, or approximately 31.9%, of the outstanding Class A Stock and all of the outstanding Class B Stock, representing approximately 97.7% of the combined voting power of our common stock. EMC is indirectly wholly owned by Dell through its directly and indirectly held wholly owned subsidiaries, consisting of Denali Intermediate Inc., a Delaware corporation, and Dell Inc., a Delaware corporation. Dell, and each such subsidiary in the chain of subsidiaries through which Dell owns EMC (collectively, the “Dell Entities”), by reason of its ownership of the voting securities of the subsidiary below it in the chain, has the right to elect or appoint the members of the governing body of that subsidiary and, therefore, to direct the management and policies of that subsidiary. As a result, each Dell Entity shares, or has the right to acquire, voting and investment power over the Class A Stock and Class B Stock held of record by EMC and by EMC Equity Assets LLC. As of March 1, 2017, EMC has pledged 77,033,442 shares of outstanding Class B Stock owned by it to certain financial institution lenders to secure indebtedness incurred to finance the Dell Acquisition that was completed in September 2016. The address for each of EMC and Dell is c/o Dell Inc., One Dell Way, Round Rock, Texas, 78682.
(4)	As described in this proxy statement, Mr. Dell is the Chairman and CEO of Dell. Mr. Dell beneficially owns voting securities of Dell representing a majority of the voting power of all voting securities of Dell and has the power to elect directors who control a majority of the total votes entitled to be cast on the Dell board of directors. As a result, Mr. Dell may be deemed to be the beneficial owner of all of the shares of Class A Stock and Class B Stock beneficially owned by Dell. Mr. Dell’s address is c/o Dell Inc., One Dell Way, Round Rock, Texas, 78682.
(5)	The SLP investment funds consist of Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P. and SLP Denali Co-Invest, L.P. The SLP investment funds have the right, under an agreement with Dell and other Dell stockholders, to approve the sale by Dell or specified subsidiaries of Dell of any shares of Class A Stock and Class B Stock held by them. As a result, the SLP investment funds may be deemed to share beneficial ownership of all of the shares of Class A Stock and Class B Stock beneficially owned by Dell. The general partner of each of Silver Lake Partners III, L.P. and Silver Lake Technology Investors III, L.P. is Silver Lake Technology Associates III, L.P., and the general partner of Silver Lake Technology Associates III, L.P. is SLTA III (GP), L.L.C. The general partner of SLP Denali Co-Invest, L.P. is SLP Denali Co-Invest GP, L.L.C. and the managing member of SLP Denali Co-Invest GP, L.L.C. is Silver Lake Technology Associates III, L.P. The general partner of each of Silver Lake Partners IV, L.P. and Silver Lake Technology Investors IV, L.P. is Silver Lake Technology Associates IV, L.P., and the general partner of Silver Lake Technology Associates IV, L.P. is SLTA IV (GP), L.L.C. The managing member of SLTA III (GP), L.L.C. and SLTA IV (GP) L.L.C. is Silver Lake Group, L.L.C. The managing members of Silverlake Group, L.L.C. are Michael Bingle, James Davidson, Egon Durban, Kenneth Hao and Gregory Mondre. The address for each of the SLP investment funds and other entities named above is 2775 Sand Hill Road, Suite 100, Menlo Park, California, 94025.
(6)	Based solely upon a Schedule 13G filed with the SEC on February 14, 2017 by Dodge & Cox. The address for Dodge & Cox is 555 California Street, 40th Floor, San Francisco, California, 94104.
(7)	Includes 6,000 shares of Class A Stock subject to options exercisable within 60 days of March 1, 2017.
(8)	Mr. Chadwick resigned his position as CFO, COO and Executive Vice President, effective as of March 1, 2016. Mr. Chadwick remained employed with VMware in a non-executive officer capacity until April 1, 2016. The information for Mr. Chadwick is based on information available to VMware as of his termination date and may not reflect current beneficial ownership as of March 1, 2017.
(9)	Includes 156,483 shares of Class A Stock subject to options exercisable within 60 days of March 1, 2017 and 4,942 shares of Class A Stock issuable under RSUs that will vest within 60 days of March 1, 2017.
(10)	Includes 171,945 shares of Class A Stock subject to options exercisable within 60 days of March 1, 2017.
(11)	Includes 48,261 shares of Class A Stock subject to options exercisable within 60 days of March 1, 2017 and 1,582 shares of Class A Stock issuable under RSUs that will vest within 60 days of March 1, 2017.
(12)	Includes 40,767 shares of Class A Stock issuable under RSUs that will vest within 60 days of March 1, 2017.
(13)	Includes 411,460 shares of Class A Stock subject to options exercisable within 60 days of March 1, 2017 that are held by all executive officers and directors as a group and 63,614 shares of Class A Stock issuable under RSUs that will vest within 60 days of March 1, 2017. Does not include shares beneficially owned by Mr. Chadwick.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section (“CD&A”) discusses the compensation programs and policies for our NEOs. The CD&A also provides an overview of the CCG Committee and its role in the design and administration of these programs and policies and its role in making specific compensation decisions for our NEOs.

Executive Summary

Objectives of our Executive Compensation Program

The objectives of our executive compensation program are to:

•	motivate our executives to achieve our strategic, operational and financial goals

•	reward superior performance

•	attract and retain exceptional executives

•	reward behaviors that result in long-term increased stockholder value

To achieve these objectives, we have implemented and maintain compensation plans that tie a substantial portion of our executive compensation to the achievement of pre-determined performance goals and increases in total stockholder return. As detailed below, our pay mix is balanced among base salary, short-term performance cash bonus awards and equity compensation. We may adopt other arrangements from time to time to best meet our compensation objectives.

Executive Compensation Highlights

	What We Do		What We Do Not Do

✓	94% of CEO’s target compensation is in the form of incentive-based compensation, with 84% tied to stock price performance	✓	No employment agreements

✓	At least half of NEO target cash compensation opportunity is in the form of cash incentive bonuses that are funded on the basis of quantitative financial results	✓	No guaranteed bonuses

✓	PSUs constitute 50% of total target value of long-term incentive compensation equity mix for the CEO and CFO	✓	No excessive perquisites or tax gross-ups

✓	Ongoing PSU Plans utilize a three-year performance period	✓	No single-trigger severance upon change-in-control

✓	Below-target performance in incentive plans results in disproportionately lower payouts	✓	No hedging transactions allowed

✓	Independent compensation consultant is engaged by our CCG Committee to review executive compensation

✓	Clawback provisions enable recovery of performance bonuses and gains on equity awards

Fiscal Year 2016 Summary

•

Pay-for-performance yielded above-target annual incentive bonus plan and PSU payouts in alignment with corporate financial results and stockholder returns. Our incentive plans focused on revenue, non-GAAP operating margin and license and hybrid cloud Software-as-a-Service (“SaaS”) revenue metrics, which we believe investors focus on in evaluating our performance. In FY16, we exceeded targets for each of these metrics, and total stockholder return increased by 39% from the end of fiscal year 2015 (“FY15”).

•

Adjusted performance-based incentive plans to diversify performance metrics and reduce weighting of personal objectives (“MBO”) element. We replaced three-year revenue growth in our FY16 PSU Plan with three-year average growth in non-GAAP operating income in order to add diversity to our inventory of performance metrics by including a measure of long-term growth in profitability. In addition, we reduced the funding of the MBO component of our semi-annual executive bonus plan from 1.5 times the plan funding level in FY15 to 1.25 times the plan funding level in FY16 to increase the focus on achievement of corporate financial metrics as the primary driver of plan funding.

•

Performed well despite the uncertainty triggered by a change in control of our controlling stockholder and positioned the Company to achieve potential benefits from our relationship with Dell, our new controlling stockholder. In FY16, our controlling stockholder, EMC, was acquired by Dell. Our leadership team successfully piloted the Company through this transition period while maintaining and expanding the Company’s partner ecosystem, engaging in new strategic alliances and achieving financial goals and business objectives while working with Dell’s leadership team to realize synergies through Dell’s worldwide marketing and sales channels.

•

Navigated executive transitions and realigned the Company to achieve growth through its new strategy. During FY16, we replaced two senior executives: our long-tenured President and COO and our CFO and COO. We also realigned our executive leadership overseeing product development to better drive our expanded focus on delivery of hybrid cloud and software-as-a-service based solutions. We implemented an operating and organizational model that consolidated engineering and product development under two COOs whose charter is the delivery of on-premises and hybrid-cloud based products and cloud services; and we aligned our go-to-market functions under a COO of customer operations.

Current Fiscal Year Plan Design Update

•

Lengthened non-equity incentive plan from semi-annual to annual performance period. Effective for the current year, which we are referring to as fiscal year 2018 (“FY18”) as a result of our realigned financial calendar, NEOs will participate in a non-equity incentive plan that reflects an annual performance period with annual goals and an annual payout opportunity. This replaces the plan design that had been in place in FY16 which featured semi-annual performance periods, semi-annual goals and semi-annual payouts. In making this design change, the CCG Committee took into consideration alignment with the Company’s annual operating plan as well as peer and governance best practices.

Advisory Vote on NEO Compensation

We conducted our annual non-binding advisory Say-on-Pay vote at our 2016 Annual Meeting held on May 26, 2016. Our stockholders demonstrated strong support for our executive compensation program, with over 99% of the total votes cast in support of our executive compensation program. In light of this strong support of our executive compensation practices and plans, we have maintained our existing compensation philosophy, which is focused on delivering compensation that rewards performance and helps to achieve the objectives of our executive compensation program described above, including attracting and retaining exceptional executives.

We have determined that our stockholders should vote on a Say-on-Pay proposal each year. Accordingly, the Board recommends that you vote FOR Proposal 2 regarding say-on-pay and vote for ONE YEAR frequency in Proposal 3 regarding the frequency of the Say-on-Pay vote at the Annual Meeting. For more information, see “Proposal 2 —Advisory Vote to Approve Named Executive Officer Compensation” and “Proposal 3—Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation.”

NEOs

Our NEOs for FY16 set forth in this proxy statement are:

Patrick Gelsinger	CEO
Zane Rowe(1)	CFO and Executive Vice President
Jonathan Chadwick(2)	Former CFO, COO and Executive Vice President
Sanjay Poonen(3)	COO, Customer Operations
Rangarajan (Raghu) Raghuram(4)	COO, Products and Cloud Services
Rajiv Ramaswami(5)	COO, Products and Cloud Services

(1)	Mr. Rowe commenced employment effective February 26, 2016 and was appointed CFO effective March 1, 2016.
(2)	Mr. Chadwick resigned from his executive officer position effective March 1, 2016 and his last day as an employee of VMware was April 1, 2016.
(3)	Prior to his promotion effective October 26, 2016, Mr. Poonen’s title was Executive Vice President and General Manager, End-User Computing and Head of Global Marketing.
(4)	Prior to his promotion effective October 26, 2016, Mr. Raghuram’s title was Executive Vice President, Software-Defined Data Center Division.

(5)	Mr. Ramaswami commenced employment effective April 1, 2016 with the title Executive Vice President & General Manager, Networking & Security Business Unit and was appointed COO, Products and Cloud Services effective October 26, 2016, at which time he became an “executive officer” (as defined by Rule 3b-7 of the Exchange Act) of the Company.

Corporate Performance During FY16

Our executive compensation programs are designed to reward strong corporate performance and align the executive compensation opportunity with stockholder interests. Accordingly, our compensation decisions reflect both our performance and our outlook.

During FY16, the Company achieved financial and operational results that contributed to our stock price increasing from $56.57 on December 31, 2015 to $78.73 on December 31, 2016. In addition, after our fourth quarter results for FY16 were announced on January 26, 2017, our stock price increased to a closing price of $87.16 on the following trading day. Some of our FY16 highlights include:

•

Delivered positive financial results. VMware’s executive team remained focused on driving financial and operational results for VMware’s stockholders, as revenue, non-GAAP operating margin and license revenue each continued to increase year over year.

Financials	FY16	FY15
Revenue ($M)(1)	$7,093	$6,647	+7%
Non-GAAP operating margin	32.3%	31.8%	+0.5%
Non-GAAP operating income ($M)	$2,294	$2,114	+9%
License revenue ($M)	$2,794	$2,720	+3%
Unearned revenue balance(2) ($M)	$5,624	$5,076	+11%

(1)	Revenue figure for FY16 is GAAP and revenue figure for FY15 is non-GAAP. For a reconciliation of our non-GAAP revenue and operating margin to GAAP revenue and operating margin, respectively, see “Appendix D.”
(2)	Balance as of fiscal year end.

•

Introduced our cross-cloud strategy to address our customers’ evolving IT requirements and position us for continued growth. In FY16, we announced refinements to our strategy to bolster our growth in the mobile-cloud era. We identified how we would continue to grow our business in the software-defined data center and address market opportunities through our cross-cloud initiative, designed to build and deliver products and services that will enable customers to run applications across vSphere-based private, public and hybrid cloud environments, thereby furthering our strategic priority of integrating public clouds. During FY16, IBM became our first vCloud Air Network partner to provide our Cloud Foundation as-a-service offering, and we announced a strategic alliance with Amazon Web Services to deliver a future offering known as “VMware Cloud on AWS.”

•

Achieved operational objectives. In FY16, we achieved key business objectives intended to position the Company for future growth. We continued to scale our software-defined networking and security business, we introduced an integrated containers solution for our flagship vSphere product line and we expanded our software-defined storage and hyper-converged infrastructure offerings. Additionally, we continued to grow our leadership in the enterprise mobility management space while achieving objectives in engaging with our partner ecosystem, developers and the open-source community.

•	Returned capital to investors. In FY16, we returned $1.575 billion to our stockholders in the form of share repurchases.

Alignment of Corporate Performance and Incentive Compensation During FY16

During FY16, our NEOs were eligible to participate in both a semi-annual incentive plan and in PSU plans. In the case of the PSU plans, FY16 was a performance period in three overlapping multi-year PSU plans—our fiscal year 2014 (“FY14”) PSU Plan, which paid out based on performance during FY15 and FY16; our FY15 PSU Plan, which pays out based on performance during FY15, FY16 and FY18; and our FY16 PSU Plan, which pays out based on performance during FY16, FY18 and fiscal year 2019 (“FY19”). Each PSU plan includes performance tranches for individual fiscal years and a multi-

year performance goal measured over the duration of the plan. Note that in connection with the Dell Acquisition, we realigned our fiscal years to correspond with the fiscal years of Dell. Accordingly, the period from January 1, 2017 through February 3, 2017 was a transition period for the Company. As a result, we will not have a 2017 fiscal year. Instead we commenced FY18 on February 4, 2017, and FY18 will continue through February 2, 2018. As a result, we adjusted our FY15 and FY16 PSU plans to track performance during FY18. For more information, see “—Long-Term Incentives.”

In consideration of our financial, strategic, operational and stock price performance, we believe we demonstrated alignment in pay-for-performance during FY16 as described below.

Plan	Achievement	Impact on Payout Funding
H1 Bonus Plan	• 101.2% of target revenue • Exceeded non-GAAP operating margin target by 0.8% • 101.1% of target license revenue adjusted for change in unearned revenue

•      NEO payout from financial component of bonus plan was 110.5% of target, given over-achievement in each component

•      CEO payout from MBO component of bonus plan was 120% of target due to achievements in refining Company strategy and stabilizing leadership amid departure of our former President/COO and former CFO/COO

H2 Bonus Plan	• 104.8% of target revenue • Exceeded non-GAAP operating margin target by 0.4% • 103.3% of target license revenue adjusted for change in unearned revenue

•      NEO payout from financial component of bonus plan was 120% of target, given over-achievement in each component

•      CEO payout from MBO component of bonus plan was 125% of target due to achievements in implementing cross-cloud product development model and providing leadership through a challenging period

PSU Plans

•      FY16 tranche applicable to FY14, FY15 and FY16 PSU plans: 103% of target adjusted revenue; exceeded non-GAAP operating margin by 0.8%

•      Multi-year revenue growth modifier applicable to FY14 PSU Plan: 97.1% of target

•      FY16 tranche: 157.2% of target due to overachievement in adjusted revenue and non-GAAP operating margin

•      Multi-year revenue growth modifier applicable to FY14 PSU Plan: 0.7x multiplier on PSUs otherwise subject to vest based on performance in FY15 and FY16 tranches (84.6% and 157.2% of target, respectively); shares paid out represented 85% of target PSUs issued at beginning of performance period, reflecting below-target performance against multi-year revenue growth objective

CEO Pay-for-Performance Alignment—“Granted” vs. “Realizable” Pay

The CCG Committee takes seriously its responsibility to maintain appropriate pay-for-performance alignment with emphasis on long-term shareholder value. Our compensation program is designed to achieve relative alignment between Company performance and CEO pay on the basis of performance relative to financial and operational plans and stock price, as well as the impact on CEO pay for the period from FY14 through FY16. In summary, our stock price declined in value by 12% over the three-year timeframe ending FY16, while the current realizable value of the compensation awarded to our CEO over the same period increased 13% from its value when granted in part due to the stock price increase in FY16 and the above-target performance on the FY16 performance period in the PSU plans. Of note, the stock price of our Class A Stock closed at $87.16 on the first trading day after we released earnings for FY16.

Summary of Relationship Between CEO Pay and Company Stock Price(1)

Value of Granted Pay(2) vs. Value of Realizable Pay(3)

Value of CEO Realizable Pay from FY14 through FY16 increased 13% from value when granted in part due to stock price increase in FY16 and the above-target performance on the FY16 performance period in the PSU plans.

At the same time, the Company’s stock price has declined 12% from the end of fiscal year 2013 through FY16.

We note that in each year the stock price declined, the Realizable Pay to our CEO declined, and in FY16 our stock price increased 39% from FY15 through FY16.

Granted Pay ($000)	$37,450
Realizable Pay ($000)	$42,385
Delta in Pay—Realizable vs. Granted	+13.2%

Three-Year Stock Price (Through FY-end 2016)
12/31/2013 Closing Price of VMware Class A Stock	$89.71
12/31/2016 Closing Price of VMware Class A Stock	$78.73
Delta in Stock Price	-12.2%

(1)	Value of “Granted Pay” reflects compensation awarded and granted to our CEO during FY14, FY15 and FY16.
(2)	The value of Granted Pay is calculated as the sum of Salary, Bonus, Stock Awards and Option Awards reported in the “Summary Compensation Table” of this proxy statement for each applicable year, as well as the target opportunity for Non-Equity Incentive Plan Compensation reported for each year in the “Grants of Plan-Based Awards” table of the applicable year’s proxy statement.
(3)

The value of “Realizable Pay” reflects the value of Salary and Bonus amounts delivered during FY14, FY15 and FY16, the earned value of non-equity incentive awards during FY14, FY15 and FY16 and the value of equity awards made during the period based on their value at the end of FY16. The Realizable Pay is calculated as the sum of Salary, Bonus and Non-Equity Incentive Compensation, reported for each year in the “Summary Compensation Table” of this proxy statement and the amounts of stock options, RSUs and PSUs granted in FY14, FY15 and FY16 valued as of the closing stock price of VMware’s Class A Stock as of December 31, 2016. Stock options are valued according to the Black Scholes method using the number of options granted in each year, the closing stock price of VMware’s Class A Stock at December 31, 2016 and a Black Scholes assumption based on the remaining term of the option grant, 31.22% stock price volatility, applicable risk-free rate (estimated to be 1.93% for the FY14 option grant) and dividend yield. No VMware stock options were exercised during the period. The value of PSUs is further adjusted to reflect the effect of the performance multiplier on shares subject to vest for completed tranches. In the case of PSUs granted in FY14 and FY15, the target number of PSUs granted in FY15 is adjusted by a performance multiplier equal to 84.6%, which reflects the performance modifier applicable to the FY15 performance tranche of the FY14 and FY15 PSU grants; and the target number of PSUs granted in FY16 is adjusted by a performance multiplier equal to 157.2%, which reflects the performance modifier applicable to the FY16 performance tranche of the FY14, FY15 and FY16 grants. In addition, the FY14 PSU Plan shares earned under each of the FY15 and FY16 tranches are further modified by a 0.7x performance multiplier based on multi-year revenue growth that was below target performance objectives. Future tranches of the FY15 and FY16 PSU Plans are not included in this calculation because those future tranches will not be deemed granted until FY18, in the case of FY15 and FY16 PSU Plans, and FY19, in the case of the FY16 PSU Plan.

CEO Pay-for-Performance Alignment—Rigor in Evaluating MBO Achievement

As detailed below, our Executive Bonus Program balances a component based on formulaic achievement of corporate financial objectives and a component based on qualitative achievement of individual MBOs. During FY16, the MBO component was funded at 1.25 times the amount calculated by corporate financial achievement, thereby enabling the CCG Committee to use its negative discretion to determine payout for the MBO component based on its evaluation of NEO achievement of MBOs. As demonstrated in the table below detailing bonus payouts for our CEO, the CCG Committee has consistently utilized its negative discretion to calibrate MBO payouts within a narrow range of the funding yielded by achievement of corporate financial objectives.

Semi-Annual CEO Bonus Payout as Percentage of Target Payout

	Based on Corporate Financial Results		Based on Achievement of MBOs/Individual Targets
Fiscal Year	H1	H2	H1	H2
2016	110.5%	120.0%	120%	125%
2015	102.0%	101.4%	103%	78.6%
2014	96.0%	103.6%	96%	100%

Overview of Compensation Setting Process

Compensation actions for our NEOs are determined by our CCG Committee. The members of our CCG Committee possess significant experience in the review and oversight of executive compensation at global technology companies and at VMware. The CCG Committee makes its determinations of executive compensation based on this experience and in consultation with management.

The CCG Committee has engaged FWC as its independent consultant to advise it on an as-needed basis with respect to executive compensation decisions. FWC reports directly to the CCG Committee and does not provide services to VMware management. The CCG Committee has assessed the independence of FWC pursuant to SEC and NYSE Rules and concluded that the firm’s work does not raise any conflict of interest that prevents them from providing independent advisory services to the CCG Committee.

FWC provides the CCG Committee analyses of our executive compensation program from time to time. FWC assists the CCG Committee’s review of our program’s effectiveness in supporting our business objectives and strategy, its relative reasonableness compared to competitive practice for companies in related businesses of similar size and market value and the changing business and regulatory environment.

FWC recommends a peer group, which is reviewed and approved annually by the CCG Committee for executive compensation comparisons. FWC compares our executive compensation structure and levels using data from proxy and other SEC filings of and additional data from Radford Consulting (“Radford”) on the peer group companies. The weightings between the peer group and the Radford survey data are based on FWC’s subjective assessment of the applicability and quality of each data source. In FY16, our CCG Committee also monitored a group of reference peer companies, primarily to assist the CCG Committee in evaluating competitive long-term incentive program design elements. The reference peer companies were not considered when setting executive compensation levels for the NEOs.

VMware’s peer group and reference group for FY16 consisted of the following companies:

VMware peer companies

Adobe Systems, Amazon.com, Autodesk, CA, Cisco Systems, Citrix Systems, Cognizant Technology Solutions, eBay, Electronic Arts, Intuit, LinkedIn, Microsoft, NetApp, Oracle, Red Hat, Salesforce.com, Symantec and Yahoo

VMware reference companies	Facebook, Google and Twitter

The CCG Committee determined that the group of peer companies was representative of our executive talent pool and our product and market profile and appropriate from a size perspective. We modified our peer group to move Cisco Systems, LinkedIn and Microsoft from the reference company group to the peer company group to better reflect the companies with whom we compete for executive talent. Although we did not believe it appropriate to add the remaining companies in the reference group to our peer group due to differences in market capitalization and industry group, we believe that the reference company group is useful because, from time to time, we compete with these companies for executive talent due to the relative proximity of our headquarters on the West coast and overlaps in certain of our technologies.

The CCG Committee evaluated NEO compensation decisions in light of the FWC analysis to award compensation for our NEOs that is generally competitive with the identified peer group and the Radford survey data and sufficient to recruit and retain qualified executives. The CCG Committee does not target or benchmark compensation to any particular percentile of compensation paid by other companies, but rather considers the market data as one factor in making its compensation decisions. Other factors include our performance, an individual’s contribution, experience, potential, compensation history, internal pay equity and retention requirements. After taking these factors into account, the CCG Committee exercises its judgment in making compensation decisions. We believe that this approach gives us the flexibility to make compensation decisions based upon all of the relevant facts and circumstances.

Compensation Components

The compensation packages of our NEOs include a mix of cash and equity-based compensation. The major compensation components are as follows:

Base salaries	Primary fixed compensation portion of our NEO compensation packages
Annual cash bonuses	Based on semi-annual financial, strategic and operational performance measured against specific pre-established goals
Long-term performance- based equity incentive compensation	PSUs that are tied to stock price appreciation and long-term performance objectives important to our company
Long-term equity incentive compensation	RSUs that are tied to stock price appreciation and enhance retention and long-term focus

Pay Mix

When designing the executive compensation program, the CCG Committee gives significant weight to cash bonuses and equity incentives, which reflects the CCG Committee’s belief that a large portion of executive compensation should be performance-based. This compensation is performance-based because payment and vesting are tied to achievement of individual or corporate performance metrics. In addition, with respect to the equity awards, the value ultimately realized by the recipient fluctuates with the price of our Class A Stock, thereby explicitly linking executive compensation opportunity with shareholder value. The CCG Committee believes that equity incentives are particularly significant because they drive the achievement of VMware’s long-term operational and strategic goals and align the executives’ interests with those of our stockholders, while the cash bonuses drive achievement of shorter-term performance goals.

The CCG Committee reviews NEO compensation packages on an annual cycle, taking into account peer group data, Company and individual performance, unvested equity holdings and internal pay equity. In its review, the CCG Committee may adjust the pay mix and typically considers apportioning annual equity awards (“Annual Equity Awards”) between PSUs and RSUs.

The charts above reflect the pay mix applicable to our CEO and to the other NEOs on average. For purposes of determining the percentages shown above for the annual compensation opportunities of the NEOs, annual base salary rate reflects the pro-rated amount, where applicable, during FY16 and cash bonus target opportunity reflects amounts indicated in the “—Cash Compensation” section of this CD&A. The equity component reflects the “Selected Equity Value” indicated in the “—Long-Term Incentives” section of this CD&A. With respect to the other NEOs, the equity value includes new hire and promotion or retention awards. Accordingly, the equity target for other NEOs skewed higher during FY16 due to new hire and retention or promotion awards granted in connection with the realignment of our executive team.

Cash Compensation

During FY16, there were two primary components to cash compensation paid to our NEOs—base salary and semi-annual performance-based bonuses paid under our Executive Bonus Program.

Base Salary

Base salary serves as the primary form of fixed compensation for our NEOs. Base salary can also impact other compensation and benefit opportunities, including semi-annual bonuses, as such opportunities are expressed as a percentage of base salary.

In the first quarter of FY16, we conducted our annual review of executive compensation. During our annual review, the CCG Committee determined to make no adjustments to the base salaries of Messrs. Gelsinger, Poonen and Raghuram. Mr. Rowe was recruited to VMware in the first quarter of FY16. In connection with his recruitment, Mr. Rowe’s base salary was set at $750,000, with the amount based upon competitive peer group data and his compensation package with his prior employer, EMC. Mr. Ramaswami joined VMware in the second quarter of FY16. His base salary at the time he was appointed as a COO in October 2016 reflected peer group data, a competitive market and his increased responsibilities since joining VMware.

In the course of FY16, we increased the base salaries for Messrs. Poonen and Raghuram. We increased the base salaries of both Mr. Poonen and Mr. Raghuram from $610,000 to $700,000 effective in November 2016 in connection with their promotions, together with Mr. Ramaswami, to COOs, taking into account competitive peer group data and the maintenance of pay parity among the COOs.

NEO	Annual Salary Rate In Effect at Start of FY16 or NEO Start Date	Annual Salary Rate In Effect at End of FY16	% Change
Patrick Gelsinger	$1,000,000	$1,000,000	—
Zane Rowe	$750,000	$750,000	—
Jonathan Chadwick	$685,000	—	N/A
Sanjay Poonen	$610,000	$700,000	+15%
Rangarajan (Raghu) Raghuram	$610,000	$700,000	+15%
Rajiv Ramaswami(1)	$700,000	$700,000	—

(1)	Mr. Ramaswami became an executive officer (as defined by Rule 3b-7 of the Exchange Act) upon his promotion effective October 26, 2016.

Annual Performance-Based Bonus

Each of our NEOs is eligible to earn cash bonuses tied to our financial results and individual performance under our Executive Bonus Program. We believe it is important to provide rewards for specific results and behaviors that support our overall long-term business strategy.

Incentive Plan Design

In FY16, the CCG Committee continued the prior-year bonus plan design while adjusting the weighting of corporate financial metrics and reducing the maximum bonus opportunity, as detailed in the “Payouts” section of the table below. The design of the first-half and second-half plans was similar in order to maintain consistency in the objectives and specific metrics in which we wanted to focus the attention of executives through the fiscal year. As illustrated below, the design of both first-half and second-half plans involved the following parameters:

Plan funding

•       Entirely funded on the basis of quantitative, algorithmic measurement of financial performance which yields a plan funding percentage (the “plan funding level”)

•       The payout algorithm provides for proportionately greater funding as performance achievement exceeds target goals, as well as disproportionate reductions in funding as performance achievement drops below target goals, with zero funding below threshold performance levels

Plan funding metrics

•       60% of the plan funding level is determined based upon achievement of GAAP revenue and non-GAAP operating margin. The CCG Committee placed primary focus on achievement of widely-recognized metrics that are tracked by our shareholders and analysts and that we believe are indicators of the performance and health of our company from growth and profitability perspectives

•       40% of the plan funding level is determined based upon achievement of adjusted license revenue. This metric is considered an indicator of customer willingness to adopt and expand their use of our products. License revenue is adjusted for the change in unearned license revenue during the measurement period to better reflect license sales that occurred during the period

•       In FY15, the weighting of the plan funding metrics was 80% revenue and non-GAAP operating margin and 20% adjusted license revenue. In FY16, the CCG Committee increased the weighting of the adjusted license revenue metric to drive more focus and pay-for-performance alignment on a metric that reflects customer willingness to adopt and expand their use of our products

Thresholds must be achieved for any funding

•       For any bonus amount to be paid out, a threshold level of achievement of each of the pre-established corporate financial objectives was required

•       No funding unless 90% of revenue and adjusted license revenue targets and ~92% of non-GAAP operating margin targets were achieved

•       At threshold performance, the plan funding level would equal only 34% of target

Cap on funding	• Irrespective of actual performance, funding capped at 240% of target, reflecting the maximum funding applicable to each component of our incentive plan

CCG Committee can exercise negative discretion on funding and payouts	• The CCG Committee has the authority to exercise negative discretion on actual plan funding irrespective of funding calculated on the basis of our formulaic approach
Payouts

•       50% of the bonus opportunity is payable to the executive formulaically at the plan funding level in order to reinforce the connection between objective financial results and bonus payouts

•       50% of the bonus opportunity is funded at 1.25 times the plan funding level and actual payouts to executives are subject to negative discretion based on assessment of individual performance relative to strategic and operational goals

•       The funding of the individual component of the payout was reduced from 1.5 times the plan funding level in FY15 to 1.25 times the plan funding level in FY16 to increase the focus on achievement of corporate financial metrics as the primary driver of plan funding

The following is an illustration of the 2016 Cash Bonus Incentive Compensation Plan:

Target Opportunity

In FY16, the CCG Committee determined that bonuses would be paid based on corporate financial performance metrics and individual goals applied separately to each half of the year due in part to the CCG Committee’s view that business conditions were rapidly changing and the CCG Committee wanted the opportunity to review goal achievement in the middle of the year and enable new, appropriately rigorous goals to be set for the second half of the year. The CCG Committee retained negative discretion to reduce actual payouts below the amounts calculated under the plan formulas.

The following table provides the target bonus amounts for FY16, expressed as a percentage of base salary at the start of each of the first and second halves of the year, for each of our NEOs under our Executive Bonus Program. Each executive’s target bonus percentage of base salary remained the same in both the first and second halves of FY16.

	H1 FY16 Bonus Target			H2 FY16 Bonus Target
NEO	Annual Salary Rate During H1 FY16	Target Bonus (as percentage of base salary)	H1 2016 Bonus Target	Annual Salary Rate During H2 FY16	Target Bonus (as percentage of base salary)	H2 2016 Bonus Target

Patrick Gelsinger	$1,000,000	150%	$750,000	$1,000,000	150%	$750,000

Zane Rowe(1)	$750,000	100%	$259,615	$750,000	100%	$375,000

Jonathan Chadwick(2)	—	—	—	—	—	—

Sanjay Poonen(3)	$610,000	100%	$305,000	$632,500	100%	$316,250

Rangarajan (Raghu) Raghuram(3)	$610,000	100%	$305,000	$632,500	100%	$316,250

Rajiv Ramaswami(4)	—	—	—	—	—	—

(1)	Mr. Rowe’s H1 FY16 target bonus opportunity reflects $750,000 annual rate and 100% target opportunity pro-rated to reflect the number of days in the H1 FY16 performance period from Mr. Rowe’s hire date.
(2)	Mr. Chadwick resigned effective March 1, 2016 and did not participate in the Executive Bonus Program.
(3)	Messrs. Poonen’s and Raghuram’s respective H2 FY16 target bonus opportunities reflects $610,000 annual rate and 100% target opportunity pro-rated to reflect the number of days from the July 1, 2016 start of the H2 FY16 performance period to November 16, 2016, on which date Messrs. Poonen’s and Raghuram’s annual salary rates were increased to $700,000, as well as the $700,000 annual rate and 100% target opportunity in effect from November 16, 2016 through the December 31, 2016 end of H2 FY16 performance period.
(4)	As Mr. Ramaswami was not appointed an executive officer (as defined by Rule 3b-7 of the Exchange Act) until October 26, 2016, he did not formally participate in the Executive Bonus Program in FY16.

Corporate Financial Metrics

The following table shows the revenue, non-GAAP operating margin and adjusted license revenue targets for each half year. Non-GAAP operating margin for the Executive Bonus Program utilizes the non-GAAP operating margin metric that we report in our quarterly earnings releases. That measure is calculated by excluding stock-based compensation, employer payroll taxes on employee stock transactions, amortization of intangible assets, acquisition-related items, restructuring charges, certain litigation and other contingencies and unusual non-recurring charges, if any, from our operating margin calculated in accordance with GAAP. Results were also adjusted to eliminate any impact on revenue and non-GAAP operating margin of acquisitions and foreign exchange rate fluctuations not provided for in VMware’s operating plan. Adjusted license revenue is adjusted for the change in deferred license revenue. Accordingly, the actual performance metrics calculated for purposes of the Executive Bonus Program listed in the table below differ from VMware’s reported financial results for the periods shown.

	H1 FY16 Plan				H2 FY16 Plan
Metric	Threshold	Target	Maximum	Actual	Threshold	Target	Maximum	Actual
Revenue ($M) (0%-200% funding)	$2,890.5	$3,211.7	$3,532.8	$3,251.0	$3,234.2	$3,593.6	$3,952.9	$3,765.4
Non-GAAP Operating Margin (0%-200% funding)	26.9%	28.5%	34.1%	29.3%	32.9%	34.5%	40.1%	34.8%
Adjusted License Revenue ($M) (0%-250% funding)	$1,144.6	$1,271.8	$1,462.5	$1,285.3	$1,464.6	$1,627.3	$1,871.4	$1,680.8

The performance targets and thresholds for the Executive Bonus Program were established based upon the Company’s operating plan and the prioritization we placed upon investing in our strategic initiatives in order to achieve revenue and license revenue growth. Additionally, the CCG Committee determined that, regardless of non-GAAP operating margin performance, payouts in excess of 100% of the target bonus amounts would be paid only if revenue exceeded 98% of the performance target, and payouts for adjusted license revenue achievement could exceed 100% only if the target non-GAAP operating margin goal was achieved.

Revenue, non-GAAP operating margin and license revenue performance for the first and second halves of FY16 yielded percentage bonus payouts of 110.5% and 123.7% of target amounts, respectively. The CCG Committee exercised negative discretion to reduce payouts for the second half of FY16 below the calculated percentage of 123.7% to instead reflect 120% of target, which the CCG Committee determined to better reflect the degree to which actual performance exceeded.

	H1 FY16 Bonus Payout			H2 FY16 Bonus Payout
NEO	Financial Component Target Amount (50% of Total)	Bonus Calculated Per Formula @ 110.5%	Approved Bonus @ 110.5%	Financial Component Target Amount (50% of Total)	Bonus Calculated Per Formula @ 123.7%	Approved Bonus @ 120%

Patrick Gelsinger	$375,000	$414,375	$414,375	$375,000	$463,875	$450,000

Zane Rowe	$129,808	$143,438	$143,438	$187,500	$231,938	$225,000

Jonathan Chadwick(1)	—	—	—	—	—	—

Sanjay Poonen	$152,500	$168,513	$168,513	$158,125	$195,601	$189,750

Rangarajan (Raghu) Raghuram	$152,500	$168,513	$168,513	$158,125	$195,601	$189,750

Rajiv Ramaswami(2)	—	—	—	—	—	—

(1)	Mr. Chadwick resigned effective March 1, 2016 and did not participate in the Executive Bonus Program.
(2)	As Mr. Ramaswami was not appointed an executive officer (as defined by Rule 3b-7 of the Exchange Act) until October 26, 2016, he did not formally participate in the Executive Bonus Program in FY16.

Individual Performance Assessments

Individual performance goals for the NEOs were set for each of the first and second halves of FY16.

Patrick Gelsinger	Achievement of overall FY16 operating plan. Achievement of guidance and forecasts. Achievement of product and go-to-market objectives in the software-defined data center and end-user computing businesses. Achievement of objectives in scaling our SaaS capabilities, strengthening the Company’s solution selling and customer value capabilities and executing on capital allocation objectives via share repurchase.
Zane Rowe	Achievement of overall FY16 operating plan, guidance and forecasts. Achievement of as-a-service financial and business model. Achievement of capital allocation objectives via share repurchase.
Jonathan Chadwick	Mr. Chadwick resigned effective March 1, 2016 and did not participate in the Executive Bonus Program.
Sanjay Poonen	Achievement of objectives in scaling the Desktop and mobile AirWatch businesses as well as redefining the end-user category with Workspace ONE products. Achievement of objectives related to marketing and customer success. At the same time, the CCG Committee held Mr. Poonen accountable for financial results in our end-user computing business that fell short of expectations.
Rangarajan (Raghu) Raghuram	Achievement of results in our Software-Defined Data Center business, including objectives for compute, storage and networking technologies. Achievement of objectives in our cloud and as-a-service strategy and technology roadmap.
Rajiv Ramaswami	As Mr. Ramaswami was not appointed an executive officer until October 26, 2016, he did not formally participate in the Executive Bonus Program in FY16.

As discussed above, our Executive Bonus Program provided that payouts for individual performance would be funded, subject to the CCG Committee’s potential use of negative discretion, at 1.25 times the same ratio as payouts based on the corporate financial metrics if threshold achievement of corporate financial goals sufficient to trigger a minimum payout was reached. There were no formulas or weightings assigned to individual performance objectives and achievement was assessed overall on a holistic basis that also took into account overall individual and company performance. As discussed above, during FY16, corporate financial goals above the threshold levels were achieved. With respect to payouts for individual goals, the CCG Committee exercised its negative discretion, in consultation with management, in determining payouts for both the first and second halves of FY16.

	H1 FY16 Bonus Target				H2 FY16 Bonus Target
NEO	Target Amount (50% of Total Target)	Bonus Calculated Per Formula @ 138.1%	Approved Bonus % of MBO Target	Approved Bonus Value ($)	Target Amount (50% of Total Target)	Bonus Calculated Per Formula @ 154.6%	Approved Bonus % of MBO Target	Approved Bonus Value ($)

Patrick Gelsinger	$375,000	$517,969	120%	$450,000	$375,000	$579,844	125%	$468,750

Zane Rowe	$129,808	$179,297	115%	$149,279	$187,500	$289,922	130%	$243,750

Jonathan Chadwick(1)	—	—	—	—	—	—	—	—

Sanjay Poonen	$152,500	$210,641	90%	$137,250	$158,125	$244,501	90%	$142,313

Rangarajan (Raghu) Raghuram	$152,500	$210,641	115%	$175,375	$158,125	$244,501	125%	$197,656

Rajiv Ramaswami(2)	—	—	—	—	—	—	—	—

(1)	Mr. Chadwick resigned effective March 1, 2016 and did not participate in the Executive Bonus Program.
(2)	As Mr. Ramaswami was not appointed an executive officer (as defined by Rule 3b-7 of the Exchange Act) until October 26, 2016, he did not formally participate in the Executive Bonus Program in FY16.

Total Bonus Payouts (Financial Component + MBO Component) for H1 and H2 FY16: Target vs. Actual

The table below details the total bonus payouts including both Financial and MBO components to each of our NEOs for each of the first and second halves of FY16.

	H1 FY16 Total Bonus Target			H2 FY16 Total Bonus Target
NEO	Total Target (Financial + MBO)	Total Actual (Financial + MBO)	Total Actual as % of Target	Total Target (Financial + MBO)	Total Actual (Financial + MBO)	Total Actual as % of Target

Patrick Gelsinger	$750,000	$864,375	115.3%	$750,000	$918,750	122.5%

Zane Rowe	$259,615	$292,716	112.8%	$375,000	$468,750	125.0%

Jonathan Chadwick(1)	—	—	—	—	—	—

Sanjay Poonen	$305,000	$305,763	100.3%	$316,250	$332,063	105.0%

Rangarajan (Raghu) Raghuram	$305,000	$343,888	112.8%	$316,250	$387,406	122.5%

Rajiv Ramaswami(2)	—	—	—	—	—	—

(1)	Mr. Chadwick resigned effective March 1, 2016 and did not participate in the Executive Bonus Program.
(2)	As Mr. Ramaswami was not appointed an executive officer until October 26, 2016, he did not formally participate in the executive officer bonus plans in FY16.

Although Mr. Ramaswami was not a formal participant in the Executive Bonus Program for H2 FY16 because he was not appointed to an executive officer position until October 26, 2016, the CCG Committee based his bonus payout utilizing the parameters of the Executive Bonus Program. Mr. Ramaswami’s bonus payout for the second half of FY16 of $376,250 was based on the corporate financial metric component of 120% utilized for the other NEOs, and also took into consideration the achievement of objectives relating to the Company’s networking and security business.

Current Fiscal Year Plan Design

As noted at the beginning of this CD&A, effective for FY18, NEOs will participate in a non-equity incentive plan that reflects an annual performance period with annual goals and an annual payout opportunity. This replaces the plan design that had been in place in FY16 featuring semi-annual performance periods, semi-annual goals and semi-annual payouts. In making this design change, the CCG Committee took into consideration alignment with the Company’s annual operating plan, as well as peer and governance best practices.

Long-Term Incentives

We strongly believe that equity awards further align the interests of our NEOs with those of our stockholders. Equity awards are also an important part of the compensation packages that we use to recruit new executive hires. Additionally, we annually review the composition, value and vesting timeline of long-term equity-based incentive awards held by our NEOs, and our CCG Committee periodically approves refresh grants designed to promote long-term retention of our executive team and meet the objectives of our executive compensation program.

Target Vehicle Mix

During FY16, our CCG Committee maintained the weighting of Annual Equity Awards tied to PSUs at 50% of overall Selected Equity Value (as defined below) for our CEO and CFO and used RSUs for the other 50% of overall Selected Equity Value. For our other NEOs, the CCG Committee used a weighting of 75% of Selected Equity Value tied to RSUs and 25% tied to PSUs. For NEOs excluding our CEO and CFO, the CCG Committee took into consideration the retention imperatives associated with maintaining leadership continuity at a time when the Company’s prior President and COO, as well as CFO and COO both announced their resignations from the Company.

Annual Equity Vehicle Mix for CEO and CFO: 50% PSU, 50% RSU

PSUs

(50% of overall target value for CEO and CFO)

•      Three-year performance period
•      Vest in the first quarter of FY19 subject to continued
employment and achievement of objective,
quantitative performance criteria

RSUs (50% of overall target value for CEO and CFO) • Vest over four-year period subject to continued employment • Value subject to fluctuation in alignment with VMware’s stock price
Annual Equity Vehicle Mix for Other NEOs: 75% RSU, 25% PSU

PSUs

(25% of overall target value for Other NEOs)

•      Three-year performance period
•      Vest in the first quarter of FY19 subject to continued
employment and achievement of objective,
quantitative performance criteria

RSUs (75% of overall target value for Other NEOs) • Vest over four-year period subject to continued employment • Value subject to fluctuation in alignment with VMware’s stock price

We believe that the mix of PSUs and RSUs for the CEO and CFO met the primary objectives of our Annual Equity Awards grant programs by aligning executive compensation with total stockholder return, focusing executive performance on metrics that are key to our success and promoting long-term retention. We believe that the mix of PSUs and RSUs for the other NEOs achieved the primary objective of attracting and engaging our executives at a time when we were undergoing significant change as a company and, as a result, recognizing these other NEOs for their increased responsibilities.

Equity Awards in FY16

The table below details equity awards approved by the CCG Committee for our NEOs during FY16. As noted above, awards for the CEO and CFO were weighted 50% to PSUs and 50% to RSUs. For other NEOs, Annual Equity Awards were weighted 25% to PSUs and 75% to RSUs. In granting equity awards to our NEOs, the CCG Committee selects a nominal dollar value for each award (the “Selected Equity Value”). The Selected Equity Value utilized for FY16 equity awards is set forth in the table below.

In addition to the Annual Equity Awards, Messrs. Poonen, Raghuram and Ramaswami received retention and promotion RSU awards. We determined the value of the equity awards granted to each NEO by taking into account a variety of factors, including data from our identified peer group of companies, the timeline for vesting in each of our NEOs’ existing equity grants, as well as talent acquisition and retention imperatives given the highly competitive market for senior executives. In the case of Mr. Ramaswami, the CCG Committee selected new hire and retention equity awards based on market data and the competitive market for senior executive talent, as well as a competitive compensation package available to Mr. Ramaswami at the time of his retention award. In the case of Messrs. Poonen and Raghuram, the CCG Committee took into consideration their promotions to COO, and also implemented a longer-term vesting cliff before value can be realized.

	Annual Equity Awards			New Hire Equity Awards		Retention and Promotion RSU Awards
NEO	Selected Equity Value	PSU Selected Value	RSU Selected Value	Selected Equity Value	PSU Selected Value	RSU Selected Value	Selected Equity Value
Patrick Gelsinger	$13,000,000	$6,500,000 (129,951 shares)	$6,500,000 (129,951 shares)	—	—	—	—

Zane Rowe	—	—	—	$7,500,000	$3,750,000 (74,971 shares)	$3,750,000 (74,971 shares)	—

Jonathan Chadwick	—	—	—	—	—	—	—

Sanjay Poonen	$8,000,000	$2,000,000 (39,985 shares)	$6,000,000 (119,955 shares)	—	—	—	$3,000,000 (40,715 shares)

Rangarajan (Raghu) Raghuram	$7,000,000	$1,750,000 (34,986 shares)	$5,250,000 (104,960 shares)	—	—	—	$3,000,000 (40,715 shares)

Rajiv Ramaswami	—	—	—	$8,500,000	—	8,500,000 (163,068 shares)	$10,000,000 (191,845 shares)

Note:	The number of PSUs and RSUs covered by each award was determined by dividing the Selected Equity Value by the 45-day trailing average price of VMware Class A Stock as of the last day of the month preceding the month during which the award was granted to derive a quotient. The number of PSUs and RSUs was equal to 1x the quotient.

In the case of annual equity awards and new hire equity awards, RSU grants vest over a four-year period, subject to continued employment, with 25% of the shares vesting on the one-year anniversary of the vest base date and the remaining shares vesting semi-annually thereafter. In the case of PSU awards, shares vest subject to continued employment and achievement of performance goals after the completion of a multi-year performance period detailed further below. The retention RSU award for Mr. Ramaswami vests over a three-year period, subject to continued employment, in three equal annual tranches. Vesting of this award was determined in the context of retention imperatives for Mr. Ramaswami. The promotion RSU awards for Messrs. Poonen and Raghuram vest, subject to continued employment, on the third anniversary of the vest base date, November 1, 2019. Vesting of these awards was determined to ensure that value would be realized from the awards only upon completion of a three-year cliff vesting period, thereby linking the realizable value of the awards to the

Company’s long-term stock price performance. For more information on the vesting schedules of equity awards granted to NEOs, see “Compensation of NEOs—Outstanding Equity Awards at Fiscal-Year End.”

The CCG Committee approved the annual equity awards in March 2016 in order to time the grant of PSUs with a performance tranche applicable to FY16. The performance metrics for one-third of the FY16 PSU awards are applicable to performance periods that commenced in FY16. Those performance metrics were established in March 2016. Performance metrics for the second and third tranches of the FY16 PSU awards will be applicable to performance periods commencing in FY18 and FY19, respectively, reflecting our transition to a new financial calendar discussed above. The FY18 and FY19 performance metrics will be established in early FY18 and FY19, respectively.

Approved Award Value vs. Accounting Grant Date Fair Value for PSU Awards

Grant date fair values for PSUs are not determined until performance metrics are established. Accordingly, the grant date fair values for the second and third tranches of the FY16 PSU grants discussed below are not reflected in the “Summary Compensation Table” and the other tables in the “Compensation of Executive Officers” section of this proxy statement. Instead, one-third of the FY16 PSU grant date fair value is reflected in this proxy statement, one-third of the FY16 PSU grant date fair value will be reflected in our 2018 proxy statement and one-third of the FY16 PSU grant date fair value will be reflected in our 2019 proxy statement.

During FY16, the CCG Committee also established performance metrics for the second tranches of PSUs that it had awarded to our NEOs in FY14 and FY15 under each of the FY14 and FY15 PSU Plans. Accordingly, the grant date fair value for the second tranches of the FY14 and FY15 PSUs are reflected in the “Summary Compensation Table” and the other tables in the “Compensation of Executive Officers” section of this proxy statement. The FY18 performance metrics applicable to the third of the three tranches of the FY15 PSU Plan will be established in early FY18. Accordingly, grant date fair values for the third tranche of FY15 PSUs will not be determined until the FY18 tranche performance goals are established and therefore are not reflected in the “Summary Compensation Table” and other tables in the “Compensation of Executive Officers” section of this proxy statement. Instead the third of the three tranches of the FY15 PSU grant date fair value will be reflected in our 2018 proxy statement.

The table below, showing the value of RSU and PSU grants to our CEO from FY14 through FY16, illustrates how the practice under GAAP of assigning grant date fair value on the date that individual annual performance metrics are established rather than on the date that multi-year PSUs are awarded can make the value of each annual tranche of a single PSU award appear to fluctuate significantly when the number of units subject to each annual tranche of each award actually remains constant. Accordingly, we believe that it is important to factor in the target values of the equity grants to our CEO in order to fully understand how we implement VMware’s pay-for-performance compensation strategy to provide 50% of our CEO’s equity grants in the form of PSUs.

	# of Shares Underlying Equity Awards(1)						Value of Shares Underlying Equity Awards ($M) (1)
Award and % of Approved Issuance	PSUs/RSUs Awarded(2)			PSUs/RSUs Assigned an Accounting Value(3)			Target Value at Issuance (2)			Accounting Value(3)
	FY14	FY15	FY16	FY14	FY15	FY16	FY14	FY15	FY16	FY14	FY15	FY16
FY14 PSU (50% of Total)	65,895				32,947	32,948	$6.25M				$2.69M	$1.70M
FY14 RSU (30% of Total)	39,537			39,537			$3.75M			$3.82M
FY14 Option (20% of Total)	87,860			87,860			$2.50M			$2.42M
FY15 PSU (50% of Total)		83,018			27,672	27,672		$6.75M			$2.30M	$1.43M
FY15 RSU (50% of Total)		83,018			83,018			$6.75M			$6.91M
FY16 PSU (50% of Total)			129,951			43,317			$6.50M			$2.23M
FY16 RSU (50% of Total)			129,951			129,951			$6.50M			$6.70M
Total by Year	193,292	166,036	259,902	127,397	143,637	233,888	$12.50M	$13.50M	$13.00M	$6.24M	$11.90M	$12.05M

(1)	The CCG Committee approved an annual selected equity value of awards to issue to our CEO in each of FY14, FY15 and FY16. The CCG Committee approved a target dollar value as well as the number of shares issued using a 45-day trailing stock price as the quotient to calculate number of shares issued.

(2)	The Approved Issuance reflects the dollar value and number of shares awarded.
(3)	The Accounting Value of awards reflects the number of options and RSUs granted in each fiscal year at the time the CCG Committee approves issuance of those awards. In the case of PSUs, the Accounting Value reflects the PSUs issued to be granted in the applicable fiscal year performance period multiplied by the closing stock price of VMware Class A Stock on the date of grant.

As illustrated in the table above, the CCG Committee has approved equity awards to our CEO with 50% of total approved award value tied to PSUs in each of FY14, FY15 and FY16. However, as a result of our PSU design, which features both successive annual performance tranches as well as a multi-year performance goal, the grant date accounting fair value of the PSU awards reflects the number of PSU awards issued to each applicable fiscal year tranche multiplied by the closing trading price of our stock on the date that each annual performance metric is determined. Accordingly, the awarded value accurately reflects that 50% of the total equity grants approved by the CCG Committee are in the form of PSUs, even though the CCG Committee’s compensation philosophy is not reflected in the grant date fair value of the awards.

Performance Stock Units—FY14, FY15 and FY16 Plans

The design of the FY16 PSU Plan is substantially consistent with the FY15 PSU Plan, with the following design features and enhancements.

Focus on long-term performance

•       Three successive annual performance tranches covering FY16, FY18 and FY19 to drive achievement of sustained results. Annual tranches enable more precise and meaningful goal-setting during a highly dynamic period

•      If an annual tranche is completed at below-target performance, a catch-up is not available in subsequent tranches

•      Multi-year goal to hold NEOs accountable for long-term performance

Focus on value creation

•      Focus on total revenue adjusted for the change in deferred license revenue and hybrid cloud and SaaS revenue, as an indicator of future top-line growth prospects, and non-GAAP operating margin, as an indicator of NEOs’ stewardship of Company profitability in each tranche

•      Focus on long-term value non-GAAP operating income profit available for investment in Company growth or return of capital to stockholders through stock repurchases

•       Substantially penalizes NEOs for under-performing relative to three-year, non-GAAP operating income goal

•      Three-year non-GAAP operating income goal adds diversity to portfolio of performance metrics while maintaining cohesion with annual incentive plan and PSU tranches

We designed the metrics for our FY16 PSU awards to NEOs to focus on indicators that will measure the degree to which we successfully deliver on the core business opportunities we have identified for VMware in the software-defined data center delivered on-premises or in the cloud, as well as end-user and mobile computing. We selected the achievement of revenue targets, as adjusted for the change in unearned license and hybrid cloud and SaaS revenue, and non-GAAP operating margin as they have proven to be primary drivers of current and future stockholder returns. We selected non-GAAP operating income as the three-year performance modifier in order to hold NEOs accountable for total dollar value of profit generated by both top-line growth and bottom-line management over a long-term performance period. The CCG Committee continues to evaluate alternative structures with the goal of best aligning our PSU Plan with the long-term performance of the Company. The three-year performance modifier is critical to the plan design because it modifies the sum of shares otherwise subject to vest based on performance in each annual tranche. Performance achievement is adjusted for the impact of significant merger-, acquisition- and divestiture-related transactions and fluctuations in currency exchange ratios during the period. Taken together, the CCG Committee believes the balanced focus on sustained performance over individual annual tranches enables goals to be adjusted each year to reflect changing business conditions while a multi-year performance goal focused on total profitability incentivizes our NEOs to deliver results that drive shareholder value.

Performance in FY16 applied to the three PSU plans as follows: (1) the first annual tranche of the FY16 PSU Plan, (2) the second of three tranches of the FY15 PSU Plan and (3) the second of two tranches of the FY14 PSU Plan. Under each Plan, metrics for the FY16 performance tranche were total revenue plus change in unearned license revenue (weighted 70%) and non-GAAP operating margin (weighted 30%).

An illustration of the staggered design of our PSU plans that were ongoing during FY16 is below.

Performance levels were adjusted to exclude the impact of merger-, acquisition- and divestiture-related transactions and fluctuations in currency exchange rates during the period. Achievement is measured following the end of each tranche in fiscal years 2015, 2016 and 2018, as applicable and achievement relative to the multi-year performance goal was measured following the end of FY16 in the case of the FY14 PSU Plan and will be measured following the end of FY18 in the case of the FY15 PSU Plan and following the end of FY19 in the case of the FY16 PSU Plan. Depending upon the level of achievement, the PSUs can convert into shares of common stock at ratios ranging from 0.25 shares (under the FY14 and FY15 PSU Plans) and 0.375 shares (under the FY16 PSU Plan) to two shares for each PSU (PSUs are capped at 2x target irrespective of actual performance). The change to the minimum conversion ratio in the FY16 PSU Plan reflected the selection of non-GAAP operating income growth as the multi-year performance goal and the greater difficulty in projecting the probability of achievement of the new goal as compared to the revenue growth metrics used in the FY14 and FY15 PSU Plans. If the minimum performance threshold is not met, then no shares will be issued. We believe that coupling performance metrics over a three-year period in the case of the FY15 and FY16 PSU Plans allows us to align our performance metrics to our strategic plan while also promoting longer-term executive retention.

In February 2017, the CCG Committee reviewed Company performance against metrics contained in the FY14, FY15 and FY16 PSU plans in connection with the FY16 performance tranche. Performance goals, actual results and earned shares under the FY14, FY15 and FY16 PSU Plans are described below. Results were adjusted to eliminate any impact on adjusted revenue and non-GAAP operating margin of acquisitions and divestitures.

Performance Achievement vs. Goal

FY16 Performance Tranche Achievement
	Threshold 50%	Target 100%	Maximum 200%	Actual	Result	Funding Weight	Funding
70% Weighting on Adjusted Revenue	$6,599	$6,907	$7,215	$7,112.2	166.6%	70%	116.6%
							+

	Threshold 50%	Target 100%	Maximum 200%	Actual	Result	Funding Weight	Funding
30% Weighting on Non-GAAP Operating Margin	30.0%	31.6%	33.6%	32.3%	135.3%	30%	40.6%
							=
Total FY16 Performance Tranche Funding							157.2%

FY14 PSU Plan Multi-Year Modifier
	Min 0.5x	Max 1.0x	Actual 0.7x	Result
FY16 Revenue in FY15 Plan FX Rates	≤$7.0B (+7.7% CAGR)	≥$7.4B (+10.7% CAGR)	$7.183B (+9.1% CAGR)	0.7x

PSU Conversion Based on Performance

	FY16 Tranche of PSU Plan: Target PSUs			FY16	PSU Achievement in FY16 Tranche(1)
Name	FY14 PSU Plan	FY15 PSU Plan	FY16 PSU Plan	Tranche Modifier	FY14 PSU Plan	FY15 PSU Plan	FY16 PSU Plan
Patrick Gelsinger	32,948	27,672	43,317	157.20%	51,794	43,500	68,094
Zane Rowe(2)	—	—	24,990	157.20%	—	—	39,284
Jonathan Chadwick(3)	—	—	—	—	—	—	—
Sanjay Poonen	7,907	7,174	13,328	157.20%	12,429	11,277	20,951
Rangarajan (Raghu) Raghuram	10,543	16,398	11,662	157.20%	16,573	25,777	18,332
Rajiv Ramaswami(4)	—	—	—	—	—	—	—

(1)	Achieved PSUs convert into shares depending upon annual revenue growth performance over the two-year period FY15 through FY16 (for the FY14 PSU Plan), the three-year period FY15 through FY18 (for the FY15 PSU Plan) and the three-year period FY16 through FY19 (for the FY16 PSU Plan). See discussion above.
(2)	As Mr. Rowe was appointed CFO and Executive Vice President on March 1, 2016, the amounts in the table represent PSU awards for the time Mr. Rowe was employed by the Company.
(3)	As Mr. Chadwick resigned effective March 1, 2016, he forfeited his previously awarded PSUs before performance goals for the 2016 tranches were established.
(4)	As Mr. Ramaswami did not join the Company until April 1, 2016, he was not granted PSUs in 2016.

FY14 PSU Plan Calculation of Shares Subject to Vest Based on Performance

	FY14 PSU Plan Awards Achieved Per Annual Tranche Modifiers			Two-Year Modifier	Total Shares Vested in FY14 PSU Plan
Name	FY15 Tranche (84.6%)	FY16 Tranche (157.2%)	Sum of Tranches (120.9%)	Per Multi- Year Revenue Growth (0.7x)	# of Shares	% of Total Target Issued
Patrick Gelsinger	27,873	51,794	79,667	0.7x	55,766	84.6%
Zane Rowe(1)	—	—	—	—	—	—
Jonathan Chadwick(2)	—	—	—	—	—	—
Sanjay Poonen	6,689	12,429	19,118	0.7x	13,382	84.6%
Rangarajan (Raghu) Raghuram	8,919	16,573	25,492	0.7x	17,844	84.6%
Rajiv Ramaswami(3)	—	—	—	—	—	—

(1)	As Mr. Rowe was appointed CFO and Executive Vice President on March 1, 2016, he did not participate in the FY14 PSU Plan.
(2)	As Mr. Chadwick resigned effective March 1, 2016, he forfeited his previously awarded FY14 PSUs.
(3)	Mr. Ramaswami joined the Company in 2016.

Benefits and Perquisites

We provide only minimal and select executive-level benefits or perquisites to our NEOs targeted to assist in recruitment of new executives and meet market practices.

During 2016, our NEOs were eligible to participate in a program for VMware to reimburse employees at the senior vice president level or above, including each NEO, for annual comprehensive physical examinations and medical screenings. We determined that offering such a benefit was in the best interests of VMware and our stockholders given the critical role of our senior staff to the ongoing performance of our business.

Our NEOs were also eligible to participate in a non-qualified deferred compensation program (“NQDC Program”) that was open to VMware employees at the level of senior director and above. The NQDC Program allows a participant to voluntarily defer between 5% and 75% of his or her base salary, between 5% and 100% of his or her commissions (if any) and between 5% and 100% of his or her eligible bonus (if any), in each case on a pre-tax basis. VMware may, but does not currently intend to, make matching contributions.

Our senior executives are obligated to undertake travel from time to time that is most efficient through use of a private jet. We did not incur any incremental expense during 2016 in connection with jet usage by our NEOs and their family members.

Other than with respect to relocation benefits, we do not generally provide NEOs with tax gross-ups or reimbursements.

Change-in-Control and Post-Termination Compensation

Severance Plan

During FY16, the CCG Committee approved a time-limited severance retention plan (“Severance Plan”) covering VMware executives, including each NEO. The Severance Plan is narrowly focused to provide stability to our executive team during the consummation of the Dell Acquisition and the subsequent integration of the two companies. Accordingly, the

Severance Plan expires on December 31, 2017. In approving the Severance Plan, the CCG Committee took into consideration that the Dell Acquisition did not constitute a change in control for VMware under VMware’s existing change-in-control retention plan (“CIC Plan”), making the retention incentives under the CIC Plan inapplicable to the Dell acquisition. Provisions of the Severance Plan were intended to align with common market practices among companies in our peer group. The Severance Plan provides severance benefits to NEOs who are involuntarily terminated without “cause” or who terminate employment for “good reason” (each such term as defined in the Severance Plan) with benefits designed to be competitive with similar plans at VMware’s peer companies.

Upon a qualifying termination under the Severance Plan, each NEO is eligible to receive (1) a lump sum payment equal to annual base salary, target annual bonus, as well as the value of 12-months’ coverage in health insurance premiums and (2) full accelerated vesting of outstanding RSU and stock option awards (excluding PSUs) that were otherwise scheduled to vest within and including the 12 months following termination.

The CCG Committee expressly designed the Severance Plan to be time-limited, to not permit double-dipping with the CIC Plan described below and to not provide for any tax gross-ups. NEOs would be required to execute a release in favor of VMware in exchange for Severance Plan benefits. In connection with benefits, the monthly health insurance premium amount equals 100% of the monthly cost required to obtain continuation coverage for the NEO and his or her covered dependents. Additionally, under the Severance Plan, performance-based equity awards do not accelerate and instead, unvested performance grants are cancelled upon termination of employment.

CIC Plan

During FY15, following review by the CCG Committee, VMware’s Board approved the CIC Plan covering VMware executives, including each NEO. As part of the annual review of executive compensation relative to VMware’s peers, the CCG Committee identified that this was an area that was appropriate to address from a market competitiveness perspective. The CIC Plan is intended to encourage the retention of NEOs and reduce uncertainty regarding the personal consequences of a potential change in control. The CIC Plan provides severance benefits for NEOs who are involuntarily terminated without “cause,” or who terminate employment for “good reason,” within 12 months following a “change in control” of VMware (each such term as defined in the CIC Plan) with benefits designed to be competitive with similar plans at VMware’s peer companies.

Upon a qualifying termination under the CIC Plan following a change in control, each NEO is eligible to receive (1) a lump sum payment equal to a multiple of annual base salary, target annual bonus and monthly health insurance premiums and (2) full accelerated vesting of outstanding equity awards. VMware’s CEO, Mr. Gelsinger, is eligible to receive two times his annual base salary and target bonus and 24 months of the health insurance premium amount. Other NEOs are eligible to receive 1.5 times their annual base salary and target bonus and 18 months of the health insurance premium amount.

The monthly health insurance premium amount equals 150% of the monthly cost required to obtain continuation coverage for the NEO and his or her covered dependents. NEOs would be required to execute a release in favor of VMware in exchange for CIC Plan benefits. Performance-based equity awards will generally convert into shares at target amounts if a change in control occurs during a performance period, unless otherwise specified in the performance award agreement.

The CIC Plan does not provide for any tax gross-ups. In the event the NEO would be subject to an excise tax under Section 4999 of the Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the benefits to the NEO will be reduced to the extent that such benefits do not trigger the excise tax unless the NEO would retain greater value (on an after-tax basis) by receiving all benefits and paying applicable excise, income and payroll taxes.

In addition to the double-trigger acceleration provided under the CIC Plan, the PSU awards granted to NEOs provide that if a change in control occurs during a performance period, that performance period will terminate immediately prior to consummation of the change in control and the PSUs will convert into time-based vesting awards that convert into Class A Stock at the target level of achievement.

Compensation Risk Assessment

We believe that the mix and design of the elements of our executive compensation are well balanced and do not encourage management to assume excessive risk. As detailed above, our pay mix is balanced among base salary, short-term performance cash bonus awards and equity compensation. NEO compensation is heavily weighted towards long-term, equity-based incentive compensation, which we believe discourages excessive short-term risk taking and strongly aligns NEO interests with the creation of long-term increased stockholder value. In addition, we maintain policies against the purchase of hedging instruments in order to help maintain the alignment of NEO interests with long-term changes in stockholder value by prohibiting NEOs from purchasing financial instruments that trade off the potential for upside gain in order to lock in the current market value of our securities. Additionally, as discussed below, our executive compensation plans also include compensation recovery provisions that enable us to recover performance bonuses, as well as gains on equity awards, that were earned due to activity detrimental to the Company.

Tax Deductibility

Section 162(m) of the Code, as amended, generally disallows a tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to the corporation’s CEO and certain other executive officers. However, performance-based compensation is not subject to the $1 million deduction limit if certain requirements are met. The CCG Committee may consider the impact of Section 162(m) when designing our cash and equity bonus program, but may elect to provide compensation that is not fully deductible as a result of Section 162(m) if it determines this is in our best interests. The CCG Committee structured our FY16 Executive Bonus Program for our NEOs and the PSUs and stock options granted in FY16 in order to allow each to qualify as performance-based compensation under Section 162(m). The RSUs granted in FY16 do not qualify as performance-based compensation.

Hedging Policy

We have adopted a policy prohibiting any of our directors or employees, including our NEOs, from “hedging” their ownership in shares of our Class A Stock or other equity-based interests in us, including by engaging in short sales or trading in derivative securities relating to our common stock and the shares of Class V common stock issued by Dell.

Compensation Recovery Policies

Our Executive Bonus Program for our executive officers, including our NEOs and the performance-based, long-term equity award program, were both adopted under the Incentive Plan. The Incentive Plan includes provisions that allow us to cancel outstanding equity awards or “clawback” the value of cash bonus awards recently realized if an officer, including each of our NEOs, engages in activity determined to be detrimental to VMware. Additionally, both programs include an incentive compensation recovery provision under which we can require reimbursement of any bonus paid under the plan where payment was predicated on financial results that were subject to a significant restatement and the individual engaged in fraud or misconduct that caused or partially caused the restatement. The policy applies to payments made within three years of the date when the applicable restatement is disclosed. We are proposing to update the clawback provision in the Incentive Plan to more specifically tie our ability to clawback outstanding equity awards to any restatements of VMware’s financial results and in case of termination for “cause,” as defined in the Incentive Plan. For more information, see “Proposal 4 —Vote to Approve Amended and Restated 2007 Equity and Incentive Plan.”

Executive Stock Ownership Guidelines

In April 2017, the CCG Committee adopted executive stock ownership guidelines to further align the interests of our senior executive officers with the interests of our stockholders and to underscore our commitment to strong corporate governance practices. Under the guidelines, our senior executive officers are required to own shares of our common stock valued at a multiple of their annual base salary (six times in the case of our CEO, three times with respect to our COOs and two times in the case of our CFO). The guidelines include a holding requirement for executives until they achieve their respective ownership level. Any executives who hold less than the requisite level of ownership must hold at least 50% of the shares net of tax withholdings that are acquired upon vesting in their equity awards and, with respect to stock options, 50% of the shares net of exercise and tax withholdings. Requisite ownership levels for each senior executive will be re-set annually based on salary levels and our trailing average stock price as of each December 31. These guidelines will take effect on April 1, 2018 and will be based on salary levels and our trailing average stock price as of December 31, 2017.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The table below summarizes the compensation information for the fiscal years ended December 31, 2016, 2015 and 2014 for our NEOs—our CEO, our CFO, our former CFO and the three other most highly compensated individuals who were serving as executive officers of VMware at the end of FY16. The amounts shown in the Stock Awards column do not reflect compensation actually received by the NEOs, but instead include the aggregate grant date fair value of awards computed in accordance with GAAP.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Patrick Gelsinger	2016	1,000,000	—	12,052,249	—	1,783,125	6,000	14,841,374
CEO	2015	1,000,000	650	11,904,314	—	1,443,750	10,479	14,359,193
	2014	925,000	—	3,819,670	2,423,179	1,322,274	49,497	8,539,620
Zane Rowe(4)	2016	630,770	—	5,150,990	—	761,466	7,642	6,550,868
CFO and Executive Vice President
Jonathan Chadwick(5)	2016	173,885	—	—	—	—	1,500	175,385
Former CFO, COO	2015	680,000	650	6,536,808	—	628,375	6,000	7,851,833
and Executive Vice President	2014	650,000	—	1,527,791	969,272	646,613	7,372	3,801,048
Sanjay Poonen	2016	621,250	—	10,840,103	—	637,826	3,142	12,102,321
COO, Customer Operations	2015	605,000	650	3,034,494	—	668,750	—	4,308,894
	2014	600,000	—	916,636	581,552	599,850	2,400	2,700,438
Rangarajan (Raghu) Raghuram	2016	621,250	—	10,592,707	—	731,294	—	11,945,251
COO, Products and Cloud Services	2015	605,000	650	6,321,816	—	585,250	—	7,512,716
	2014	550,000	—	1,222,213	775,412	551,850	—	3,099,475
Rajiv Ramaswami(6)	2016	504,168	1,597,248(7)	20,834,736	—	—	—	22,936,152
COO, Products and Cloud Services

(1)	Amounts shown represent the grant date fair values of stock awards granted in the fiscal year indicated, which were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Options (“ASC Topic 718”), without taking into account estimated forfeitures. The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note titled “Stockholders’ Equity” to our audited financial statements included in our Annual Report on Form 10-K for the applicable year.

Amounts include the value of the 2016 performance tranches of the 2014 PSUs, 2015 PSUs and 2016 PSUs for which performance goals were set in March 2016. For more details on the 2014 PSUs, 2015 PSUs and 2016 PSUs see “Compensation Discussion and Analysis—Compensation Components—Long-Term Incentives” and “—Grants of Plan-Based Awards.”

With respect to each of the 2014 PSUs, 2015 PSUs and 2016 PSUs, vesting is subject to the Company’s financial performance. Accordingly, the “Stock Awards” column above includes the grant date fair value based on the probable outcome of the performance-based conditions as of the grant date in accordance with ASC Topic 718. Assuming the maximum level of performance is achieved, the aggregate grant date fair value of the portion of the 2014, 2015 and 2016 PSU awards deemed granted in 2016 set forth in the table above would be as set forth in the table below.

Due to his departure from the Company, Mr. Chadwick forfeited his previously awarded 2014 PSUs and 2015 PSUs before performance goals for the 2016 tranches were established.

Name	Grant	Date of Grant	Maximum Conversion Ratio	Assuming Highest Level of Performance Conditions Achieved ($)
Patrick Gelsinger	2016 PSU	03/17/16	2.00	4,464,250
	2015 PSU	03/17/16	2.00	2,851,876
	2014 PSU	03/17/16	2.00	3,395,621
Zane Rowe	2016 PSU	03/17/16	2.00	2,575,469
Sanjay Poonen	2016 PSU	03/17/16	2.00	1,373,584
	2015 PSU	03/17/16	2.00	739,352
	2014 PSU	03/17/16	2.00	814,895
Rangarajan (Raghu) Raghuram	2016 PSU	03/17/16	2.00	1,201,886
	2015 PSU	03/17/16	2.00	1,689,978
	2014 PSU	03/17/16	2.00	1,086,562

(2)	Amounts shown represent cash incentive compensation earned for services rendered in the respective fiscal years under our annual cash incentive bonus plan. For more details on the annual cash incentive bonus plan, see “Compensation Discussion and Analysis—Compensation Components—Annual Performance-Based Bonus” and “—Grants of Plan-Based Awards.”
(3)	Amounts shown in the “All Other Compensation” column for FY16 represent: (i) matching contributions made under the VMware 401(k) plan of $6,000 for Mr. Gelsinger, $4,500 for Mr. Rowe and $1,500 for Mr. Chadwick; and (ii) matching contributions under VMware’s Matching Gift Program, under which employees may contribute to qualified charitable organizations and VMware provides a matching contribution to the charity in an equal amount, of $3,141.59 for Mr. Rowe and Mr. Poonen.
(4)	Mr. Rowe was appointed CFO and Executive Vice President on March 1, 2016. Accordingly, the amounts for 2016 represent compensation for the portion of the year that he was employed by VMware.
(5)	Mr. Chadwick resigned from his position as CFO, COO and Executive Vice President, effective March 1, 2016, and his last day as an employee of VMware was April 1, 2016. Accordingly, amounts for 2016 represent compensation for the portion of the year that he was employed by VMware.
(6)	Mr. Ramaswami joined the Company as a non-executive officer on April 1, 2016, and was appointed COO, Products and Cloud Services on October 26, 2016. Of the amounts shown in the table, the following amounts were earned by or awarded to Mr. Ramaswami prior to his appointment as an executive officer: Salary: $376,981; Bonus: $1,460,244; Stock Awards: $20,834,736.
(7)	Amounts shown represent a sign-on bonus of $50,000, a bonus of $1,000,000 to promote retention and semi-annual bonus payments totaling $547,248.

Grants of Plan-Based Awards

The following table sets forth information concerning non-equity incentive plan grants to our NEOs under our Executive Bonus Program during the fiscal year ended December 31, 2016 and stock awards granted to our NEOs during 2016 under the Incentive Plan. For further information on our non-equity incentive plan grants, see “Compensation Discussion and Analysis—Compensation Components—Annual Performance-Based Bonus.” The actual amounts realized in respect of the non-equity plan incentive awards during the 2016 fiscal year are reported in the “—Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column.

Name	Type(1)	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards(3) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Patrick Gelsinger	H1 Bonus	02/12/16	191,250	750,000	1,800,000	—	—	—	—	—
	H2 Bonus	08/12/16	191,250	750,000	1,800,000	—	—	—	—	—
	RSU Grant	03/17/16	—	—	—	—	—	—	129,951	6,696,375
	2014 PSU(4)	03/17/16	—	—	—	8,237	32,948	65,896	—	1,697,810
	2015 PSU(5)	03/17/16	—	—	—	6,918	27,672	55,344	—	1,425,938
	2016 PSU(6)	03/17/16	—	—	—	16,244	43,317	86,634	—	2,232,125
Zane Rowe	H1 Bonus	02/12/16	66,202	259,615	623,076	—	—	—	—	—
	H2 Bonus	08/12/16	95,625	375,000	900,000	—	—	—	—	—
	RSU Grant	03/17/16	—	—	—	—	—	—	74,971	3,863,256
	2016 PSU(6)	03/17/16	—	—	—	9,371	24,990	49,980	—	1,287,735
Jonathan Chadwick	—	—	—	—	—	—	—	—	—	—
Sanjay Poonen	H1 Bonus	02/12/16	77,775	305,000	732,000	—	—	—	—	—
	H2 Bonus	08/12/16	80,644	316,250	759,000	—	—	—	—	—
	RSU Grant	03/17/16	—	—	—	—	—	—	119,955	6,181,281
	RSU Grant	11/16/16	—	—	—	—	—	—	40,715	3,194,906
	2014 PSU(4)	03/17/16	—	—	—	1,977	7,907	15,814	—	407,448
	2015 PSU(5)	03/17/16	—	—	—	1,794	7,174	14,348	—	369,676
	2016 PSU(6)	03/17/16	—	—	—	4,998	13,328	26,656	—	686,792
Rangarajan (Raghu) Raghuram	H1 Bonus	02/12/16	77,775	305,000	732,000	—	—	—	—	—
	H2 Bonus	08/12/16	80,644	316,250	759,000	—	—	—	—	—
	RSU Grant	03/17/16	—	—	—	—	—	—	104,960	5,408,589
	RSU Grant	11/16/16	—	—	—	—	—	—	40,715	3,194,906
	2014 PSU(4)	03/17/16	—	—	—	2,636	10,543	21,086	—	534,281
	2015 PSU(5)	03/17/16	—	—	—	4,100	16,398	32,796	—	844,989
	2016 PSU(6)	03/17/16	—	—	—	4,373	11,662	23,324	—	600,943
Rajiv Ramaswami(7)	RSU Grant	05/13/16	—	—	—	—	—	—	163,068	9,444,899
	RSU Grant	05/26/16	—	—	—	—	—	—	191,845	11,389,838

(1)	“H1 Bonus” in the above table refers to grants under the Executive Bonus Program for performance between January 1, 2016 and June 30, 2016. “H2 Bonus” in the above table refers to grants under the Executive Bonus Program for performance between July 1, 2016 and December 31, 2016.
(2)	Amounts shown are possible payouts under the Executive Bonus Program. These amounts were based on the individual’s 2016 base salary and position. The program included corporate and individual performance goals with 50% of each NEO’s target amount determined solely by corporate financial goals. Threshold payments were set at 51% of the target amounts and were based upon the achievement of corporate financial goals. Accordingly, threshold bonus amounts were 26% of the target amounts for our NEOs. Maximum payments were capped at 240% of the target amounts. For more information on the Executive Bonus Program, see “Compensation Discussion and Analysis—Compensation Components—Annual Performance-Based Bonus.”
(3)	Amounts shown represent the grant date fair values of each equity award computed in accordance with ASC Topic 718, without taking into account estimated forfeitures. The fair market values of these awards have been determined based on assumptions set forth in the note titled “Stockholders’ Equity” to our audited financial statements for the fiscal year ended December 31, 2016 included in our Annual Report on Form 10-K filed with the SEC on February 24, 2017. With respect to the PSU awards, the estimate of the grant date fair value in accordance with ACS Topic 718 assumes vesting at target.
(4)	The 2014 PSUs were awarded in July 2014, but the performance targets for the FY15 performance period and the 2015-2016 two-year multiplier were not approved until March 2015 (the “First 2014 PSU Tranche”). Performance targets for the separate FY16 performance period (the “Second 2014 PSU Tranche”) were approved during 2016. Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the range of shares of Class A Stock subject to the Second 2014 PSU Tranche that vested on February 28, 2017. Shares subject to the First 2014 PSU Tranche were considered granted during 2015 and are therefore not represented in the table. For more information regarding the PSU awards, see “Compensation Discussion and Analysis—Compensation Components—Long-Term Incentives.”
(5)

The 2015 PSUs were granted and the performance targets for the FY15 performance period and the 2015-2017 three-year multiplier were approved in March 2015 (the “First 2015 PSU Tranche”). In connection with the transition of the Company’s fiscal year, the performance period covering calendar year 2017 is deemed to cover FY18. Performance targets for the separate FY16 performance period (the “Second 2015 PSU Tranche”) were approved in March 2016. Performance targets for the separate FY18 performance period (the “Third 2015 PSU

Tranche”) were not established during 2016. Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the range of shares of Class A Stock subject to the Second 2015 PSU Tranche that will become eligible to vest on February 28, 2018, if VMware meets the designated performance targets, assuming achievement at the threshold, target and maximum performance levels. Shares subject to the First PSU Tranches were considered granted in 2015 and shares subject to the Third 2015 PSU Tranche will not be considered granted until FY18, therefore those shares are not represented in the table. The 2015 PSUs will convert into Class A Stock at a ratio ranging from 0.5 to 2.0 shares per PSU, depending upon the degree of performance. Vesting in the 2015 PSUs is subject to continued employment, and no shares will be issued if actual performance is below minimum threshold performance levels. For more information regarding the PSU awards and the change in the Company’s fiscal year, see “Compensation Discussion and Analysis—Compensation Components—Long-term Incentives.”
(6)	The 2016 PSUs were granted and the performance targets for the FY16 performance period and the 2016-2018 three-year multiplier were approved in March 2016 (the “First 2016 PSU Tranche”). In connection with the transition of the Company’s fiscal year, performance periods covering calendar years 2017 and 2018 are deemed to cover FY18 and FY19, respectively. Performance targets for the separate FY18 performance period (the “Second 2016 PSU Tranche”) and the separate FY19 performance period (the “Third 2016 PSU Tranche”) were not established during 2016. Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the range of shares of Class A Stock subject to the First 2016 PSU Tranche that will become eligible to vest on February 28, 2019, if VMware meets the designated performance targets, assuming achievement at the threshold, target and maximum performance levels. Shares subject to the Second 2016 PSU Tranche and the Third 2016 PSU Tranche were not considered granted during 2016 and are therefore not represented in the table. The 2016 PSUs will convert into Class A Stock at a ratio ranging from 0.5 to 2.0 shares per PSU, depending upon the degree of performance. Vesting in the 2016 PSUs is subject to continued employment, and no shares will be issued if actual performance is below minimum threshold performance levels. For more information regarding the PSU awards and the change in the Company’s fiscal year, see “Compensation Discussion and Analysis—Compensation Components—Long-term Incentives.”
(7)	As Mr. Ramaswami was not appointed an executive officer until October 26, 2016, he did not formally participate in the Executive Bonus Program in FY16. For more information, see “Compensation Discussion and Analysis—Compensation Components—Long-term Incentives.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and stock awards held by our NEOs as of December 31, 2016. The market values for unvested stock awards are calculated based on a market value of $78.73 per share (the closing market price of VMware’s Class A Stock on December 30, 2016) multiplied by the number of shares subject to the award. For awards which are subject to performance-based conditions as described in the footnotes to the table, the number of shares reflects performance assuming achievement at target unless otherwise noted.

	Outstanding Option Awards					Outstanding Stock Awards
								Time-Based Vesting Awards		Performance-Based Vesting Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Type	Grant Date	Number of Shares or Units of Stock Held That Have Not Vested (#)	Market Value of Shares or Units of Stock Held That have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Patrick Gelsinger	07/25/13(2)	80,951	11,565	84.04	07/25/20	RSU	07/25/13(3)	5,204	409,711	—	—
	07/24/14(4)	56,742	31,118	96.61	07/24/21	RSU	07/24/14(5)	14,827	1,167,330	—	—
						PSU	03/16/15(6)	—	—	32,947	2,593,917
						RSU	03/23/15(7)	51,887	4,085,064	—	—
						PSU	03/23/15(8)	—	—	27,672	2,178,617
						RSU	03/17/16(9)	129,951	10,231,042	—	—
						PSU	03/17/16(10)	—	—	65,896	5,187,992
						PSU	03/17/16(11)	—	—	55,344	4,357,233
						PSU	03/17/16(12)	—	—	86,634	6,820,695
Zane Rowe	—	—	—	—	—	RSU	03/17/16(9)	74,971	5,902,467	—	—
						PSU	03/17/16(12)	—	—	49,980	3,934,925
Jonathan Chadwick	—	—	—	—	—	—	—	—	—	—	—
Sanjay Poonen	09/13/13(13)	138,389	31,936	87.63	09/13/20	RSU	09/13/13(14)	11,178	880,044	—	—
	07/24/14(4)	13,617	7,469	96.61	07/24/21	RSU	07/24/14(5)	3,558	280,121	—	—
						PSU	03/16/15(6)	—	—	7,907	622,518
						RSU	03/23/15(7)	13,453	1,059,155	—	—
						PSU	03/23/15(8)	—	—	7,174	564,809
						RSU	03/17/16(9)	119,955	9,444,057	—	—
						PSU	03/17/16(10)	—	—	15,814	1,245,036
						PSU	03/17/16(11)	—	—	14,348	1,129,618
						PSU	03/17/16(12)	—	—	26,656	2,098,627
						RSU	11/16/16(15)	40,715	3,205,492	—	—
Rangarajan (Raghu) Raghuram	07/25/13(2)	24,284	3,470	84.04	07/25/20	RSU	07/25/13(3)	1,562	122,976	—	—
	07/24/14(4)	18,157	9,958	96.61	07/24/21	RSU	07/24/14(5)	4,746	373,653	—	—
						PSU	03/16/15(6)	—	—	10,543	830,050
						RSU	03/23/15(7)	30,748	2,420,790	—	—
						PSU	03/23/15(8)	—	—	16,398	1,291,015
						RSU	03/17/16(9)	104,960	8,263,501	—	—
						PSU	03/17/16(10)	—	—	21,086	1,660,101
						PSU	03/17/16(11)	—	—	32,796	2,582,029
						PSU	03/17/16(12)	—	—	23,324	1,836,299
						RSU	11/16/16(15)	40,715	3,205,492	—	—
Rajiv Ramaswami	—	—	—	—	—	RSU	05/13/16(16)	163,068	12,838,344	—	—
						RSU	05/26/16(17)	191,845	15,103,957	—	—

(1)

Three sets of PSU awards to NEOs remained outstanding as of December 31, 2016. All PSU awards are convertible into Class A Stock at a ratio ranging from 0.5 to 2.0 shares per PSU, depending upon the degree of performance. The 2014 PSUs were awarded in July 2014, the 2015 PSUs were awarded in March 2015 and the 2016 PSUs were awarded in March 2016. Performance targets for the FY15 performance period of the 2014 PSUs (the First 2014 PSU Tranche), the 2015-2016 two-year multiplier applicable to the 2014 PSUs, the FY15 performance period of the 2015 PSUs (the First 2015 PSU Tranche) and the 2015-2017 three-year multiplier applicable to the 2015 PSUs were approved in March 2015. In March 2016, achievement for the First 2014 PSU Tranche and the First 2015 PSU Tranche was certified at a level of 84.6%. Performance targets for the FY16 performance period of the 2014 PSUs (the Second 2014 PSU Tranche), the FY16 performance period of the 2015 PSUs (the Second 2015 PSU Tranche), the FY16 performance period of the 2016 PSUs (the First 2016 PSU Tranche) and the 2016-2018 three-year multiplier applicable to the 2016 PSUs were also approved in March 2016. In March 2017, achievement for the Second 2014 PSU Tranche, the Second 2015 PSU Tranche and the First 2016 PSU Tranche was certified at a level of 157.2%, the achievement of the two-year multiplier applicable to the 2014 PSUs was certified at a level of 70% and the final conversion ratio for the 2014 PSUs was calculated as 84.6%. The final percentage calculation of the First 2015 PSU Tranche and the Second 2015 PSU Tranche remains subject to the determination of the three-year multiplier following the completion of FY18, and the final percentage calculation of the First 2016 PSU Tranche remains subject to the determination of the three-year multiplier following the completion of FY19. Based on guidance provided by the SEC, the target number of shares issuable under the First 2014 PSU Tranche and the First 2015 PSU Tranche and the maximum number of shares issuable under the Second 2014 Performance Tranche, the Second 2015 PSU Tranche and the First 2016 PSU Tranche is represented in the table. In connection with the transition of the Company’s fiscal year, the performance period covering calendar years 2017 and 2018 are deemed to apply to FY18 and FY19, respectively. The 2014 PSUs vested on February 28, 2017. Subject to achievement of threshold performance objectives and continued employment, the 2015 PSUs will vest on February 28, 2018 and the 2016 PSUs will vest on March 1, 2019. For more information regarding the PSU awards, see “Compensation Discussion and Analysis—Compensation Components—Long-Term incentives.”
(2)	Options vest over four years, with 25% vested on June 1, 2014 and the remaining shares vesting ratably each month thereafter, subject to continued employment.
(3)	RSUs vest over four years, with 25% vested on June 1, 2014 and the remaining shares vesting ratably every six months thereafter, subject to continued employment.
(4)	Options vest over four years, with 25% vested on May 1, 2015 and the remaining shares vesting ratably every month thereafter, subject to continued employment.
(5)	RSUs vest over four years, with 25% vested on May 1, 2015 and the remaining shares vesting ratably every six months thereafter, subject to continued employment.
(6)	Represents the target number of shares that may be issued under the First 2014 PSU Tranche as of December 31, 2016. The First 2014 PSU Tranche vested on February 28, 2017. The actual number of shares issued to NEOs with respect to the First 2014 PSU Tranche was as follows: Mr. Gelsinger—55,766, Mr. Poonen—13,382 and Mr. Raghuram—17,844.
(7)	RSUs vest over four years, with 25% vesting on March 1, 2016 and the remaining vesting ratably every six months thereafter, subject to continued employment.
(8)	Represents the target number of shares that may be issued under the First 2015 PSU Tranche.
(9)	RSUs vest over four years, with 25% vesting on March 1, 2017 and the remaining vesting ratably every six months thereafter, subject to continued employment.
(10)	Represents the target number of shares that may be issued under the Second 2014 PSU Tranche.
(11)	Represents the maximum number of shares that may be issued under the Second 2015 PSU Tranche.
(12)	Represents the maximum number of shares that may be issued under the First 2016 PSU Tranche.
(13)	Options vest over four years, with 25% vesting on the first anniversary of the first day of the month the option was granted and the remaining shares vesting ratably each month thereafter, subject to continued employment.
(14)	RSUs vest over four years, with 25% vesting on the first anniversary of the first day of the month the RSU was granted and the remaining shares vesting ratably every six months thereafter, subject to continued employment.
(15)	RSUs vest in full on November 1, 2019, subject to continued employment.
(16)	RSUs vest over four years, with 25% vesting on May 1, 2017 and the remaining vesting ratably every six months thereafter, subject to continued employment.
(17)	RSUs vest over three years, with 33% vesting on each of June 1, 2017, June 1, 2018 and June 1, 2019, subject to continued employment.

Option Exercises and Stock Vested

The following table sets forth information regarding stock options exercised and stock awards vested for our NEOs during the fiscal year ended December 31, 2016.

	Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized On Exercise ($)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting(1) ($)
Patrick Gelsinger	610,064	(2)	6,834,739	(2)	125,165		6,903,682
Zane Rowe	—		—		296,681	(3)	8,535,512	(3)
Jonathan Chadwick	—		—		31,361		1,496,256
Sanjay Poonen	—		—		31,647		1,786,204
Rangarajan (Raghu) Raghuram	—		—		41,071		2,256,435
Rajiv Ramaswami	—		—		—		—

(1)	Except with respect to Mr. Rowe, amounts represent the fair market value of the Class A Stock, on the applicable vesting date, multiplied by the number of shares of RSUs vested on each such date. Fair market value is determined based on the closing price of VMware’s Class A Stock on the NYSE on the vesting date. For vesting dates that do not fall on a trading day, fair market value is determined based on the closing price on the trading day immediately preceding the vesting date. Amounts shown do not represent proceeds from sales of shares acquired on vesting of stock awards and do not indicate that shares were actually sold.

(2)	Amounts shown represent the number of EMC shares acquired and the value realized by Mr. Gelsinger upon the exercise of EMC stock options in connection with the consummation of the Dell Acquisition on September 7, 2016. Prior to joining VMware, Mr. Gelsinger was an executive officer at EMC. Mr. Gelsinger continued to vest in his EMC equity awards during his employment at VMware and his vested EMC stock options remained outstanding. The value realized on exercise represents the difference between the aggregate exercise price of Mr. Gelsinger’s EMC stock options and the aggregate value of the merger consideration received for the shares acquired on exercise. The merger consideration paid at the close of the Dell Acquisition to EMC shareholders had a fair market value of $28.77 per share, consisting of $24.05 in cash and approximately 0.111 shares of Dell Class V common stock (“Dell Merger Consideration”).
(3)	Prior to joining VMware, Mr. Rowe was an executive officer at EMC. The equity awards granted to Mr. Rowe during his employment at EMC remained outstanding and continued to be eligible to vest during his employment with VMware. In connection with the consummation of the Dell Acquisition, vesting in Mr. Rowe’s outstanding EMC equity awards was accelerated in full and his vested shares were exchanged for the Dell Merger Consideration. Amounts shown represent the number of EMC shares Mr. Rowe acquired upon acceleration and the aggregate fair market value of the Dell Merger Consideration he received.

Nonqualified Deferred Compensation

In 2013, we adopted the NQDC Program, which became effective January 1, 2014. The NQDC Program is open to our employees at the level of senior director and above, including our NEOs. The NQDC Program allows a participant to voluntarily defer between 5% and 75% of his or her base salary, between 5% and 100% of his or her commissions (if any), and between 5% and 100% of his or her eligible bonus (if any), in each case on a pre-tax basis. We may, but do not currently intend to, make matching contributions. A participant can elect for his or her deferrals to be treated as if invested in one or more mutual funds, which mirror those of our 401(k) plan. Amounts deferred by each participant under the program are credited to a bookkeeping account maintained on behalf of each participant. The bookkeeping account under the program will then be adjusted based on the performance of the participant’s investment elections. We do not provide a guaranteed rate of return on these funds. The NQDC Program is “unfunded,” and all deferrals are general assets of VMware.

Participants are generally eligible to receive payment of his or her contributions and related earnings at the end of an elected deferral period or six months after a separation of service from VMware on the first business day of the next quarter. A participant can elect to receive his or her payments in a lump sum or annual installments. Individual contributions and related earnings vest completely upon a participant’s disability or death. Participants may make hardship withdrawals under specific circumstances.

The following table shows the executive contributions, earnings and account balances for the NEOs in the NQDC Program as of December 31, 2016.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings (Losses) in Last Fiscal Year(2) ($)	Aggregate Balance at Last Fiscal Year-End(3) ($)
Patrick Gelsinger	630,771	70,605	1,715,941	(3)
Zane Rowe	—	—	—
Jonathan Chadwick	—	—	—
Sanjay Poonen	—	—	—
Rangarajan (Raghu) Raghuram	—	33,012	426,781	(4)
Rajiv Ramaswami	—	—	—

(1)	Represents deferred amounts that are also reported as compensation in the “Summary Compensation Table” during FY16.
(2)	Earnings (Losses) shown are not included in the “Summary Compensation Table” because they are not preferential or above market.
(3)	The amount shown includes executive contributions in FY14 of $489,182 and FY15 of $533,125 for Mr. Gelsinger which were previously reported in the “Summary Compensation Table” as compensation for FY14 and FY15, respectively.
(4)	The amount shown includes executive contributions in FY14 of $385,925 for Mr. Raghuram which was previously reported in the “Summary Compensation Table” as compensation for FY14.

Potential Payments upon Termination or Change in Control

The information below describes the compensation and benefits due to each of our NEOs in the event of termination of employment or a change in control under the circumstances described below. Except as noted below, all unvested stock awards will terminate upon any termination of employment. The vested portions of all stock options generally remain exercisable for a period of three months following the date of termination unless termination is for cause, in which case any unexercised stock options terminate immediately.

Change in Control

In February 2015, VMware adopted the CIC Plan covering VMware executives. VMware’s NEOs are entitled to receive severance benefits under the CIC Plan upon termination without “cause,” or following a termination of employment for “good reason” within 12 months following a “change in control” of VMware, as such terms are defined in the CIC Plan. For information regarding the conditions of and benefits payable under the CIC Plan, see “Compensation Discussion and Analysis—Compensation Components—Change-in-Control and Post-Termination Compensation.”

Involuntary Termination for Cause

A NEO whose employment is terminated for cause is not entitled to any compensation or benefits other than those that are paid to all employees upon any termination of employment.

Involuntary Termination without Cause or Resignation for Good Reason

In June 2016, the CCG Committee approved a time-limited Severance Plan covering VMware executives, including each NEO. The Severance Plan was narrowly focused to provide stability to our executive team up to and through the consummation of the Dell Acquisition that closed on September 7, 2016 and the subsequent integration of the two companies. Accordingly, the Severance Plan expires on December 31, 2017. Upon a qualifying termination under the Severance Plan, each NEO is eligible to receive (1) a lump sum payment equal to annual base salary and target annual bonus, as well as the value of 12-months’ coverage in health insurance premiums and (2) full accelerated vesting of outstanding RSU and stock option awards (excluding PSUs) that were otherwise scheduled to vest within and including the 12-months following termination. For information regarding the conditions of and benefits payable under the Severance Plan, see “Compensation Discussion and Analysis—Compensation Components—Change-in-Control and Post-Termination Compensation.”

Voluntary Termination

A NEO who voluntarily terminates employment is not entitled to any compensation or benefits other than those that are paid to all employees upon any termination of employment.

The provision of any additional compensation and benefits would be made at the discretion of the CCG Committee.

Death

Upon an employee’s death, the employee’s survivors will continue to receive the employee’s base salary for six months and we will make a $10,000 contribution to a tax-qualified education fund in respect of each of the deceased employee’s minor children. This benefit is provided to all employees generally. For those employees who hold equity awards granted under the Incentive Plan, including our NEOs, unvested stock options and stock awards will immediately vest and all options held by the employee prior to his or her death will remain exercisable for three years thereafter.

Disability

Upon termination for disability, for those employees who hold equity awards granted under the Incentive Plan, including our NEOs, unvested stock options and stock awards will immediately vest, and all options held by an employee prior to his or her termination for disability will remain exercisable for three years thereafter.

Retirement

We do not provide any retirement benefits to our NEOs, other than matching 401(k) plan contributions to the extent that they are provided to all employees who participate in our 401(k) plan. Effective July 2014, the maximum matching contribution available to all employees participating in our 401(k) plan is $1,500 per fiscal quarter.

Potential Payments Table

The following table shows the potential payments and benefits that would have been provided upon termination under each of the scenarios discussed above if such termination had occurred on December 31, 2016. The actual amounts to be paid can only be determined at the time of the termination of employment. Excluded are benefits of equal value provided to all employees, such as payments upon an employee’s death.

	Termination Due to Death or Disability(1) ($)	Without Cause/ Resignation for Good Reason(1) ($)				Change in Control: Qualifying Termination(1)(2) ($)
	Acceleration of RSUs & PSUs (3)	Acceleration of RSUs(4)	Cash Severance Payment(5)		Total	Acceleration of RSUs & PSUs(3)	Cash Severance Payment(6)	Total
Patrick Gelsinger	39,911,859	6,658,511	2,508,208		9,166,719	37,591,308	0	37,591,308
Zane Rowe	12,930,300	2,213,336	2,361,664	(7)	4,575,000	12,930,300	2,277,189	15,207,489
Jonathan Chadwick	—	—	—		—	—	—	—
Sanjay Poonen	21,601,071	5,031,870	1,412,084		6,443,954	21,601,071	2,127,189	23,728,260
Rangarajan (Raghu) Raghuram	23,483,427	4,439,191	1,412,084		5,851,275	23,483,427	2,127,189	25,610,616
Rajiv Ramaswami	27,942,300	9,849,044	1,412,084		11,261,128	27,942,300	240,949	28,183,249

(1)	Based on the spread between the closing price of the Class A Stock ($78.73) on the NYSE on December 31, 2016 and the stock option exercise prices, each of the executives’ respective unvested stock options are “underwater” and not represented in the table. For information on NEO stock options outstanding as of December 31, 2016, see “Compensation of Executive Officers—Outstanding Equity Awards at Fiscal Year-End.”
(2)	The CIC Plan does not provide for any tax gross-ups. In the event a NEO would be subject to an excise tax under Section 4999 of the Internal Revenue Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the benefits to the NEO will be reduced to the extent that such benefits do not trigger the excise tax, unless the NEO would retain greater value (on an after-tax basis) by receiving all benefits and paying applicable excise, income and payroll taxes. Amounts shown are based on preliminary calculations that indicate that, with the exception of Messrs. Gelsinger and Ramaswami, the amounts payable to each NEO under the CIC Plan would not be subject to the excise tax. With respect to Messrs. Gelsinger and Ramaswami, the total payout amount shown reflects that their cash payments would be reduced by an estimated amount of $5,024,624 and $1,886,240, respectively, and that Mr. Gelsinger’s payment with respect to the acceleration of RSUs and PSUs would be reduced by $2,320,551 in accordance with the Severance Parachute Payment provision of the CIC Plan. Estimated amounts may materially differ from any actual amounts ultimately paid.
(3)	Represents the aggregate value of the acceleration of vesting of the executive’s unvested RSUs and PSUs, based on the closing price of the Class A Stock ($78.73) on the NYSE on December 31, 2016. Under the CIC Plan, amounts attributable to PSUs assume either target or actual performance, subject to more specific treatment as may be required by the specific PSU award agreement.
(4)	Under the Severance Plan, amount attributable to the aggregate value of the acceleration of vesting of the executive’s RSUs that would vest within one year based on the closing price of the Class A Stock ($78.73) on the NYSE on December 31, 2016.
(5)	Amounts shown represent a lump severance payment equaling the sum of a multiplier of annual cash compensation (of annual base salary and target bonus) and estimated monthly health insurance premiums (of 100% the monthly cost for 12 months) assuming a change in control occurred on December 31, 2016.
(6)	Amounts shown represent a lump severance payment equaling the sum of a multiplier of annual cash compensation (of two times annual base salary and target bonus for the CEO and 1.5 times annual base salary and target bonus for the other NEOs) and estimated monthly health insurance premiums (of 150% the monthly cost for 24 months for the CEO and for 18 months for the other NEOs) assuming a change in control occurred on December 31, 2016.

(7)	The cash severance amounts shown for Mr. Rowe reflect a severance agreement with EMC that he entered into in connection with the start of his employment with VMware. The agreement provides that EMC will pay Mr. Rowe a lump sum severance payment equal to $4,575,000 if he is terminated without “cause,” as defined in the CIC Plan, or for “good reason,” as defined in the agreement between EMC and Mr. Rowe, at any time before the 24-month anniversary of the Dell Acquisition. The severance agreement provides that the severance from EMC will be reduced by the amount of severance payments he is entitled to receive from VMware in connection with such termination of employment.

Indemnification Agreements and Director and Officer Insurance

Our certificate of incorporation and bylaws generally provide for mandatory indemnification of directors and officers to the fullest extent permitted by law. We have also entered into indemnification agreements with our directors and executive officers that will generally provide for mandatory indemnification to the fullest extent permitted by law. In addition, our executive officers and directors are insured under a liability insurance policy officers and directors.

COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that VMware specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The CCG Committee of VMware has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the CCG Committee recommended to the Board that the CD&A be included in this proxy statement.

Compensation and Corporate Governance Committee

Paul Sagan, Chair

Anthony Bates

Michael Brown

DIRECTOR COMPENSATION

The CCG Committee evaluates the appropriate level and form of compensation for outside directors at least annually and recommends changes to the Board when appropriate. During 2016, outside directors were eligible for the following compensation:

•	an annual retainer fee of $50,000;

•	additional annual compensation of $25,000 for committee chairs;

•	additional annual compensation of $20,000 for committee vice chairs;

•	additional annual compensation of $15,000 for other committee members; and

•	additional annual compensation of $100,000 for our Lead Director.

We also reimburse our directors for reasonable expenses in connection with performing their duties as directors, such as attendance at Board and committee meetings.

In addition, during 2016, outside directors were eligible to receive an annual RSU grant equal to a grant value of $250,000, calculated using a 45-day trailing average, vesting in quarterly installments over one year.

Subject to the discretion of the Board, outside directors who are elected to the Board during the year are eligible to receive RSU grants that may be pro-rated to reflect the portion of the year that they serve on the Board.

The CCG Committee has adopted stock ownership guidelines for our outside directors. Under the guidelines, each outside director who receives equity grants from us is required to hold 5,000 shares of Class A Stock. If a director does not yet meet the holding requirement, the director must hold an amount of shares equal to 50% of the net shares acquired from us as compensation for service as a director. As of the date of this proxy statement, the holdings of each outside director subject to the stock ownership policy are sufficient to comply with this policy.

We do not provide compensation to Messrs. Dell, Durban and Maritz for their service on the Board because Mr. Dell is an officer of Dell, Mr. Durban can be deemed to have an ownership interest in Dell and its subsidiaries, and Mr. Maritz is an officer of Pivotal, a subsidiary of Dell in which VMware has an ownership interest. Additionally, we did not provide compensation to Mr. Tucci for his service as former Chairman prior to his resignation effective September 6, 2016 because he was simultaneously an officer of EMC. Accordingly, Messrs. Dell, Durban and Maritz are not, and Mr. Tucci was not, subject to the stock ownership guidelines established for our outside directors.

In May 2016, the Board approved a program that enables outside directors to defer the receipt of shares that have vested pursuant to RSU awards to a future tax year. Under the program, an outside director may elect to defer settlement of his or her vested RSUs for up to ten years from the date of grant. Deferrals are subject to early settlement upon termination of board service. The program is being made available to outside directors commencing with RSU awards granted in 2017.

The table below summarizes the compensation earned by our outside directors for the fiscal year ended December 31, 2016:

Name	Fees Earned(1) ($)	Restricted Stock Unit Awards(2)(3) ($)	Total ($)
Anthony Bates(4)	77,986	361,016	439,002
Michael Brown	90,000	284,739	374,739
Donald Carty	65,000	284,739	349,739
John Egan(5)	51,164	284,739	335,903
Michael Dell(6)	—	—	—
Egon Durban(7)	—	—	—
Karen Dykstra(8)	71,260	349,099	420,359
Paul Maritz	—	—	—
Paul Sagan	190,000	284,739	474,739
Joseph Tucci(9)	—	—	—

(1)	Includes annual retainer for service on the Board and additional amounts, as applicable, for committee membership, service as committee chair and service as Lead Director.
(2)	Amounts shown represent the grant date fair values computed in accordance with ASC Topic 718 of the RSU grants in this table, rather than an amount paid to or realized by the director. The fair market values of these awards have been determined based on assumptions set forth in the note titled “Stockholders’ Equity” to our audited financial statements for the fiscal year ended December 31, 2016, included in our Annual Report on Form 10-K filed with the SEC on February 24, 2017. The unvested portion of Mr. Egan’s RSUs were forfeited on the effective date of his resignation from the Board.
(3)	On May 26, 2016, each of Ms. Dykstra and Messrs. Bates, Brown, Carty, Egan and Sagan was granted an award of 4,796 RSUs, with a grant date fair value of $284,739, in each case, computed in accordance with ASC Topic 718, as described in footnote 2 to this table.
(4)	Mr. Bates was elected to the Board and appointed to the CCG Committee effective February 8, 2016. He was appointed to the RPT Committee effective March 17, 2016 and was appointed as Chair of the M&A Committee effective September 7, 2016, and his cash fees were pro-rated to reflect the respective periods of his Board and Board committee service. In addition to the annual equity award described in footnote 3 to this table, Mr. Bates was granted a pro-rata award of 1,503 RSUs on March 1, 2016 with a grant date fair value of $76,277 computed in accordance with ASC Topic 718, as described in footnote 2 to this table.
(5)	Mr. Egan’s cash earnings include pro-rated amounts for his service as Chair of the M&A Committee and as a director through his resignation from the Board effective September 6, 2016.
(6)	Mr. Dell was elected to the Board and appointed Chairman effective September 7, 2016.
(7)	Mr. Durban was elected to the Board and appointed to the M&A Committee effective September 7, 2016.
(8)	Ms. Dykstra was elected to the Board and appointed as Chair of the RPT Committee and was appointed to the Audit Committee effective March 17, 2016, and her cash earnings were pro-rated to reflect her periods of Board and Board committee service. In addition to the annual equity award discussed in footnote 3 to this table, Ms. Dykstra was granted a pro-rata equity award of 1,249 RSUs on March 17, 2016 with a grant date fair value of $64,361 computed in accordance with ASC Topic 718, as described in footnote 2 to this table.
(9)	Mr. Tucci resigned as Chairman and as a member of the Board effective September 6, 2016.

The table below shows the aggregate numbers of unvested VMware stock awards and option awards outstanding for each outside director as of December 31, 2016.

Name	Unvested Restricted Stock Unit Awards	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable
Anthony Bates	2,398	—	—
Michael Brown	2,398	6,000	—
Donald Carty	2,398	—	—
John Egan(1)	—	—	—
Michael Dell(2)	—	—	—
Egon Durban(2)	—	—	—
Karen Dykstra	2,398	—	—
Paul Maritz(2)	—	—	—
Paul Sagan	2,398	—	—
Joseph Tucci(3)	—	—	—

(1)	Mr. Egan resigned from the Board effective September 6, 2016. RSUs that were unvested at the time of his resignation were forfeited.
(2)	Messrs. Dell, Durban and Maritz do not receive any cash or equity compensation for their respective service on the Board.
(3)	Mr. Tucci resigned as Chairman and as a member of the Board effective September 6, 2016. Mr. Tucci did not receive any cash or equity compensation for his service on the Board.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

From time to time, we enter into transactions in which “related persons” (as defined in Item 404 of Regulation S-K adopted by the SEC under the federal securities laws) could be deemed to have a direct or indirect material interest. Related persons include our directors and executive officers, their immediate family members and stockholders beneficially owning more than five percent of either class of our common stock, including our controlling stockholder, EMC, which was acquired by Dell in September 2016. We enter into these transactions in the ordinary course of business in connection with the design, development, marketing, sales and distribution of our products and in the administration and oversight of our business operations. From time to time, we have engaged in transactions with our controlling stockholder to effect the sale or transfer of business assets, and we have also invested alongside our controlling stockholder in certain private company equity financing and joint ventures. Additionally, in December 2016, we entered into an agreement with Dell for the repurchase of a portion of the shares of Class A Stock held by Dell.

We have adopted a written policy and procedures for the review, approval and ratification of transactions involving related persons. We recognize that transactions with related persons may present potential or actual conflicts of interest or an appearance of impropriety. Additionally, these transactions must be fair to us in accordance with applicable Delaware corporate law. Accordingly, as a general matter, it is our policy to closely assess and evaluate transactions with related persons. Since March 2016, transactions with related persons have been reviewed by the RPT Committee. Previously, transactions with related persons were reviewed by our Audit Committee.

The policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships), in which we or any of our subsidiaries is or will be a participant, in which the amount involved exceeds $120,000 and in which any related person has or may have a direct or indirect material interest. An investor may obtain a written copy of this policy by sending a request to: VMware, Inc., Legal Department, 3401 Hillview Avenue, Palo Alto, California, 94304.

Additionally, ownership interests of our directors or officers in the common stock of Dell, or service as both a director of Dell and VMware, or as a director of VMware and an officer or employee of Dell, could create, or appear to create, potential conflicts of interest when directors and officers are faced with decisions that could have different implications for us and Dell. Since VMware’s IPO, in order to address potential conflicts of interest between us and EMC with respect to corporate opportunities, our certificate of incorporation has contained provisions regulating and defining the conduct of our affairs as they may involve EMC and its officers and directors, and our powers, rights, duties and liabilities and those of our officers, directors and stockholders in connection with our relationship with EMC. Our certificate of incorporation also contains provisions limiting the liability of our directors or officers who are also directors or officers of EMC in the event they learn of a transaction that may be a corporate opportunity for both VMware and EMC, provided they comply with the provisions set forth in our certificate of incorporation. These provisions are applicable to Mr. Dell, who serves as CEO of EMC. Additionally, pursuant to resolutions adopted by our RPT Committee, we have renounced any expectancy or interest on the part of the Company being offered an opportunity to participate in certain corporate opportunities presented to Mr. Dell and Mr. Durban outside of their roles as directors of VMware. For more information, see the “Board of Directors Independence and Committees—Board Independence” section of this proxy.

TRANSACTIONS WITH RELATED PERSONS

Our Relationship with Dell Technologies Inc. and EMC Corporation

Prior to our IPO in August 2007, we operated as a wholly owned subsidiary of EMC. In September 2016, Dell completed the Dell Acquisition, and EMC became a wholly owned indirect subsidiary of Dell. EMC continues to be our majority stockholder, and we are considered a “controlled company” under the NYSE Rules. Dell, through its ownership of EMC, has the power, acting alone, to approve any action requiring a vote of the majority of our voting shares and to elect all our directors. In addition, until the first date on which EMC or its successor-in-interest ceases to beneficially own 20% or more of the aggregate number of outstanding shares of our Class A Stock and Class B Stock, the prior affirmative vote or written consent of EMC as the holder of our Class B Stock or its successor-in-interest will be required in order to authorize a number of significant actions.

As of the close of business on the Record Date, EMC directly or indirectly owned approximately 82.1% of our common stock (approximately 31.9% of the Class A Stock and 100% of the Class B Stock). Accordingly, Dell controlled approximately 97.7% of the combined voting power of our common stock. For as long as EMC or its successor-in-interest continues to control more than 50% of the combined voting power of our common stock, EMC or its successor-in-interest will be able to direct the election of all the members of the Board and exercise control over our business and affairs, including any determinations with respect to mergers or other business combinations involving us, the acquisition or disposition of assets, the incurrence of indebtedness, the issuance of any additional common stock or other equity securities, and the payment of dividends with respect to our common stock.

As described in “Our Board of Directors and Nominees,” two members of the Board are executive officers of Dell or Dell subsidiaries. Our Chairman, Michael Dell, is the Chairman and CEO of Dell, and Paul Maritz is the Executive Chairman of Pivotal, a majority-owned subsidiary of Dell in which VMware has an ownership interest. Mr. Dell also serves as the CEO of EMC.

Unless otherwise indicated, all references to Dell in “—Transactions with Related Persons” are to Dell and its consolidated subsidiaries (including EMC and Pivotal), and include transactions with EMC prior to the Dell Acquisition. Prior to the Dell Acquisition, Dell was not considered a related person of VMware. Accordingly, references to Dell in “—Transactions with Related Persons” do not include transactions between Dell and us prior to the Dell Acquisition. References to EMC are exclusive to EMC and are not intended to include transactions or agreements with Dell.

Effective with the Dell Acquisition, our results of operations and financial position are now consolidated with Dell’s financial statements. We continue to receive various administrative services from Dell, we have entered into agreements regarding Dell’s and our respective intellectual property and real estate, we and Dell sell goods and services as vendors to one another and Dell resells our products and services to third-party customers. Our current relationship with Dell includes the aspects listed below.

•	Dell, through its ownership of EMC, is our controlling stockholder and, as such, has certain rights under our charter documents.

•	A master transaction agreement entered into with EMC in conjunction with our IPO, together with ancillary agreements, governs many aspects of our post-IPO business relationship with EMC.

•

Our obligations as a member of the U.S. federal consolidated tax group of which Dell is the parent and EMC and VMware are members, and in certain consolidated, combined or unitary groups that include Dell or certain of its subsidiaries, or both, for state and local income tax purposes, are governed by a tax sharing agreement that we amended in connection with the Dell Acquisition to include Dell. In 2016, we paid $373 million in income taxes to Dell for our portion of Dell’s consolidated federal income taxes, pursuant to our tax sharing agreement with Dell, which included $181 million recorded as an income tax-related asset on our balance sheet at year end.

•

Dell holds three notes payable by us that we amended most recently with EMC in 2014. The three notes have the following maturity dates, at which times any remaining outstanding principal under the respective notes is due: $680 million due May 1, 2018, $550 million due May 1, 2020 and $270 million due December 1, 2022. The notes bear interest, payable quarterly in arrears, at the annual rate of 1.75%. VMware may repay the notes, without penalty or premium, at any time.

•	We contract for certain services from Dell subsidiaries in geographic regions where we do not have legal entities established.

•

Pursuant to ongoing reseller arrangements with Dell, Dell bundles our products and services with Dell’s products and sells them to end users. During 2016, we recognized $508 million in revenue and had an unearned revenue balance of $637 million as of December 31, 2016 from transactions through these reseller arrangements.

•	Dell Financial Services, an affiliate of Dell, provides financing to certain of our end customers based on the customer’s discretion.

•

From time to time, we enter into various licensing, technology and marketing agreements with Dell relating primarily to furthering the interoperability of our respective technologies and coordinating certain sales, marketing and branding efforts. These arrangements provide for deployment of internal resources of both companies.

•	We transact ongoing business with Dell to collaborate on technology projects.

•

From time to time, we engage in transactions with Dell to effect the sale or transfer of business assets, and we have also invested alongside Dell in certain private company equity financing and joint ventures.

•

We have entered into arrangements to share certain information technology infrastructure and costs in order to realize cost-saving synergies. Commencing in January 2017, we agreed to utilize a single chief information officer for both Dell and VMware. Costs under these arrangements will be allocated between us and Dell based on the level of services and resources each company utilizes.

Additionally, on December 15, 2016, we entered into a stock purchase agreement with Dell to purchase shares of our Class A Stock from Dell. On February 15, 2017, the stock purchase was completed. A total of $500 million was paid in exchange for 6.2 million shares. The aggregate number of shares purchased was determined based upon the volume-weighted average price during a defined period, less an agreed upon discount of 3.5%.

Information on the impact of our transactions with Dell on our financial condition and our results of operations is provided in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Our Relationship with Dell” section of our 2016 Annual Report on Form 10-K filed with the SEC on February 24, 2017. The material agreements that govern our relationship with Dell are included as exhibits to our Form 10-K.

Other Transactions with Related Persons

A brother of Sanjay Poonen, VMware’s COO, Customer Operations, is employed by VMware in its cloud service business. During 2016, Mr. Poonen’s brother received a base salary of $212,000 and an annual bonus of $60,000. Mr. Poonen’s brother also received an equity award for RSUs with a value of $35,000. The award vests ratably over four years in accordance with VMware’s standard equity grant vesting schedule.

On April 14, 2016, the Company entered into a consulting agreement with Carl Eschenbach for his services as a strategic advisor to the Company. Mr. Eschenbach resigned from his position as President and COO of the Company effective

March 31, 2016. Pursuant to the agreement, the Company has paid Mr. Eschenbach cash compensation at a monthly rate of $235,000. Effective April 1, 2017, the agreement was amended to modify the monthly compensation amount to $50,000 and to reduce the scope of Mr. Eschenbach’s services. The revised monthly rate will continue as long as Mr. Eschenbach provides his services to VMware pursuant to the agreement. The agreement has no fixed term and is terminable at-will by either party.

From time to time, we may purchase or sell goods and services in the ordinary course of business on a regular, arms-length basis, on the same or similar terms as would be negotiated with unrelated third parties with entities in which SLP investment funds have a beneficial ownership interest of 10% or more. The SLP investment funds consist of Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P. and SLP Denali Co-Invest, L.P. The SLP investment funds have the right, under an agreement with Dell and other Dell stockholders, to approve the sale by Dell or specified subsidiaries of Dell of any shares of our common stock held by them. As a result, the Silver Lake investment funds may be deemed to share beneficial ownership of all of the shares of our common stock beneficially owned by Dell.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that VMware specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Audit Committee has reviewed and discussed with VMware’s management and PwC the audited consolidated financial statements of VMware contained in VMware’s Annual Report on Form 10-K for the 2016 fiscal year. The Audit Committee has also discussed with PwC the matters required to be discussed by AS No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence from VMware.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in VMware’s Annual Report on Form 10-K for its 2016 fiscal year for filing with the SEC.

Submitted by the Audit Committee: Michael Brown, Chair, Donald Carty, Karen Dykstra, Paul Sagan

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires VMware’s executive officers and directors, and persons who own more than 10% of the common stock, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with all copies of Section 16(a) forms they file.

Based solely on our review of these forms and written representations from the officers and directors received by us, we believe that during the fiscal year ended December  31, 2016, all filing requirements were complied with in a timely fashion.

INFORMATION ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

Our stockholders are invited to participate in 2017 Annual Meeting and are requested to vote on the proposals described in this proxy statement. We have made these materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at our Annual Meeting,

The Annual Meeting will take place on Thursday, June 8, 2017 at 8:30 a.m. Pacific time via live audio webcast at www.virtualshareholdermeeting.com/VMW. You will need the 16-digit control number provided on the Proxy Notice or your proxy card in order to participate in the meeting at that website. We will also offer a webcast of the Annual Meeting on the Investor Relations page of our website at http://ir.vmware.com that will allow you to listen to the Annual Meeting but will not provide the opportunity to participate. We are making this proxy statement available on the Internet and mailing the Proxy Notice to our stockholders on or about April 24, 2017.

What is included in these materials?

These materials include:

•	our proxy statement for the Annual Meeting; and

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which includes our audited consolidated financial statements.

If you requested printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting.

How can I participate in the Annual Meeting?

This year’s Annual Meeting will be a completely virtual meeting of stockholders conducted via live, audio webcast. You are entitled to participate in the Annual Meeting only if you were a VMware stockholder as of the close of business on April 12, 2017, the Record Date, or if you hold a valid proxy for the Annual Meeting.

You will be able to participate in the Annual Meeting, submit your questions and vote electronically during the Annual Meeting by visiting www.virtualshareholdermeeting.com/VMW and entering the 16-digit control number included on your Proxy Notice, on your proxy card or on the instructions that accompanied your proxy materials.

The Annual Meeting will begin promptly at 8:30 a.m. Pacific time. We encourage you to access the meeting prior to the start time. Online access will be available beginning at 8:15 a.m. Pacific time.

Why is this Annual Meeting only virtual?

We are excited to embrace the latest technology to provide global ease of access for and real-time communication with our stockholders and the Company. You will be able to participate in the Annual Meeting, submit your questions and vote during the meeting by visiting www.virtualshareholdermeeting.com/VMW and entering the 16-digit control number included on your Proxy Notice, on your proxy card or on the instructions that accompanied your proxy materials.

What if I have technical difficulties or trouble accessing the virtual meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call: Toll Free (855) 449-0991; or International Toll (720) 378-5962.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

As permitted by the SEC rules, we are furnishing proxy materials to our stockholders via the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Proxy Notice by mail, you will not receive a printed copy of the proxy materials unless you request one by following the instructions included in the Proxy Notice. Instead of the printed copy, the Proxy Notice provides instructions as to how you may access the proxy materials and your proxy card to vote via the Internet.

We are making this proxy statement available via the Internet and by mailing the Proxy Notice to our stockholders on or about April 24, 2017.

Why didn’t I receive a notice in the mail regarding the Internet availability of the proxy materials?

We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are living outside of the United States, with paper copies of the proxy materials instead of a Proxy Notice.

In addition, we are providing notice of the availability of the proxy materials by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where the proxy materials are available and a link to the proxy voting website.

How can I access the proxy materials over the Internet?

Your Proxy Notice, proxy card or voting instruction card contains instructions on how to:

•	view our proxy materials for the Annual Meeting via the Internet; and

•	instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available on the Investor Relations page of our website at http://ir.vmware.com and at www.proxyvote.com/VMware where you will also need to enter your 16-digit control number (included on your Proxy Notice, on your proxy card or on the instructions that accompanied your proxy materials).

How can I obtain a separate set of voting materials?

If you and other residents with the same last name at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice explaining that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you received a householding communication, your broker will send one copy of VMware’s 2017 proxy statement to your address, unless contrary instructions were given by any stockholder at that address. If you received multiple copies of the proxy materials this year and you wish to reduce the number of reports you receive in the future and save VMware the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you follow the related instructions provided when you vote via the Internet.

You may revoke your consent to householding at any time by contacting Broadridge Financial Solutions, Inc., either by calling toll free at (866) 540-7095 or by writing to: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will promptly send a copy to you if you (1) go to www.proxyvote.com and request a copy, (2) call us at 650-427-2892, or (3) address your written request to: Investor Relations at VMware, Inc., 3401 Hillview Avenue, Palo Alto, California, 94304.

How many votes must be present to hold the Annual Meeting?

In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies. Except with respect to the election of our Class I, Group I directors, holders of shares representing a majority of the total outstanding shares of our common stock on the Record Date entitled to vote at the Annual Meeting, represented in person or by proxy, constitute a quorum. For the election of the Class I, Group I director nominees, holders of a majority of the outstanding shares of Class B Stock, represented in person or by proxy, constitute a quorum. Abstentions are considered present for purposes of determining the presence of a quorum. Broker non-votes, as defined below, are also considered present for purposes of determining the presence of a quorum so long as the shares represented by a broker or other nominee who holds shares for a beneficial owner, where the beneficial owner has not given the respective broker specific voting instructions, can be voted for, against or in abstention for at least one proposal presented at the Annual Meeting. Since there is one routine proposal presented at the Annual Meeting (Proposal 7) on which brokers and other nominees have such discretionary voting power, broker non-votes will be counted for quorum purposes at the Annual Meeting. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, if you (1) participate in and vote during the Annual Meeting, or (2) have voted via the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.

Who may vote at the Annual Meeting?

If you owned VMware’s Class A Stock or Class B Stock at the close of business on the Record Date, then you may participate in and vote at the meeting. We have two classes of authorized common stock: Class A Stock and Class B Stock. As of the close of business on the Record Date, VMware had 406,698,189 shares of common stock outstanding and entitled to vote, of which 106,698,189 shares are Class A Stock and 300,000,000 shares are Class B Stock.

A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting for ten days prior to the Annual Meeting during ordinary business hours at our headquarters located at 3401 Hillview Avenue, Palo Alto, California, 94304.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

Stockholder of Record. If, as of the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Proxy Notice was sent directly to you by VMware.

Beneficial Owner of Shares Held in Street Name. If, as of the Record Date, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Proxy Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

What items will be voted on at the Annual Meeting?

There are seven items that are scheduled to be voted on at the Annual Meeting:

•

election of three members nominated by us to the Board to serve as Class I directors, of which two are Group I directors to be elected by our sole Class B common stockholder and one is a Group II director to be elected by our Class A common stockholders and our Class B common stockholder voting together as a class, each for a three-year term expiring at the 2020 Annual Meeting;

•	an advisory vote to approve named executive officer compensation;

•	an advisory vote on the frequency of future advisory votes on named executive officer compensation;

•	vote to approve the Amended and Restated 2007 Equity and Incentive Plan;

•	vote to approve the Amended and Restated 2007 Employee Stock Purchase Plan;

•	vote to approve the Amended and Restated Certificate of Incorporation; and

•	ratification of the selection by the Audit Committee of the Board of PwC as our independent auditor for the fiscal year ending February 2, 2018.

We are not aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. If any matters not described in the proxy statement are properly presented at the meeting, the proxy holders will use their discretion to determine how to vote your shares.

What are the Board of Directors’ voting recommendations?

The Board recommends that our stockholders vote:

•

FOR Proposal 1, the election of the Class I directors, of which two are Group I director nominees (to be elected by EMC, our sole Class B common stockholder) and one is a Group II director (to be elected by our Class A common stockholders and our Class B common stockholder voting together as a class), as listed under “Election of Directors,” to serve until their successors are elected and qualified;

•

FOR Proposal 2, the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in “Compensation Discussion and Analysis,” the “Summary Compensation Table” and other related tables and disclosures contained in this proxy statement;

•	“ONE YEAR” for Proposal 3, an advisory vote on the frequency with which stockholders are provided an advisory vote on the compensation of our NEOs;

•	FOR Proposal 4, the approval of the Amended and Restated 2007 Equity and Incentive Plan;

•	FOR Proposal 5, the approval of the Amended and Restated 2007 Employee Stock Purchase Plan;

•	FOR Proposal 6, the approval of the Amended and Restated Certificate of Incorporation; and

•	FOR Proposal 7, the ratification of the selection by the Audit Committee of the Board of PwC as VMware’s independent auditor for the fiscal year ending February 2, 2018.

The Board expects Dell, the sole holder of our Class B Stock, to vote in accordance with the recommendations made by the Board for each of the seven proposals. Dell has the voting power to approve all proposals to be voted on at the Annual Meeting. Based on its ownership as of the Record Date, Dell holds approximately 82.1% of the outstanding shares of VMware’s common stock, representing approximately 97.7% of the combined voting power of our common stock.

Is any other business scheduled to be presented for consideration at the Annual Meeting?

As of the date of this proxy statement, VMware has no knowledge of any business to be presented for consideration at the Annual Meeting other than the proposals described in the Proxy Notice. Under our bylaws, no business may be brought before our Annual Meeting except pursuant to our notice of meeting, by or at the direction of the Board, or by a stockholder who was a stockholder of record as of the Record Date and who complies with the applicable notice provisions set forth in our bylaws. The deadline under VMware’s bylaws for Class A common stockholders to notify VMware of any director nominations or proposals to be presented at the Annual Meeting passed on February 25, 2017. However, EMC is entitled to propose business to be considered at any meeting of stockholders without compliance with the notice requirements and procedures of our bylaws. If any other business should properly come before the Annual Meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies as they shall decide.

The enclosed form of proxy gives each of Mr. Rowe, our CFO and Executive Vice President, and Ms. Smith, our Senior Vice President, Chief Legal Officer and Secretary, discretionary authority to vote your shares in accordance with his or her best judgment with respect to all additional matters that might come before the Annual Meeting, provided that the enclosed form of proxy is properly authorized by you.

How much voting power does Dell have in VMware, and how does it affect the proposals being voted on at the Annual Meeting?

As of the Record Date, Dell, our parent company and controlling stockholder, controls all of the outstanding Class B Stock and 34,089,448 shares, or approximately 31.9%, of the outstanding Class A Stock, representing approximately 97.7% of the combined voting power of our common stock. As such, Dell is entitled to ten votes per share, except in relation to the election of the Class I, Group II director, in which it is entitled to one vote per share. The election of the Class I, Group I directors nominated for election at the Annual Meeting will be voted on solely by Dell, as the sole stockholder of Class B Stock.

EMC is an indirect, wholly owned subsidiary of Dell. Two members of the Board—Michael Dell and Egon Durban—also serve as members of the board of directors of Dell. Mr. Dell, the Chairman of the Board, is also the Chairman and CEO of Dell and the CEO of EMC. Additionally, Paul Maritz, one of our directors, is the Executive Chairman of the board of directors of Pivotal.

How can I vote my shares during the Annual Meeting?

This year’s Annual Meeting will be held entirely online to allow greater access. Stockholders may participate in and vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/VMW and entering the 16-digit control number included on your Proxy Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the Annual Meeting.

How can I vote my shares prior to or without participating in the Annual Meeting?

All Class A common stockholders as of the Record Date have three options for submitting their votes prior to the Annual Meeting:

•	via the Internet prior to the meeting at www.proxyvote.com (please see your proxy card or Proxy Notice for instructions);

•	by phone (please see your proxy card for instructions); or

•	by requesting, completing and mailing in a paper proxy card, as outlined in the Proxy Notice.

If you submit your vote via the Internet, you may also elect to receive future proxy and other materials electronically by following the relevant instructions when you vote. You may vote using the Internet without participating in the Annual Meeting and telephone voting facilities until 11:59 p.m., Eastern time on June 7, 2017. For a discussion of how to vote using the Internet during the meeting, see “—How can I vote my shares during the Annual Meeting?”

We encourage you to vote via the Internet. If you vote via the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by you. If you vote via the Internet or telephone, then you do not need to return a proxy card by mail. If your shares are held by a bank, broker or other agent, please refer to the instructions they provide for voting your shares.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•	indicate when voting via the Internet or by telephone that you wish to vote as recommended by the Board; or

•	sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine, in their discretion, with respect to any other matters properly presented for a vote at the meeting.

If you are a stockholder of record and you do not (1) vote via the Internet or by telephone, (2) return a proxy card, or (3) vote during the Annual Meeting, then your shares will not be voted and will not be considered present for the purpose of establishing a quorum.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not give the organization that holds your shares specific voting instructions, under the rules of various national and regional securities exchanges, that organization may generally vote your shares on routine proposals but not on non-routine proposals. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine proposal, that organization will indicate that it does not have the authority to vote your shares on that non-routine proposal and this is called a “broker non-vote.” For a discussion of broker non-votes, see “—What are broker non-votes, and how will they affect the vote on a proposal?” We encourage you to give voting instructions to the organization that holds your shares by carefully following the instructions provided in the Proxy Notice.

What are broker non-votes, and how will they affect the vote on a proposal? What is the voting requirement to approve each of the proposals? How are abstentions treated?

A “broker non-vote” occurs when (1) a broker or other nominee holds shares for a beneficial owner, (2) the beneficial owner has not given the respective broker specific voting instructions, (3) the matter is non-routine in nature and (4) there is at least one routine proposal presented at the meeting (such as Proposal 7 at this Annual Meeting).

Under applicable rules, a broker or other nominee has discretionary voting power only with respect to proposals that are considered “routine,” but not with respect to “non-routine” proposals. A broker or other nominee cannot vote on non-routine proposals without having received instructions on how to vote from the beneficial owner.

The voting requirements to approve and the effect of abstentions and broker non-votes on each proposal scheduled to be voted on at the Annual Meeting are summarized in the table below:

Proposal		Nature of proposal	Votes required to pass(1)	Effect of abstention on vote	Possibility of broker non-votes on the proposal	Effect of broker non- votes on proposal outcome	Votes per share per class
1	Election of Class I, Group I Directors	Non-routine	Majority of Class B votes are cast “FOR” each nominee	No effect	No(2)	No effect	B:10
	Election of Class I, Group II Director	Non-routine	Majority of Class A and Class B votes are cast “FOR” the nominee	No effect	Yes	No effect	A:1 B:1
2	Advisory vote to approve NEO Compensation	Non-routine	Majority of Class A and Class B votes are cast “FOR”	No effect	Yes	No effect	A:1 B:10
3	Advisory vote on the frequency of future advisory votes on NEO Compensation	Non-routine	Plurality of Class A and Class B votes cast in favor of a particular frequency	No effect	Yes	No effect	A:1 B:10
4	Approval of the Amended and Restated Incentive Plan	Non-routine	Majority of Class A and Class B votes cast “FOR”	As a vote “AGAINST”(3)	Yes	No effect	A:1 B:10
5	Approval of the Amended and Restated Purchase Plan	Non-routine	Majority of Class A and Class B votes cast “FOR”	As a vote “AGAINST”(3)	Yes	No effect	A:1 B:10
6	Approval of the Amended and Restated Certificate of Incorporation	Non-routine	(1) Majority of outstanding Class A and Class B votes are cast “FOR” and (2) majority of outstanding Class B votes are cast “FOR”	As a vote “AGAINST”	Yes	As a vote “AGAINST”	A:1 B:10
7	Ratification of selection of Independent Auditor	Routine	Majority of Class A and Class B votes are cast “FOR”	No effect	No	Not Applicable	A:1 B:10

(1)	Except in cases where Class B Stock has a separate vote, the Class A Stock and Class B Stock vote together as a single class.
(2)	Election of Class I, Group I directors may only be voted on by EMC, as the holder of all of our outstanding shares of Class B Stock. EMC is the stockholder of record of our Class B Stock, and no shares of our Class B Stock are held in street name. Therefore, broker non-votes are not applicable to the election of Class I, Group I directors.
(3)	Under NYSE Rules, for the purposes of stockholder approval of an equity plan, an abstention is considered a vote cast on the proposal.

Can I change or revoke my proxy after I have voted?

You have the right to revoke your proxy at any time before it is voted at the Annual Meeting by:

•	participating in and voting during the Annual Meeting;

•	signing and delivering a new proxy relating to the same shares and bearing a later date than the original proxy; or

•

sending a signed, written notice of revocation, which is dated later than the date of the proxy and states that the proxy is revoked, to: Attention: Secretary, VMware, Inc. Legal Department, 3401 Hillview Avenue, Palo Alto, California, 94304.

Please note, as mentioned above, shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within VMware or to third parties, except:

•	as necessary to meet applicable legal requirements;

•	to allow for the tabulation and certification of votes; and

•	to facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to management and the Board.

Who will count the votes?

Votes will be counted by the inspector of election appointed for the Annual Meeting by the Board. The inspector of elections will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes.

Where can I find the voting results of the Annual Meeting?

The final voting results will be reported in a Form 8-K that we expect to file with the SEC within four business days of the Annual Meeting. Once filed, that Form 8-K will be available on the Investor Relations page of our website. We also expect to announce preliminary voting results at the Annual Meeting, which will be webcast on the Investor Relations page of our website.

Who is paying for the cost of this proxy solicitation?

The expenses of preparing, printing and assembling the materials used in the solicitation of proxies on behalf of the Board are borne by VMware. In addition to the solicitation of proxies by mail, VMware may use the services of certain of its employees (for no additional compensation) to solicit proxies personally and by mail, telephone and electronic means from brokerage firms and other stockholders.

Where are VMware’s principal executive offices located, and what is VMware’s main telephone number?

VMware’s principal executive offices are located at 3401 Hillview Avenue, Palo Alto, California, 94304. VMware’s main telephone number is (650) 427-5000.

How do I contact VMware’s Board of Directors?

The Board provides a process for VMware stockholders and other interested parties to send communications to the Board, including to non-management directors. Any person who desires to contact the non-management directors or the entire Board may do so by sending an e-mail to ContactTheBoard@vmware.com. Under a process approved by the CCG Committee, VMware’s Secretary is responsible for the review of all communications received by VMware and addressed to the Board, including the non-management members, and each quarter prepares for the CCG Committee’s review a summary report of all communications and copies of all communications, other than spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Communications deemed by the Secretary to be of an urgent nature are reported promptly to the Chair of the CCG Committee. Directors may at any time review a log of all correspondence received by VMware that is addressed to members of the Board and request copies of any correspondence.

Our Audit Committee also provides a process to send communications directly to the committee about VMware’s accounting, internal accounting controls or audit-related matters. Any person who desires to contact the Audit Committee regarding such matters may do so by sending an e-mail to AuditCommitteeChair@vmware.com.

What is the deadline to make a stockholder proposal eligible for inclusion in next year’s proxy statement?

To be eligible for inclusion in VMware’s proxy statement for the 2018 Annual Meeting, stockholder proposals must be received at VMware’s principal executive offices no later than December 25, 2017. Stockholder proposals should be addressed to: VMware Inc. Legal Department, 3401 Hillview Avenue, Palo Alto, California, 94304.

What is the deadline to propose actions for consideration at the 2018 Annual Meeting or to nominate individuals to serve as directors?

Under our bylaws, director nominations may be made only by the Board, a nominating committee of the Board a person appointed by the Board or by a stockholder entitled to vote who has delivered notice to the attention of the Secretary, Legal Department at the principal executive offices of VMware (containing certain information specified in the bylaws) (1) not less than 90 days nor more than 120 days prior to the anniversary date of the preceding year’s Annual Meeting, or (2) if the Annual Meeting is called for a date more than 30 days before or after such anniversary date, not earlier than the close of business on 120 days prior to such Annual Meeting and not later than the close of business on the later of (a) 90 days prior to such Annual Meeting and (b) the tenth day following the date of public announcement of such meeting is first made by VMware. The bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the Annual Meeting or as otherwise brought before the Annual Meeting by or at the direction of the Board, the presiding officer or by a stockholder entitled to vote at such Annual Meeting who has delivered notice to the Secretary at the principal executive offices of VMware (containing certain information specified in our bylaws) within the periods prior to the meeting specified in the preceding sentence. In each case, stockholders must also comply with the procedural requirements in our bylaws.

Any holder of our Class A Stock who wishes to bring a proposal or nominate a person for election to the Board at VMware’s 2018 Annual Meeting must provide written notice of the proposal or nomination to the attention of VMware’s Secretary, Legal Department, at our address specified above, on or after February 8, 2018 and no later than March 10, 2018.

Our bylaws also provide that until such time that Dell ceases to hold at least a majority of the voting power of our Class A Stock and Class B Stock voting together as a single class, Dell is entitled to propose business to be considered at any meeting of stockholders and to nominate persons for election to the Board without compliance with the notice procedure described in the two preceding paragraphs.

These requirements are separate and apart from the requirements that a stockholder must meet in order to have a stockholder proposal included in VMware’s proxy statement under Rule 14a-8 of the Exchange Act as described above. A copy of the full text of the bylaw provisions discussed above may be obtained from the Governance subsection of the Investor Relations page of our website at http://ir.vmware.com. Our bylaws are also on file with the SEC and are available through its website at http://www.sec.gov.

10-K REPORT

A copy of VMware’s Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the SEC for VMware’s most recently completed fiscal year, may be found on the Investor Relations page of our website at http://ir.vmware.com. In addition, VMware will provide each beneficial owner of its securities with a copy of the Annual Report on Form 10-K without charge, upon the written request of any such person. Such requests should be sent to Investor Relations, VMware, Inc., 3401 Hillview Avenue, Palo Alto, California, 94304.

By order of the Board of Directors

/s/ S. Dawn Smith
S. DAWN SMITH
Senior Vice President, Chief Legal Counsel, Chief Compliance Officer and Secretary

Palo Alto, California

April 24, 2017

Amended and Restated on ~~May 27, 2015~~             , 2017

Appendix A

VMWARE, INC.

AMENDED AND RESTATED 2007 EQUITY AND INCENTIVE PLAN

1. PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

The purpose of the VMware, Inc. Amended and Restated 2007 Equity and Incentive Plan is to attract, motivate and retain employees and independent contractors of the Company and any Subsidiary and Affiliate and non-employee directors of the Company, any Subsidiary or any Affiliate. The Plan is also designed to encourage stock ownership by such persons, thereby aligning their interest with those of the Company’s shareholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code. Pursuant to the provisions hereof, there may be granted Options (including “incentive stock options” and “non-qualified stock options”), and Other Stock-Based Awards, including but not limited to Restricted Stock, Restricted Stock Units, Stock Appreciation Rights (payable in shares) and Other Cash-Based Awards.

~~The 2007 Equity and Incentive Plan will become effective as of the date of the adoption by the Board.~~

2. DEFINITIONS. For purposes of the Plan, the following terms are defined as set forth below:

(a) “Adoption Date” means June 5, 2017, the date ~~that~~ approved by the ~~Plan was adopted by~~Board as the adoption date of the Plan~~the~~, including the extension of its term as set forth in Section 7(f) below.

(b) “Affiliate” means an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(c) “Award” means individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights or Other Stock-Based Awards or Other Cash-Based Awards.

(d) “Award Terms” means any written agreement, contract, notice or other instrument or document evidencing an Award.

(e) “Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 of the Exchange Act.

(f) “Board” means the Board of Directors of the Company.

~~(g) “Change in Control” of the Company means and includes any of the following occurrences:~~

~~(i) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes a Beneficial Owner in connection with subsection (ii) below. For the avoidance of doubt, any change in the Persons who are the direct or indirect Beneficial Owners of the securities of Parent will not be deemed to constitute a change in the direct or indirect Beneficial Owners of the Company for purposes of this subsection (i);~~

~~(ii) There is consummated a merger or consolidation of the Company with any other corporation or similar entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger of consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities~~

~~Beneficially Owned by such Person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities;~~

~~(iii) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than, following a “355 Distribution” (as defined below), a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale;~~

~~(iv) The individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board; or~~

~~(v) Parent becomes the Beneficial Owner of 90% or more of each class of the Company’s then-outstanding capital stock through a transaction or series of transactions, including without limitation, a tender for shares or otherwise, and regardless of whether the transaction or series of transactions has been fully consummated at such time.~~

~~Any other provision of this definition notwithstanding, the term Change in Control will not be deemed to have occurred by virtue of Parent’s distribution or transfer of the Company’s shares in a transaction intended to qualify as a tax-free distribution or transfer under Code Section 355 (“355 Distribution”).~~

~~(h)~~(g) “Cause” has the meaning set forth in the Grantee’s employment or other agreement with the Company, any Subsidiary or any Affiliate, if any, provided that if the Grantee is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Cause, then Cause has the meaning set forth below:

(i) willful neglect, failure or refusal by the ~~Participant~~Grantee to perform his or her employment duties (except resulting from the ~~Participant’s~~Grantee’s incapacity due to illness) as reasonably directed by his or her employer;

(ii) willful misconduct by the ~~Participant~~Grantee in the performance of his or her employment duties;

(iii) the ~~Participant’s~~Grantee’s indictment for a felony (other than traffic related offense) or a misdemeanor involving moral turpitude; or

(iv) the ~~Participant’s~~Grantee’s commission of an act involving personal dishonesty that results in financial, reputational, or other harm to the Company and its Affiliates and Subsidiaries, including, but not limited to, an act constituting misappropriation or embezzlement of property~~.~~, provided, however, that the Award Terms may include a definition of Cause that modifies or supersedes this definition.

~~(i)~~(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

~~(j)~~(i) “Committee” means the Compensation and Corporate Governance Committee of the Board or such other Board committee delegated authority by the Board to administer and oversee this Plan. Unless other determined by the Board, the Committee will be comprised solely of directors who are (a) “non-employee directors” under Rule 16b-3 of the Exchange Act, (b) “outside directors” under Section 162(m) of the Code and (c) who otherwise meet the definition of “independent directors” pursuant to the applicable requirements of any national stock exchange upon which the Stock is listed. Any director appointed to the Committee who does not meet the foregoing requirements should recuse himself or herself ~~form~~from all determinations pertaining to Rule 16b-3 of the Exchange Act and Section 162(m) of the Code.

~~(k)~~(j) “Company” means VMware, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

~~(l)~~(k) “Covered Employee” has the meaning set forth in Section 162(m)(3) of the Code.

~~(m)~~(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

~~(n) “Exchange Offer” means the offer by the Company to exchange awards issued under the Plan for awards of or with respect to the common stock of Parent held by certain employees of the Company and its Subsidiaries, as set forth in more detail in the Offer to Exchange expected to be filed by the Company and Parent.~~

~~(o)~~(m) “Fair Market Value” means the closing sales price per share of Stock on the principal securities exchange on which the Stock is traded (i) on the date of grant or (ii) on such other date on which the fair market value of Stock is required to be calculated pursuant to the terms of an Award, provided that if there is no such sale on the relevant date, then on the last previous day on which a sale was reported; if the Stock is not listed for trading on a national securities exchange, the fair market value of Stock will be determined in good faith by the ~~Board~~Committee.

~~(p)~~(n) “Grantee” means a person who, as an employee ~~or~~, independent contractor ~~of~~ or non-employee director ~~with respect to~~of the Company, a Subsidiary or an Affiliate, has been granted an Award under the Plan.

~~(q) “Incumbent Board” means the members of the Board as of February 25, 2015. Notwithstanding the preceding sentence, any individual who becomes a member of the Board after such effective date whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such member were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.~~

~~(r)~~(o) “ISO” means any Option designated as and intended to be and which qualifies as an incentive stock option within the meaning of Section 422 of the Code.

~~(s)~~(p) “NQSO” means any Option that is designated as a nonqualified stock option or which does not qualify as an ISO.

~~(t)~~(q) “Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO.

~~(u)~~(r) “Other Cash-Based Award” means a cash-based Award granted to a Grantee under Section 6(b)(iv) hereof, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

~~(v)~~(s) “Other Stock-Based Award” means an Award granted to a Grantee pursuant to Section 6(b)(iv) hereof, that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms and conditions as permitted under the Plan.

~~(w)~~(t) “Parent” means ~~EMC Corporation,~~Dell Technologies Inc., a ~~Massachusetts~~Delaware corporation.

~~(x)~~(u) “Performance Goals” means an objective formula or standard determined by the Committee with respect to each performance ~~goals based on~~period utilizing one or more of the following ~~criteria~~factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Committee: (i) (A) earnings including operating income, ~~earnings before or after taxes,~~ (B) earnings before or after (1) taxes, (2) interest,

(3) depreciation, (4) amortization, or ~~extraordinary or~~(5) special items or book value per share (which may exclude nonrecurring items~~);~~), or (C) growth in earnings before interest, tax, depreciation or amortization; (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, return on invested capital or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow from operations, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions ~~and~~, savings, productivity ~~and~~or efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, ~~and~~ goals relating to acquisitions, divestitures, joint ventures ~~and~~or similar transactions, ~~and~~research or development collaborations or budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions~~,~~ and the development of long term business goals~~, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions~~; and (xix) any combination of, subset or component of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). ~~Each of the foregoing Performance Goals will be determined in accordance with generally accepted accounting principles and~~Objectively verifiable adjustment(s) to Performance Goals can include but are not limited to adjustment(s) to reflect: (1) the impact of specific corporate transactions; (2) accounting or tax law changes; (3) asset write-downs; (4) significant litigation or claim adjustment; (5) foreign exchange gains and losses; (6) disposal of a segment of a business; (7) discontinued operations; (8) refinancing or repurchase of bank loans or debt securities; or (9) unbudgeted capital expenditures. Each of the foregoing Performance Goals will be subject to certification by the Committee; provided that, to the extent an Award is intended to satisfy the performance-based compensation exception to the limits of Section 162(m) of the Code and then to the extent consistent with such exception, the Committee has the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations~~, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence~~ or related to the disposal of a segment of a business or related to a change in generally accepted accounting principles.

~~(y) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a group as defined in Section 13(d) of the Exchange Act but excluding (i) the Company or Parent, any of their respective subsidiaries or any employee benefit plan sponsored or maintained by the Company, Parent or any of their respective subsidiaries (including any trustee or other fiduciary of any such plan), (ii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, provided, however, that the exclusion from this definition of Parent, its subsidiaries or employee benefits plans sponsored by Parent, as set forth in subclause (i), will no longer apply and will not be reinstated once Parent is no longer the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities.~~

~~(z)~~(v) “Plan” means this Amended and Restated VMware, Inc. 2007 Equity and Incentive Plan, as amended from time to time.

~~(aa)~~(w) “Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(ii) that is subject to certain restrictions and to a risk of forfeiture.

~~(bb)~~(x) “Restricted Stock Unit” means a right granted to a Grantee under Section 6(b)(iii) of the Plan to receive shares of Stock subject to certain restrictions and to a risk of forfeiture.

~~(cc)~~(y) “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

~~(dd)~~(z) “Stock” means shares of Class A common stock, par value $0.01 per share, of the Company.

~~(ee)~~(aa) “Stock Appreciation Right” means an Award that entitles a Grantee upon exercise to the excess of the Fair Market Value of the Stock underlying the Award over the base price established in respect of such Stock.

~~(ff)~~(bb) “Subsidiary” means any entity in an unbroken chain of entities beginning with the Company if, at the time of granting of an Award, each of the entities (other than the last entity in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other entities in the chain.

3. ADMINISTRATION.

(a) The Plan will be administered by the Committee or, at the discretion of the Board, the Board. In the event the Board is the administrator of the Plan, references herein to the Committee will be deemed to include the Board. The Board may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. Subject to applicable law, the Board or the Committee may delegate to a sub-committee or individual the ability to grant Awards to employees who are not subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company at the time any such delegated authority is exercised.

(b) The decision of the Committee as to all questions of interpretation and application of the Plan will be final, binding and conclusive on all persons. The Committee has the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the power and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including without limitation, the authority to grant Awards~~, to~~; determine the persons to whom and the time or times at which Awards will be granted~~, to~~; determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award; ~~to~~ determine Performance Goals no later than such time as is required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; ~~to~~ determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, accelerated, exchanged, or surrendered (including upon a “change in control~~”), exchanged,~~” or ~~surrendered;~~similar transaction); to make adjustments in the terms and conditions (including Performance Goals) applicable to Awards; ~~to~~ construe and interpret the Plan and any Award; ~~to~~ prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Terms (which need not be identical for each Grantee); and ~~to~~ make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Terms granted hereunder in the manner and to the extent it deems expedient to carry the Plan into effect and will be the sole and final judge of such expediency. No Committee member will be liable for any action or determination made with respect to the Plan or any Award.

4. ELIGIBILITY.

(a) Awards may be granted to officers, employees, independent contractors and non-employee directors of the Company or of any of the Subsidiaries and Affiliates; provided, that (i) ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or any of its “related corporations” (as defined in the applicable regulations promulgated under the Code) and (ii) Awards may be granted only to eligible persons who are not employed by the Company or a Subsidiary if such persons perform substantial services for the Company or a Subsidiary.

(b) No ISO may be granted to any employee of the Company or any of its Subsidiaries if such employee owns, immediately prior to the grant of the ISO, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or Parent or a Subsidiary, unless the purchase price for the stock under such ISO is at least 110% of its Fair Market Value at the time such ISO is granted and the ISO, by its terms, will not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code will control.

(c) No Award, except for Restricted Stock, may be granted to any employee or independent contractor who is subject to Section 409A of the Code if such person is an employee or independent contractor of an Affiliate that is not a Subsidiary, unless such Award conforms to the requirements of Section 409A.

5. STOCK SUBJECT TO THE PLAN.

(a) The maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan (the “Share Limit”) is ~~121,550,000,~~ 126,050,000, subject to adjustment as provided herein, not including shares of stock added to the Share Limit pursuant to Section 5(~~b). The aggregate number of shares of Stock made subject to Awards granted during any fiscal year to any single individual may not exceed 3,000,000. Such shares~~c).

~~(a)~~(b) Shares issued pursuant to Awards under the Plan may, in whole or in part, be authorized but unissued shares or shares that have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award (other than Awards substituted or assumed pursuant to Section 5(~~b~~c) herein) are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.

~~(b)~~(c) The Company may substitute or assume equity awards of acquired entities in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 5 will be increased by the corresponding number of equity awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to equity awards before and after the substitution.

(d) Subject to the Share Limit and Section 5(g), the aggregate maximum number of shares of Stock that may be issued pursuant to the exercise of ISOs will be 126,050,000 shares of Stock.

(e) Subject to the Share Limit and Section 5(g), the aggregate number of shares of Stock that may be issued pursuant to Awards granted during any fiscal year to any single individual may not exceed 3,000,000 shares of Stock.

(f) The maximum value of Awards granted during a single fiscal year under this Plan or under any other equity plan maintained by the Company, taken together with any cash fees paid during such fiscal year for services on the Board, will not exceed $1,000,000 in total value for any non-employee director, except that such limit will be $1,250,000 for any non-employee director serving as the lead director of the Board or chair of the Board. Such applicable limit will include the value of any stock awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash based payments.

~~(c)~~(g) Except as provided in an Award Term or as otherwise provided in the Plan, in the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, recapitalization, combination, repurchase, or share exchange, or other similar corporate transaction or event, the Committee will make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards (including, but not limited to changes or adjustments to the limits specified in Sections 5(d) and (e)) or the total number of Awards issuable under the Plan, (ii) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award, (iv) the Performance Goals, and (v) the individual limitations applicable to Awards; provided that, with respect to ISOs, any adjustment will be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder, and provided further that no such adjustment will cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.

6. SPECIFIC TERMS OF AWARDS.

(a) General. Subject to the terms of the Plan and any applicable Award Terms, (i) the term of each Award will be for such period as may be determined by the Committee, and (ii) payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee determines at the date of grant or thereafter, including, without limitation, cash, Stock or other property, and may be made in a single payment or transfer, in installments, or, subject to the requirements of Section 409A of the Code on a deferred basis.

(b) Awards. The Committee is authorized to grant to Grantees the following Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee will determine the terms and conditions of such Awards, consistent with the terms of the Plan. Options and Stock Appreciation Rights (“SARs”) are subject to a minimum one-year vesting period following grant, with the exception that up to 5% of the available shares of Stock reserved for grant may be subject to such Awards without such minimum vesting period.

(i) Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(A) The Award Terms evidencing the grant of an Option under the Plan will designate the Option as an ISO or an NQSO.

(B) The exercise price per share of Stock purchasable under an Option will be determined by the Committee, but in no event may the exercise price of an Option per share of Stock be less than the Fair Market Value of a share of Stock as of the date of grant of such Option. The purchase price of Stock as to which an Option is exercised must be paid in full at the time of exercise; payment may be made in cash, which may be paid by check, or other instrument acceptable to the Company, or, with the consent of the Committee, in shares of Stock, valued at the Fair Market Value on the date of exercise (including shares of Stock that otherwise would be distributed to the Grantee upon exercise of the Option), or if there were no sales on such date, on the next preceding day on which there were sales or (if permitted by the Committee and subject to such terms and conditions as it may determine) by surrender of outstanding Awards under the Plan, or the Committee may permit such payment of exercise price by any other method it deems satisfactory in its discretion. In addition, subject to applicable law and pursuant to procedures approved by the Committee, payment of the exercise price may be made pursuant to a broker-assisted cashless exercise procedure. Any amount necessary to satisfy applicable federal, state or local tax withholding requirements must be paid promptly upon notification of the amount due. The Committee may permit the ~~minimum~~ amount of tax withholding to be paid in shares of Stock previously owned by the employee, or a portion of the shares of Stock that otherwise would be distributed to such employee upon exercise of the Option, or a combination of ~~cash and shares of such Stock~~shares of such

Stock and other property, except that the amount of tax withholding to be satisfied by withholding shares of Stock and other property will be limited to the extent necessary to avoid adverse accounting consequences, including but not limited to the Award being classified as a liability award.

(C) Options will be exercisable over the exercise period (which may not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Terms; provided that, the Committee has the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate.

(D) Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries or Affiliates, the Options granted to such Grantee, to the extent that they are exercisable at the time of such termination, will remain exercisable for such period as may be provided in the applicable Award Terms, but in no event following the expiration of their term. The treatment of any Option that is unexercisable as of the date of such termination will be as set forth in the applicable Award Terms.

(E) Options may be subject to such other conditions, as the Committee may prescribe in its discretion or as may be required by applicable law.

~~(F) Notwithstanding anything to the contrary herein, grants of Options may be made hereunder which have the terms and conditions set forth in the Exchange Offer.~~

(ii) Restricted Stock.

(A) The Committee may grant Awards of Restricted Stock under the Plan, subject to such restrictions, terms and conditions, as the Committee may determine in its sole discretion and as evidenced by the applicable Award Terms (provided that any such Award is subject to the vesting requirements described herein). The vesting of a Restricted Stock Award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company, any Subsidiary or an Affiliate, upon the attainment of specified Performance Goals or upon such other criteria as the Committee may determine in its sole discretion.

(B) The Committee will determine the purchase price, which, to the extent required by law, may not be less than par value of the Stock, to be paid by the Grantee for each share of Restricted Stock or unrestricted ~~stock~~Stock or stock units subject to the Award. The Award Terms with respect to such ~~stock award~~Award will set forth the amount (if any) to be paid by the Grantee with respect to such Award and when and under what circumstances such payment is required to be made.

(C) Except as provided in the applicable Award Terms, no shares of Stock underlying a Restricted Stock Award may be assigned, transferred, or otherwise encumbered or disposed of by the Grantee until such shares of Stock have vested in accordance with the terms of such Award.

(D) If and to the extent that the applicable Award Terms may so provide, a Grantee will have the right to vote and ~~receive~~ be credited with dividends on Restricted Stock granted under the Plan~~. Unless otherwise provided in the applicable Award Terms, any Stock received as a dividend on or in connection with a stock split of~~ but such dividends will be distributed to the Grantee only if, when and to the extent the shares of ~~Stock underlying a~~ Restricted Stock ~~Award will be subject to the same restrictions as the~~ vest. The value of dividends payable with respect to any shares of ~~Stock underlying such~~ Restricted Stock ~~Award~~that do not vest shall be forfeited.

(E) Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries or Affiliates, the Restricted Stock granted to such Grantee will be subject to the terms and conditions specified in the applicable Award Terms.

~~(F) Notwithstanding anything to the contrary herein, grants of Restricted Stock may be made hereunder which have the terms and conditions set forth in the Exchange Offer.~~

(iii) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

(A) At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Awards as it, in its discretion, deems appropriate, including, but not limited to, the achievement of Performance Goals. The Committee has the authority to accelerate the settlement of any outstanding award of Restricted Stock Units at such time and under such circumstances as it, in its sole discretion, deems appropriate, subject compliance with the requirements of Section 409A of the Code.

(B) Unless otherwise provided in the applicable Award Terms or except as otherwise provided in the Plan, upon the vesting of a Restricted Stock Unit there will be delivered to the Grantee, as soon as practicable following the date on which such Award (or any portion thereof) vests, that number of shares of Stock equal to the number of Restricted Stock Units becoming so vested.

(C) Subject to compliance with the requirements of Section 409A of the Code, Restricted Stock Units may provide the Grantee with the right to receive dividend equivalent payments with respect to Stock actually or notionally subject to the Award, which payments ~~may be either made currently or~~will be credited to an account for the Grantee, and may be settled in cash or Stock, as determined by the Committee. ~~Any such settlements and any such crediting of dividend equivalents may be subject to such conditions, restrictions and contingencies as the Committee may establish, including the reinvestment of such credited amounts in Stock equivalents~~Any such dividend equivalents will be settled in cash or Stock to the Grantee only if, when and to the extent the related Restricted Stock Units vest. The value of dividend equivalent payments payable with respect to any Restricted Stock Unit that does not vest shall be forfeited.

(D) Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries or Affiliates, the Restricted Stock Units granted to such Grantee will be subject to the terms and conditions specified in the applicable Award Terms.

(iv) Other Stock-Based or Cash-Based Awards.

(A) The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee will determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including the Performance Goals and performance periods. Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under Section 6(iv) may be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Stock, other Awards, notes or other property, as the Committee will determine, subject to any required corporate action.

(B) With respect to a Covered Employee, the maximum value of the aggregate payment that any Grantee may receive with respect to Other Cash-Based Awards pursuant to this Section 6(b)(iv) in respect of any annual performance period is $5,000,000 and for any other performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve. No payment may be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code.

(C) Payments earned in respect of any Cash-Based Award may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate.

7. GENERAL PROVISIONS.

(a) Nontransferability, Deferrals and Settlements. Unless otherwise determined by the Committee or provided in an Award Term or set forth below, but in accordance with the Code and any applicable laws, Awards will not be transferable by a Grantee except by will or the laws of descent and distribution and will be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative. Any attempted assignment or transfer of an Award will be null and void and without effect, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such Award. The Committee may permit Grantees to elect to defer the issuance of shares of Stock or the settlement of Awards in cash under such rules and procedures as established under the Plan to the extent that such deferral complies with Section 409A of the Code and any regulations or guidance promulgated thereunder.

(b) Leave of Absence; Reduction in Service Level. The Committee may determine, in its discretion (i) whether, and the extent to which, an Award will vest during a leave of absence, (ii) whether, and the extent to which, a reduction in service level (for example, from full-time to part-time employment), will cause a reduction, or other change, in an Award, and (iii) whether a leave of absence or reduction in service will be deemed a termination of employment or service for the purpose of the Plan and the Award Terms. The Committee will also determine all other matters relating to whether the employment or service of a recipient of an Award is continuous for purposes of the Plan and the Award Terms.

(c) No Right to Continued Employment, etc. Nothing in the Plan or in any Award granted or any Award Terms, promissory note or other agreement entered into pursuant hereto confers upon any Grantee the right to continue in the employ or service of the Company, any Subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or the applicable Award Terms or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee’s employment or service.

~~(d) Cancellation and Rescission of Awards. The following provisions of this Section 7(d) applies to Awards granted to (i) Grantees who are classified by the Company or a Subsidiary as an executive officer, senior officer, or officer (collectively, “Officers”) of the Company or a Subsidiary, (ii) Grantees who are non-employee directors of the Company, and (iii) certain other Grantees designated by the Committee or the Board to be subject to the terms of this Section 7(d) (such designated Grantees together with Officers and non-employee directors are referred to collectively as “Senior Grantees”). The Committee or the Board, in its sole discretion, may cancel, rescind, forfeit, suspend or otherwise limit or restrict any unexpired Award at any time if the Senior Grantee engages in “Detrimental Activity” (as defined below). Furthermore, in the event a Senior Grantee engages in Detrimental Activity at any time prior to or during the six months after any exercise of an Award, lapse of a restriction under an Award or delivery of Common Stock pursuant to an Award, such exercise, lapse or delivery may be rescinded until the later of (i) two years after such exercise, lapse or delivery or (ii) two years after such Detrimental Activity. Upon such rescission, the Company at its sole option may require the Senior Grantee to (i) deliver and transfer to the Company the shares of Stock received by the Senior Grantee upon such exercise, lapse or delivery, (ii) pay to the Company an amount equal to any realized gain received by the Senior Grantee from such exercise, lapse or delivery, (iii) pay to the Company an amount equal to the market price (as of the exercise, lapse or delivery date) of the Stock acquired upon such exercise, lapse or delivery minus the respective price paid upon exercise, lapse or delivery, if applicable or (iv) pay the Company an amount equal to any cash awarded with respect to an Award. The Company will be entitled to set-off any such amount owed to the Company against any amount owed to the Senior Grantee by the Company. Further, if the Company commences an action against such Senior Grantee (by way of claim or counterclaim and including declaratory claims), in which it is preliminarily or finally determined that such Senior Grantee engaged in Detrimental Activity or otherwise violated this Section 7(d), the Senior Grantee must reimburse the Company for all costs and fees incurred in such action, including but not limited to, the Company’s reasonable attorneys’ fees. Upon the effective date of a Change in Control, Section 7(d) will no longer be applicable or enforceable with respect to~~

~~Awards granted (either before or after the Change in Control) to Senior Grantees. As used in this Section 7(d), “Detrimental Activity” includes: (i) the failure to comply with the terms of the Plan or Award Terms; (ii) the failure to comply with any term set forth in the Company’s Key Employee Agreement (irrespective of whether the Senior Grantee is a party to the Key Employee Agreement); (iii) any activity that results in termination of the Senior Grantee’s employment for Cause; (iv) a violation of any rule, policy, procedure or guideline of the Company; or (v) the Senior Grantee being convicted of, or entering a guilty plea with respect to a crime whether or not connected with the Company.~~

(d) Clawback/Recoupment

(i) All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company determines to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose additional clawback, recovery or recoupment provisions in an Award agreement as the Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Stock or other cash or property upon the occurrence of Cause as determined by the Committee.

(ii) In the event of a restatement of incorrect financial results, the Committee will review all Awards held by executive officers (within the meaning of Rule 3b-7 of the Exchange Act) of the Company that (i) were earned based on performance or were vesting during the course of the financial period subject to such restatement or (ii) were granted during or within one year following such financial period. If any Award would have been lower or would not have vested, been earned or been granted based on such restated financial results, the Committee will, if it determines appropriate in its sole discretion and to the extent permitted by governing law, (a) cancel such Award, in whole or in part, whether or not vested, earned or payable or (b) require the Grantee to repay to the Company an amount equal to all or any portion of the value of any gains from the grant, vesting or payment of the Award that would not have been realized had the restatement not occurred.

(iii) If a Grantee’s employment or service is terminated for Cause, all unvested (and, to the extent applicable, unexercised) portions of Awards will terminate and be forfeited immediately without consideration. In addition, the Committee may in its sole discretion and to the extent permitted by applicable law cause the cancellation of all or a portion of any outstanding vested Awards held by such Grantee or payable to such Grantee or require such Grantee to reimburse the Company for all or a portion of the gains from the exercise of, settlement or payment of any of the Grantee’s Awards realized after the event giving rise to Cause first occurred.

(e) Taxes. The Company, any Subsidiary and any Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority includes authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Stock or other property will be limited to the ~~minimum amount of taxes~~extent necessary to avoid adverse accounting consequences, including ~~employment taxes, required to be withheld under applicable federal, state and local law~~but not limited to the Award being classified as a liability award.

(f) ~~Stockholder Approval; Amendment and Termination. The Plan takes effect on the Adoption Date, subject to the requisite approval of a majority of the stockholders of the Company, which approval must occur within twelve (12) months of the date that the Plan is adopted by the Board. If such approval has not been obtained within the twelve (12) month period, all Awards previously granted, exercised or purchased under the Plan will be rescinded, canceled and become null and void.~~ Stockholder Approval; Amendment and Termination.

The Board may amend, alter or discontinue the Plan and outstanding Awards thereunder, but no amendment, alteration, or discontinuation may be made that would impair the rights of a Grantee under any Award theretofore granted without such Grantee’s consent, or that without the approval of the stockholders (as described below) would, except in the case of an adjustment as provided in Section 5, increase the total number of shares of Stock reserved for the purpose of the Plan. In addition, stockholder approval will be required with respect to any amendment with respect to which shareholder approval is required under the Code, the rules of any stock exchange on which Stock is then listed or any other applicable law. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan will terminate on the tenth anniversary of ~~(i) its Adoption Date or (ii) the date the Plan is approved by a majority of the stockholders of the Company, whichever is earlier.~~the Adoption Date. No Awards may be granted under the Plan after such termination date.

(g) No Rights to Awards; No Stockholder Rights. No Grantee haves any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. No Grantee has any right to payment or settlement under any Award unless and until the Committee or its designee determines that payment or settlement is to be made. Except as provided specifically herein, a Grantee or a transferee of an Award has no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of such shares.

(h) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award will ~~gives~~give any such Grantee any rights that are greater than those of a general creditor of the Company.

(i) No Fractional Shares. No fractional shares of Stock will be issued or delivered pursuant to the Plan or any Award. The Committee will determine whether cash, other Awards, or other property will be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto will be forfeited or otherwise eliminated.

(j) Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Stock or pay cash with respect to any Award granted under the Plan is subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award may be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Stock will be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(iv) Section 409A. This Plan is intended to comply and will be administered in a manner that is intended to comply with Section 409A of the Code and will be construed and interpreted in accordance with such intent. To the extent that an Award, issuance or payment is subject to Section 409A of the Code, it will be awarded or issued or paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any provision of this Plan that would cause an Award, issuance or payment to fail to satisfy Section 409A of the Code will have no force and effect until amended to comply with ~~Code Section 409A (which amendment may be retroactive to the extent permitted by applicable law).~~Section 409A of the Code (which amendment may be retroactive to the extent permitted by applicable law). Notwithstanding anything to the contrary in this Plan (and unless the Award Terms specifically provides otherwise), if the shares of Stock are publicly traded and a Grantee is a “specified employee” for purposes of Section 409A of the Code and holds an Award that provides for “deferred compensation” under Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six months following the date of such Grantee’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) except that in case of the Grantee’s death, such distribution or payment will be made as soon as practicable following the Grantee’s death or as otherwise set forth in an agreement with the Grantee.

(k) Governing Law. The Plan and all determinations made and actions taken pursuant hereto is governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof. Notwithstanding anything to the contrary herein, the Committee, in order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, has sole discretion to (i) modify the terms and conditions of Awards made to Grantees employed outside the United States, (ii) establish sub-plans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any sub-plan established hereunder.

(l) Merger or Consolidation. ~~Subject to any required action by the stockholders, if~~If the Company is the surviving corporation in any merger or consolidation (other than a merger or consolidation in which the Company survives but in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration), any Award granted hereunder will pertain and apply to the securities which a holder of the number of shares of stock of the Company then subject to the Award is entitled to receive~~, but a~~. In the event of a (i) dissolution or liquidation of the Company, (ii) sale or ~~a~~transfer of all or substantially all of the Company’s assets or (iii) merger or consolidation in which the Company is not the surviving corporation or in which a majority of its outstanding shares are ~~so~~ converted into securities of another corporation or are exchanged ~~will cause every Award hereunder to terminate; provided that if any such dissolution, liquidation, merger or consolidation is contemplated~~for other consideration, the Company must, contingent upon consummation of such transaction, either (a) arrange for any corporation succeeding to the business and assets of the Company to (x) assume each outstanding Award, or (y) issue to the ~~Participants~~Grantees replacement Awards (which, in the case of Incentive Stock Options, satisfy, in the determination of the Committee, the requirements of Section 424 of the Code~~) on~~), for such corporation’s stock ~~which~~that will ~~to the extent possible~~ preserve the value, liquidity and material terms and conditions of the outstanding Awards; or (b) ~~contingent upon consummation of such transaction,~~ make the outstanding Awards fully exercisable or cause all of the applicable restrictions to which outstanding Stock Awards are subject to lapse, in each case, on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Committee, following the exercise of the Award or the issuance of shares of Common Stock, as the case may be, to participate as a stockholder in any such dissolution, liquidation, asset sale or transfer, merger or consolidation, and the Award will terminate immediately following consummation of any such transaction. The existence of the Plan will not prevent any such change or other transaction, and no Participant hereunder has any right except as herein expressly set forth. Notwithstanding the foregoing provisions of this Section 7(m), Awards subject to and intended to satisfy the requirements of Section 409A of the Code will be construed and administered consistent with such intent.

Amended and Restated on             , 2017

Appendix B

VMWARE, INC.

AMENDED AND RESTATED 2007 EMPLOYEE STOCK PURCHASE PLAN

Section 1. Purpose of Plan

The VMware, Inc. Amended and Restated 2007 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method by which eligible employees of VMware, Inc. (“VMware”) and its subsidiaries (collectively, the “Company”) may use voluntary, systematic payroll deductions or other contributions (as described in Section 5 below) to purchase VMware’s class A common stock, $.01 par value, (“stock”) and thereby acquire an interest in the future of VMware. For purposes of the Plan, a subsidiary is any corporation in which VMware owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock unless the Board of Directors of VMware (the “Board of Directors”) or the Committee (as defined below) determines that employees of a particular subsidiary shall not be eligible.

The Plan is intended qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Notwithstanding the foregoing, the Board of Directors may establish comparable offerings under the Plan that are not intended to qualify under Code Section 423. Such offerings will be designated as being made under the non-423 component of this Plan.

For purposes of this Plan, if the Board of Directors so determines, the employees of VMware and/or of any designated subsidiary will be deemed to participate in a separate offering under the 423 component of the Plan, even if the dates of the applicable offering period of each such offering are identical, provided that the terms of participation are the same within each separate offering as determined under Code Section 423.

Section 2. Options to Purchase Stock

Under the Plan, no more than ~~14,300,000~~23,300,000 shares of stock are available for purchase (subject to adjustment as provided in Section 16) pursuant to the exercise of options (“options”) granted under the Plan to employees of the Company (“employees”). All of the shares of stock are available for purchase under the Plan may be used for offerings under the 423 component of the Plan. The stock to be delivered upon exercise of options under the Plan may be either shares of VMware’s authorized but unissued stock, or shares of reacquired stock, as the Board of Directors shall determine.

Section 3. Eligible Employees

Except as otherwise provided in Section 20, each employee who has completed three months or more of continuous service in the employ of the Company, or any lesser number of months established by the Committee (if required under local law), shall be eligible to participate in the Plan provided such inclusion is consistent with requirements under Code Section 423 or offered under the non-423 component. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of VMware or an eligible subsidiary for purposes of VMware’s or the applicable eligible subsidiary’s payroll system are not considered to be eligible employees and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of VMware or an eligible subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of VMware or an eligible subsidiary on the applicable payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by VMware, which specifically renders such individuals eligible to participate herein.

Section 4. Method of Participation

Option periods of any duration up to 27 months in length shall be determined by the Committee. In the event no period is designated by the Committee, the option periods shall have a duration of six months commencing on the first day following termination of the prior period. For example, if an option period ends on July 31, the following option period would be August 1 through January 31 unless the Committee determines otherwise prior to commencement of such following option period. Each person who will be an eligible employee on the first day of any option period may elect to participate in the Plan by executing and delivering, at least one business day prior to such day, a payroll deduction authorization and/or other required enrollment agreement(s)/form(s) in accordance with Section 5. Such employee shall thereby become a participant (“participant”) on the first day of such option period and shall remain a participant until his or her participation is terminated as provided in the Plan. VMware may permit participants to elect or indicate whether an enrollment election, once made, will apply to subsequent option periods without being required to submit a new enrollment form. If an employee makes an enrollment election that does not apply to subsequent option periods, the employee will be deemed to have terminated his or her participation with respect to subsequent option periods unless and until the employee submits a new enrollment form in accordance with the Plan.

Section 5. Contributions

A participant may elect to make contributions under the Plan at a rate of not less than 2% nor more than 15% from the participant’s compensation (subject to a maximum of $7,500 per six-month option period and pro-rated for longer or shorter periods, at the Committee’s discretion), by means of substantially equal payroll deductions over the option period; provided, however, where applicable local laws prohibit payroll deductions for the purpose of participation in the Plan, the Committee may permit all participants in a specified separate offering under the 423 component or an offering under the non-423 component of the Plan to contribute amounts to the Plan through payment by cash, check or other means set forth in the enrollment form. ~~For option periods beginning after October 1, 2008, any~~Any amount remaining in a participant’s contribution account at the end of an option period representing a fractional share that is rolled over to the contribution account for the next option period pursuant to Section 8 below (a “rollover”) may be used to purchase additional stock; provided that the maximum dollar amount per option period shall be reduced by the amount of any rollover. For purposes of the Plan, “compensation” shall mean all cash compensation paid to the participant by the Company unless otherwise specified by the Board.

A participant may only elect to change his or her contribution rate by written notice delivered to VMware (or its designated agent) at least one business day prior to the first day of the option period as to which the change is to be effective. Following delivery to VMware (or its designated agent) of any enrollment form or any election to change the withholding rate of a payroll deduction authorization, appropriate payroll deductions or changes thereto shall commence as soon as reasonably practicable. All amounts withheld in accordance with a participant’s payroll deduction authorization or contributed by other permitted means (if any) shall be credited to a contribution account for such participant.

Section 6. Grant of Options

Each person who is a participant on the first day of an option period shall, as of such day, be granted an option for such period. Such option shall be for the number of shares of stock to be determined by dividing (a) the balance in the participant’s contribution account on the last day of the option period by (b) the purchase price per share of the stock determined under Section 7, and eliminating any fractional share from the quotient. In the event that the number of shares then available under the Plan is otherwise insufficient, VMware shall reduce on a substantially proportionate basis the number of shares of stock receivable by each participant upon exercise of his or her option for an option period and shall return the balance in a participant’s contribution account to such participant without interest (unless otherwise required by local law). In no event shall the number of shares of stock that a participant may purchase during any one six-month option period under the Plan exceed 750 shares of stock (subject to adjustment as provided in Section 16), and pro-rated for longer or shorter periods, at the Committee’s discretion.

Section 7. Purchase Price

The purchase price of stock issued pursuant to the exercise of an option shall be 85% of the fair market value of the stock at (a) the time of grant of the option or (b) the time at which the option is deemed exercised, whichever is less. “Fair market value” shall mean the closing sales price per share of the stock on the principal securities exchange on which the stock is traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported; if the stock is not listed for trading on a national securities exchange, the fair market value of the stock shall be determined in good faith by the Board of Directors.

Section 8. Exercise of Options

If an employee is a participant in the Plan on the last business day of an option period, he or she shall be deemed to have exercised the option granted to him or her for that period. Upon such exercise, VMware shall apply the balance of the participant’s contribution account to the purchase of the number of whole shares of stock determined under Section 6, and as soon as practicable thereafter shall issue and deliver certificates for said shares to the participant (or have the shares deposited in a brokerage account for the benefit of the participant). No fractional shares shall be issued hereunder. Any balance accumulated in the participant’s contribution account that is not sufficient to purchase a full share shall be retained in such account for any remaining or subsequent option period, subject to early withdrawal by the participant as provided in Section 10. Any other monies remaining in the participant’s contribution account under the Plan after the date of exercise shall be returned to the participant or his or her beneficiary (as applicable) in cash without interest (unless otherwise required by local law).

Notwithstanding anything herein to the contrary, VMware shall not be obligated to deliver any shares unless and until, in the opinion of VMware’s counsel, all requirements of applicable federal, state and foreign laws and regulations (including any requirements as to legends) have been complied with, nor, if the outstanding stock is at the time listed on any securities exchange, unless and until the shares to be delivered have been listed (or authorized to be added to the list upon official notice of issuance) upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of shares have been approved by VMware’s counsel.

Section 9. Interest

No interest will be payable on contribution accounts, except as may be required by applicable law, as determined by the Committee.

Section 10. Cancellation and Withdrawal

A participant who holds an option under the Plan may cancel all (but not less than all) of his or her option by written notice delivered to the Company, in such form as the Committee may prescribe, provided that VMware (or its designated agent) must receive such notice at least ~~15 days~~31 days, or such other number of days determined by the Committee, before the last day of the option period (the “Withdrawal Deadline”). Any participant who delivers such written notice shall be deemed to have canceled his or her option, terminated any applicable payroll deduction authorization with respect to the Plan and terminated his or her participation in the Plan, in each case, as of the date of such written notice. In the event that the date of the Withdrawal Deadline with respect to the applicable option period, shall be a Saturday, Sunday or day on which banks in the State of Delaware are required to close, a participant may cancel his or her option by written notice given on or prior to the last business day immediately preceding such date. Following delivery of any such notice, any balance in the participant’s contribution account will be returned to such participant as soon as reasonably practicable without interest (unless otherwise required by local law). Any participant who has delivered such notice may elect to participate in the Plan in any future option period in accordance with the provisions of Section 4.

Section 11. Termination of Employment

Except as otherwise provided in Section 12, upon the termination of a participant’s employment with the Company for any reason whatsoever, he or she shall cease to be a participant, and any option held by him or her under the Plan shall be deemed cancelled, the balance of his or her contribution account shall be returned to him or her without interest (unless otherwise required by local law), and he or she shall have no further rights under the Plan. For purposes of this Section 11, a participant’s employment will not be considered terminated in the case of a transfer to the employment of a subsidiary or to the employment of the Company. However, in the event of a transfer of employment, VMware may transfer participant’s participation to a separate offering or non-423 component offering, if advisable or necessary, considering applicable local law and Code Section 423 requirements. For purposes of the Plan, an individual’s employment relationship is still considered to be continuing intact while such individual is on sick leave, or other leave of absence approved for purposes of this Plan by the Company; provided however, that if such period of leave of absence exceeds ~~ninety (90) days~~three months, and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ~~ninety-~~first ~~(91st)~~ day ~~of~~following such ~~leave~~three month period.

Section 12. Death of Participant

In the event a participant holds any option hereunder at the time his or her employment with the Company is terminated by his or her death, whenever occurring, then his or her legal representative, may, by a writing delivered to VMware on or before the date such option is exercisable, elect either (a) to cancel any such option and receive in cash the balance in his or her contribution account, or (b) to have the balance in his or her contribution account applied as of the last day of the option period to the exercise of his or her option pursuant to Section 8, and have the balance, if any, in such account in excess of the total purchase price of the whole shares so issued returned in cash without interest (unless otherwise required by local law). In the event his or her legal representative does not file a written election as provided above, any outstanding option shall be treated as if an election had been filed pursuant to subparagraph 12(a) above.

Section 13. Participant’s Rights Not Transferable, etc.

All participants granted options under a specified offering under the 423 component of the Plan shall have the same rights and privileges. Each participant’s rights and privileges under any option granted under the Plan shall be exercisable during his or her lifetime only by him or her, and shall not be sold, pledged, assigned, or otherwise transferred in any manner whatsoever except by will or the laws of descent and distribution. In the event any participant violates the terms of this Section, any options held by him or her may be terminated by VMware and, upon return to the participant of the balance of his or her contribution account, all his or her rights under the Plan shall terminate.

Section 14. Employment Rights

Neither the adoption of the Plan nor any of the provisions of the Plan shall confer upon any participant any right to continued employment with the Company or a subsidiary or affect in any way the right of the participant’s employer to terminate the employment of such participant at any time.

Section 15. Rights as a Shareholder/Use of Funds

A participant shall have the rights of a shareholder only as to stock actually acquired by him or her under the Plan.

All contributions received under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds, but may do so if required under applicable local law.

Section 16. Change in Capitalization

In the event of a stock dividend, stock split or combination of shares, recapitalization, merger in which VMware is the surviving corporation or other change in VMware’s capital stock, the number and kind of shares of stock or securities of VMware to be subject to the Plan and to options then outstanding or to be granted hereunder, the maximum number of shares or securities which may be delivered under the Plan, the option price and other relevant provisions shall be appropriately adjusted by the Board of Directors, whose determination shall be binding on all persons. In the event of a consolidation or merger in which VMware is not the surviving corporation or in the event of the sale or transfer of substantially all VMware’s assets (other than by the grant of a mortgage or security interest), all outstanding options shall thereupon terminate, provided that prior to the effective date of any such merger, consolidation or sale of assets, the Board of Directors shall either (a) return the balance in all contribution accounts and cancel all outstanding options, or (b) accelerate the exercise date provided for in Section 8, or (c) if there is a surviving or acquiring corporation, arrange to have that corporation or an affiliate of that corporation grant to the participants replacement options having equivalent terms and conditions as determined by the Board of Directors.

In the event of a corporate restructuring, VMware may transfer or terminate participant’s participation to a separate offering or non-423 component offering, if advisable or necessary, considering applicable local law and Code Section 423 requirements.

Section 17. Administration of Plan

The Plan will be administered by the Board of Directors. The Board of Directors will have authority, not inconsistent with the express provisions of the Plan, to take all action necessary or appropriate hereunder, to interpret its provisions, and to decide all questions which may arise in connection therewith. Except with respect to officers of VMware who are subject to the reporting requirements of Section 16 of the Securities Act of 1934, management of VMware is also authorized to resolve participant disputes under the Plan, consistent with the terms of the Plan and any agreements thereunder and any interpretations or guidance issued under the Plan by the Board of Directors or the Committee.

The Board may, in its discretion, delegate its powers with respect to the Plan to ~~an Employee Benefit Plan~~the Compensation and Corporate Governance Committee or any other committee at VMware (the “Committee”), in which event all references to the Board of Directors hereunder, including without limitation the references in Section 17, shall be deemed to refer to the Committee. A majority of the members of any such Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by all of the Committee members.

Determinations of the Board of Directors, the Committee or where appropriate, management of the Company, shall be conclusive and shall bind all parties.

Section 18. Amendment and Termination of Plan

The Board of Directors may at any time or times amend the Plan or amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that (except to the extent explicitly required or permitted herein) no such amendment will, without the approval of the shareholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) reduce the option price of outstanding options or reduce the price at which options may be granted, (c) change the conditions for eligibility under the Plan, or (d) amend the provisions of this Section 18 of the Plan, and no such amendment will adversely affect the rights of any participant (without his or her consent) under any option theretofore granted.

The Plan may be terminated at any time by the Board of Directors, but no such termination shall adversely affect the rights and privileges of holders of the outstanding options.

Section 19. Approval of Shareholders

The Plan ~~shall be subject to the approval of the shareholders of the Company, which approval shall be secured within twelve months after the date the Plan is adopted by the Board of Directors. Notwithstanding any other provisions of the Plan, no option shall be exercised prior to the date of such approval.~~as amended and restated, was approved by the stockholders of the Company on [            , 2017] and subsequent amendments will be approved by the stockholders to the extent required by applicable securities and tax rules and regulations as well as applicable rules of the securities exchange(s) upon which the stock may be listed for trading.

Section 20. Limitations

Notwithstanding any other provision of the Plan:

(a) An employee shall not be eligible to receive an option pursuant to the Plan if, immediately after the grant of such option to him or her, he or she would (in accordance with the provisions of Sections 423 and 424(d) of the Code own or be deemed to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the employer corporation or of its parent or subsidiary corporation, as defined in Section 424 of the Code.

(b) No employee shall be granted an option under this Plan that would permit his or her rights to purchase shares of stock under all employee stock purchase plans (as defined in Section 423 of the Code) of VMware or any subsidiary or parent corporation to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the option is granted) for each calendar year during which any such option granted to such employee is outstanding at any time, as provided in Section 423 of the Code.

(c) No employee shall be granted an option under this Plan that would permit him or her to withhold more than $7,500 in each six-month option period, and pro-rated for longer or shorter periods, at the Committee’s discretion, or $15,000 per calendar year, less the amount of any rollover.

(d) No employee whose customary employment is 20 hours or less per week shall be eligible to participate in the Plan, unless otherwise required under applicable law. If participation in the Plan is offered to employees whose customary employment is 20 hours or less, the offering will be made under a separate offering under the 423 component or under the non-423 component of the Plan.

(e) No employee whose customary employment is for not more than five months in any calendar year shall be eligible to participate in the Plan.

(f) No independent contractor shall be eligible to participate in the Plan.

Section 21. Jurisdiction and Governing Law.

The Company and each participant in the Plan submit to the exclusive jurisdiction and venue of the U.S. federal or state courts of Delaware to resolve issues that may arise out of or relate to the Plan or the same subject matter. The Plan shall be governed by the laws of Delaware, excluding its conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

Section 22. Compliance with Foreign Laws and Regulations.

Notwithstanding anything to the contrary herein, the Board, in order to conform with provisions of local laws and regulations in foreign countries in which the Company or its subsidiaries operate, shall have sole discretion to (i) adversely modify the terms and conditions of options granted to participants employed outside the United States to the extent consistent with the U.S. Treasury regulations under Code Section 423;

(ii) establish comparable offerings that are not intended to qualify under Code Section 423 with the shares to be taken from the allotment available under this Plan and with modified enrollment or exercise procedures and/or establish such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations; and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any sub-plan established hereunder

Appendix C

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

VMWARE, INC.

VMWARE, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.	The name of the Corporation is VMware, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 10, 1998 under its current name.

2.	This Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) was duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware. Pursuant to Sections 242 and 228 of the General Corporation Law of the State of Delaware, the amendments and restatement herein set forth have been duly adopted by the Board of Directors and the ~~sole stockholder~~stockholders of the Corporation.

3.	Pursuant to Section 245 of the General Corporation Law of the State of Delaware, this Certificate of Incorporation amends and integrates and restates the provisions of the Certificate of Incorporation of this Corporation.

The text of this Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the Corporation is VMware, Inc.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the “DGCL”), subject to the limitations and other restrictions contained herein.

ARTICLE IV

CAPITAL STOCK

A. The Corporation shall be authorized to issue three billion six hundred million (3,600,000,000) shares of capital stock, of which (i) two billion five hundred million (2,500,000,000) shares shall be shares of Class A Common Stock, par value $.01 per share (the “Class A Common Stock”), (ii) one billion (1,000,000,000) shares shall be shares of Class B Common Stock, par value $.01 per share (the “Class B Common Stock”; the Class A

Common Stock and the Class B Common Stock being collectively referred to herein as the “Common Stock”), and (iii) one hundred million (100,000,000) shares shall be shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”).

B. Shares of Preferred Stock may be issued from time to time in one or more series. The board of directors (the “Board of Directors”) of the Corporation is hereby authorized by resolution or resolutions to provide for series of Preferred Stock to be issued and, by filing a certificate pursuant to the DGCL (a “Certificate of Designations”), to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding), and with respect to each such series, to fix the voting powers, if any, designations, preferences and the relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of any such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(i) the designation of the series, which may be by distinguishing number, letter or title;

(ii) the number of shares of the series, which number the Board of Directors may thereafter increase or decrease (but not below the number of shares thereof then outstanding);

(iii) whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

(iv) dates at which dividends, if any, shall be payable;

(v) the redemption rights and price or prices, if any, for shares of the series;

(vi) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(vii) the amounts payable on, and the preferences, if any, of, shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(viii) whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

(ix) restrictions on the issuance of shares of the same series or of any other class or series;

(x) the voting rights, if any, of the holders of shares of the series; and

(xi) such other powers, privileges, preferences and rights, and qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.

C. The voting powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions, of the Class A Common Stock and Class B Common Stock are as follows:

(i) Except as otherwise set forth below in this Article IV and in Article VII, the voting powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions, of the Class A Common Stock and Class B Common Stock shall be identical in all respects.

(ii) Subject to the other provisions of this Certificate of Incorporation and the provisions of any Certificate of Designations, the holders of Common Stock shall be entitled to receive such dividends and other distributions, in cash, stock of any entity or property of the Corporation, when and as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in all such dividends and other distributions. No such dividend or distribution that is payable in shares of Common Stock, including distributions pursuant to stock splits or divisions of Common Stock, may be made unless: (a) shares of Class A Common Stock are paid or distributed only in respect of Class A Common Stock, (b) shares of Class B Common Stock are paid or distributed only in respect of Class B Common Stock, (c) no such dividend or distribution is made in respect of the Class A Common Stock unless simultaneously also made in respect of the Class B Common Stock, (d) no such dividend or distribution is made in respect of the Class B Common Stock unless simultaneously also made in respect of the Class A Common Stock and (e) the number of shares of Class A Common Stock paid or distributed in respect of each outstanding share of Class A Common Stock is equal to the number of shares of Class B Common Stock paid or distributed in respect of each outstanding share of Class B Common Stock.

(iii) (a) Except as may be otherwise required by law or by this Certificate of Incorporation and subject to any voting rights that may be granted to holders of Preferred Stock pursuant to the provisions of a Certificate of Designations, all rights to vote and all voting power of the capital stock of the Corporation, whether for the election of directors or any other matter submitted to a vote of stockholders of the Corporation, shall be vested exclusively in the holders of Common Stock.

(b) Except as may be otherwise required by law or by this Certificate of Incorporation, at every meeting of the stockholders of the Corporation, in connection with the election of directors and on all other matters submitted to a vote of stockholders of the Corporation, (A) every holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in such holder’s name on the transfer books of the Corporation, and (B) every holder of Class B Common Stock shall be entitled to 10 votes in person or by proxy for each share of Class B Common Stock standing in such holder’s name on the transfer books of the Corporation. Except as may be otherwise required by law or by this Certificate of Incorporation, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class in connection with the election of directors and on all other matters submitted to a vote of stockholders of the Corporation, and the votes cast in respect of the Class A Common Stock and the Class B Common Stock shall be counted and totaled together.

(c) Notwithstanding anything to the contrary in this Section C(iii) of this Article IV or in Article VII, following a Distribution (as defined in Article XI hereof), for so long as any Person or group of Persons acting in concert beneficially ~~own~~owns 10% or more of the outstanding shares of Class B Common Stock, such Person or group of Persons shall not, with respect to any shares of Class B Common Stock, have any voting powers in any election of directors or be entitled to exercise any voting rights in any election of directors unless such Person or group of Persons is also the beneficial owner of at least an equivalent percentage of the outstanding shares of Class A Common Stock; provided, however, that this provision shall not apply to (A) any Person or group of Persons that, prior to acquiring beneficial ownership of 5% or more of the outstanding shares of Class B Common Stock, obtains the written consent of the Board of Directors and (B) EMC, or any Person to the extent that such Person acquires beneficial ownership of 5% or more of the outstanding shares of Class B Common Stock solely pursuant to a Distribution, provided that EMC or such Person obtains the written consent of the Board of Directors prior to acquiring beneficial ownership of any additional shares of Class B Common Stock following such Distribution.

(d) Every reference in this Certificate of Incorporation to a majority or other proportion of shares, or a majority or other proportion of the votes of shares, of Common Stock, Class A Common Stock~~,~~ or Class B Common Stock shall refer to such majority or other proportion of the votes to which such shares of Common Stock, Class A Common Stock or Class B Common Stock entitle their holders to cast as provided in this Certificate of Incorporation.

(iv) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock pursuant to the provisions of a Certificate of Designations, the remaining assets and funds of the

Corporation shall be distributed pro rata to the holders of Common Stock, and the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to receive the same amount per share in respect thereof. For purposes of this clause (iv) of this Section C, the voluntary sale, conveyance, lease, license, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other entities (whether or not the Corporation is the entity surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

(v) In connection with any reorganization of the Corporation, any consolidation of the Corporation with one or more other entities or any merger of the Corporation with or into another entity, the holders of each share of Class A Common Stock and Class B Common Stock shall be entitled to receive the same per share consideration as the per share consideration, if any, received by the holders of each share of such other class of Common Stock. In the event that the holders of Class A Common Stock or of Class B Common Stock are granted rights to elect to receive one of two or more alternative forms of consideration in connection with such merger or consolidation, the foregoing provision shall be deemed satisfied if holders of Class A Common Stock and holders of Class B Common Stock are granted substantially identical election rights.

(vi) (a) The holders of Class A Common Stock shall not be entitled to convert any share of Class A Common Stock into any other security of the Corporation or any other property.

(b) Prior to the date of a Distribution (as defined in Article XI), the holders of Class B Common Stock shall be entitled to convert, at any time and from time to time, any share of Class B Common Stock into one (1) fully paid and non-assessable share of Class A Common Stock. Such right shall be exercised by the surrender to the Corporation of the certificate or certificates, if any, representing the shares of Class B Common Stock to be converted at any time during normal business hours at the principal executive offices of the Corporation or at the office of the Corporation’s transfer agent (the “Transfer Agent”), accompanied by a written notice from the holder of such shares stating that such holder desires to convert such shares, or a stated number of the shares represented by such certificate or certificates, if any, into an equal number of shares of Class A Common Stock, and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or such holder’s duly authorized attorney, and transfer tax stamps or funds therefor if required pursuant to sub-clause (g) of this clause (vi) of this Section C. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date of such surrender. Following a Distribution, shares of Class B Common Stock shall no longer be convertible into shares of Class A Common Stock except as hereinafter set forth in Section C(vi)(d) of this Article IV.

(c) Prior to the date of a Distribution, ~~upon any transfer by EMC (for purposes of clarity, other than the original issuance, a transfer in the form of a distribution by EMC to the stockholders of EMC in connection with a Distribution or a transfer by an EMC Company to another EMC Company) of any~~each outstanding share of Class B Common Stock~~, such share~~ shall immediately and automatically (~~and~~ without any action on the part of the holder or the Corporation) convert into one (1) fully paid and non-assessable share of Class A Common Stock~~; provided, however, that no such conversion shall occur solely as a result of the pledge or hypothecation of, or existence of any other lien or encumbrance on, any share(s) of Class B Common Stock to secure a bona fide obligation, provided, further, that in the event of the foreclosure on any such lien or encumbrance, such conversion shall automatically occur upon the occurrence of such foreclosure~~ upon any transfer of such share (other than a transfer that constitutes a Distribution) if, after such transfer, such share is not beneficially owned by EMC.

(d) Following a Distribution, the Corporation may submit for stockholder approval, subject to the conditions set forth in this sub-paragraph (d), a proposal to convert all outstanding shares of Class B Common Stock into shares of Class A Common Stock~~; provided that~~, so long as the Corporation has previously received an opinion of counsel or a favorable private letter ruling from the Internal Revenue Service, in each case satisfactory to EMC in its sole and absolute discretion, which discretion shall be exercised in good faith solely to preserve the intended tax treatment of the Distribution (and in determining whether an opinion or ruling is satisfactory, EMC may consider, among other factors, the appropriateness of any underlying assumptions and representations if used as a basis for such opinion or ruling, and EMC may determine that no opinion or ruling would be acceptable to EMC), to the effect that such conversion will not affect the intended tax treatment of the Distribution. Notwithstanding the provisions of Section C(iii)(b) of this Article IV, at any meeting of stockholders at which such proposal is submitted to stockholders for their approval, each holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in such holder’s name on the books of the Corporation. Subject to applicable law, approval of such conversion shall require approval by the affirmative vote of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and Class B Common Stock, voting together as a single class, and neither class of Common Stock shall be entitled to a separate class or series vote. Such conversion shall be effective on the date on which such approval is given at a meeting of stockholders called for such purpose. In the event of any Distribution, any outstanding shares of Class B Common Stock that are not distributed in such Distribution shall be automatically converted into an equal number of fully paid and non-assessable shares of Class A Common Stock in accordance with the terms of this Certificate of Incorporation upon such Distribution.

(e) Each share of Class B Common Stock shall automatically convert into one (1) fully paid and non-assessable share of Class A Common Stock on the date, if any, on which the outstanding shares of Class B Common Stock owned by EMC represent less than 20% of the aggregate number of shares of the then outstanding Common Stock, provided that, as at such date, a Distribution has not occurred. For the avoidance of doubt, Section C, paragraph (iii)(c) of this Article IV shall not apply to the preceding sentence.

(f) The Corporation shall provide notice of any automatic conversion of shares of Class B Common Stock pursuant to sub-clause (c) of this clause (vi) to holders of record of such shares of Common Stock as soon as practicable following such conversion; provided, however, that the Corporation may satisfy such notice requirements by providing such notice prior to such conversion. Such notice shall be provided by any means then permitted by the DGCL; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock. Each such notice shall, as appropriate, (A) state the automatic conversion date; (B) identify the shares of Class B Common Stock that are automatically converted; and (C) the place or places where certificates if any, for such shares may be surrendered in exchange for certificates, if any, representing Class A Common Stock, or the method by which book-entry interest in the Class A Common Stock may be obtained in exchange for such certificates in respect of shares of Class B Common Stock.

(g) Immediately upon conversion of shares of Class B Common Stock in the manner provided in sub-clauses (b) or (c) of this clause (vi) of this Section ~~D~~C, as applicable, the rights of the holders of shares of Class B Common Stock as such shall cease, and such holders shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock; provided, however, that if the date on which any share of Class B Common Stock is converted into Class A Common Stock pursuant to the provisions of this clause (vi) of this Section C is after the record date for the determination of the holders of Class B Common Stock entitled to receive any dividend and prior to the date on which such dividend is to be paid to such holders, the holder of the Class A Common Stock issued upon the conversion of such converted share of Class B Common Stock will be entitled to receive such dividend on such payment date~~,~~; provided, however, that to the extent that such dividend is payable in shares of Class B Common Stock, no such shares of Class B Common Stock shall be issued in payment thereof and such dividend shall instead be paid by the issuance of such number of shares of Class A Common Stock into which such shares of Class B Common Stock, if issued, would have been convertible on such payment date.

(h) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon conversion, exchange or transfer of outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock that shall be issuable upon the conversion, exchange or transfer of all such outstanding shares of Class B Common Stock.

(i) The issuance of certificates, if any, for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge to the holders of such shares for any stamp or other similar tax in respect of such issuance; provided, however, that if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, then the Person or Persons requesting the issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not payable.

(j) The Corporation shall not reissue or resell any shares of Class B Common Stock that are converted into shares of Class A Common Stock pursuant to this clause (vi) of this Section C or that are acquired by the Corporation in any other manner. The Corporation shall, from time to time, take such appropriate action as may be necessary to retire such shares and to reduce the authorized number of shares of Class B Common Stock accordingly.

(vii) The holders of shares of Common Stock are not entitled to any preemptive right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class or series of the Corporation, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock of the Corporation.

(viii) No stockholder shall be entitled to exercise any right of cumulative voting.

ARTICLE V

CORPORATE OPPORTUNITIES

A. In anticipation that the Corporation and EMC may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with EMC (including service of officers and directors of EMC as directors of the Corporation), and in addition to and subject to the limitations set forth in Article VI, the provisions of this Article V are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve EMC and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

B. No contract, agreement, arrangement or transaction between the Corporation and EMC shall be void or voidable solely for the reason that EMC is a party thereto, and EMC (i) shall have fully satisfied and fulfilled any duties to the Corporation and its stockholders with respect thereto; (ii) shall not be liable to the Corporation or its stockholders for any breach of fiduciary duty by reason of the entering into, performance or consummation of any such contract, agreement, arrangement or transaction; (iii) shall be deemed to have acted in good faith and in a manner it reasonably believed to be in and not opposed to the best interests of the Corporation; and (iv) shall be deemed not to have breached any duties of loyalty to the Corporation and its stockholders and not to have received an improper personal gain therefrom, if the material facts as to the contract, agreement, arrangement or transaction are disclosed or are known to the Board of Directors or the committee thereof that authorizes the contract, agreement, arrangement or transaction, and the Board of Directors or such committee in good faith authorizes the contract, agreement, arrangement or transaction by the affirmative vote of a majority of the disinterested directors, even though less than a quorum. Directors of the Corporation who are also directors or officers of EMC may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract, agreement, arrangement or transaction.

C. EMC shall have the right to, and shall have no duty not to (i) engage in the same or similar business activities or lines of business as the Corporation, (ii) do business with any client or customer of the Corporation and (iii) employ or otherwise engage any officer or employee of the Corporation, and the Corporation shall not be deemed to have an interest or expectancy in any such activities merely because the Corporation engages in the same or similar activities. Neither EMC nor any officer or director thereof (except as provided in Section D of this Article) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of EMC or of such person’s participation therein. In the event that EMC acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both EMC and the Corporation, EMC shall have no duty to communicate or present such corporate opportunity to the Corporation, and the Corporation, to the fullest extent permitted by law, renounces any interest or expectancy in such corporate opportunity and waives any claim that such corporate opportunity should have been presented to the Corporation. EMC shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that EMC pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity or does not present such corporate opportunity to the Corporation.

D. In the event that a director or officer of the Corporation who is also a director or officer of EMC acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and EMC and which may be properly pursued by the Corporation consistent with the provisions of Article VI hereof, such director or officer of the Corporation (i) shall be deemed to have fully satisfied and fulfilled such person’s fiduciary duty to the Corporation and its stockholders with respect to such corporate opportunity, (ii) shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that EMC pursues or acquires such corporate opportunity for itself or direct such corporate opportunity to another person or does not present such corporate opportunity to the Corporation, (iii) shall be deemed to have acted in good faith and in a manner such person reasonably believes to be in and not opposed to the best interests of the Corporation for the purposes of Article X hereof and the other provisions of this Certificate of Incorporation and (iv) shall be deemed not to have breached such person’s duty of loyalty to the Corporation or its stockholders or to have derived an improper personal economic gain therefrom for the purposes of Article X hereof and the other provisions of this Certificate of Incorporation, if such director or officer acts in good faith in a manner consistent with the following policy:

(w) where a corporate opportunity is offered to a person who is a director but not an officer of the Corporation and who is also a director or officer of EMC, the Corporation shall be entitled to pursue such opportunity only if such opportunity is expressly offered to such person solely in his or her capacity as a director of the Corporation;

(x) where a corporate opportunity is offered to a person who is an officer of both the Corporation and EMC, the Corporation shall be entitled to pursue such opportunity only if such opportunity is expressly offered to such person solely in his or her capacity as an officer of the Corporation;

(y) where a corporate opportunity is offered to a person who is an officer of the Corporation and who is also a director but not an officer of EMC, the Corporation shall be entitled to pursue such opportunity unless such opportunity is expressly offered to such person solely in his or her capacity as a director of EMC, in which case EMC shall be entitled to pursue such opportunity; and

(z) if an officer or director of the Corporation, who also serves as an officer or director of EMC, acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and EMC in any manner not addressed by Article V, Section D, clauses (w), (x) or (y), such officer or director shall have no duty to communicate or present such corporate opportunity to the Corporation and shall to the fullest extent permitted by law not be liable to the Corporation or its stockholders for breach of fiduciary duty as an officer or director of the Corporation by reason of the fact that EMC pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity or does not present such corporate opportunity to the Corporation, and the Corporation to the fullest extent permitted by law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should be presented to the Corporation.

The provisions of this Section D are not intended to be an allocation of corporate opportunities between the Corporation and EMC or an exhaustive statement of corporate opportunities which may be available to the Corporation, pursuit of which shall be in accordance with this Certificate of Incorporation and applicable law.

E. In the event that a director, officer, employee or agent of the Corporation or EMC takes any action that is expressly contemplated by Sections I, II or III of the VMware Rules of Engagement with Storage, Server and Infrastructure Software Vendors, as such document may be amended from time to time with the approval of the Board of Directors, and such action is consistent with the provisions of Article VI, such director, officer, employee or agent of the Corporation or EMC (i) shall have fully satisfied and fulfilled such person’s fiduciary duty to the Corporation and its stockholders, if applicable, with respect to such action, (ii) shall not be liable to the Corporation or its stockholders for breach of any applicable fiduciary duty by reason of the fact that such person takes such action, whether or not such action results in the acquisition of a corporate opportunity for the Corporation, (iii) shall be deemed to have acted in good faith and in a manner such person reasonably believes to be in and not opposed to the best interests of the Corporation, including without limitation, for the purposes of Article X and the other provisions of this Certificate of Incorporation and (iv) shall be deemed not to have breached such person’s duty of loyalty to the Corporation or its stockholders, if applicable, or to have derived an improper personal economic gain therefrom, including without limitation, for the purposes of Article X and the other provisions of this Certificate of Incorporation~~;~~.

F. For the purposes of this Article, “corporate opportunities” of the Corporation shall include business opportunities which the Corporation is financially able to undertake, which are, from their nature, in the line of the Corporation’s business, are of practical advantage to it and are ones in which the Corporation has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of EMC or its officers or directors will be brought into conflict with that of the Corporation;

(i) For purposes of this Article and Article VI, “Corporation” means the Corporation and all corporations, partnerships, joint ventures, limited liability companies, trusts, associations and other entities in which the Corporation owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests.

G. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article.

H. Except for Section B, Section F, Section G, Section H and Section I, this Article shall become inoperative and of no effect on the later of (i) the Operative Date and (ii) the date upon which no officer or director of the Corporation is also an officer or director of EMC. Neither the alteration, amendment, termination or repeal of this Article nor the adoption of any provision inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article would accrue or arise, prior to such alteration, amendment, termination, repeal or adoption. Following the later of (i) the Operative Date and (ii) the date upon which no officer or director of the Corporation is also an officer or director of EMC, any contract, agreement, arrangement or transaction involving a corporate opportunity not approved or allocated as provided in this Article shall not by reason thereof result in any breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper personal economic gain, but shall be governed by the other provisions of this Certificate of Incorporation, the Bylaws, the DGCL and other applicable law.

I. Notwithstanding any other provision of this Certificate of Incorporation, the affirmative vote of at least eighty percent (80%) of the votes entitled to be cast thereon shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of this Article V.

ARTICLE VI

CONSENT OF HOLDERS OF CLASS B COMMON STOCK

A. In addition to any other vote required by law or by this Certificate of Incorporation, prior to the Operative Date, the prior affirmative vote of the holders of a majority of the outstanding shares of the Class B Common Stock, voting separately as a class, shall be required to authorize the Corporation to (and (in the case of clauses (iii) through (v) below) authorize or permit any Subsidiary (as defined in Article XI) to):

(i) adopt or implement any stockholder rights plan or similar takeover defense measure;

(ii) consolidate or merge with or into any Person;

(iii) permit any Subsidiary to consolidate or merge with or into any Person (other than (a) a consolidation or merger of a Wholly~~-~~-Owned Subsidiary with or into the Corporation or with or into another Wholly~~-~~-Owned Subsidiary or (b) in connection with a Permitted Acquisition);

(iv) directly or indirectly acquire Stock, Stock Equivalents or assets (including, without limitation, any business or operating unit) of any Person (other than the Corporation or its Subsidiaries), in each case in a single transaction or series of related transactions, involving consideration (whether in cash~~,~~ securities, assets or otherwise, and including Indebtedness assumed by the Corporation or any of its Subsidiaries and Indebtedness of any entity so acquired) paid or delivered by the Corporation and its Subsidiaries in excess of $100,000,000; provided, however, this clause (iv) of this Section A shall not require the vote of the holders of Class B Common Stock in connection with acquisitions of securities pursuant to portfolio investment decisions in the ordinary course of business or transactions to which the Corporation and one or more Wholly~~-~~-Owned Subsidiaries are the only parties;

(v) issue any Stock or any Stock Equivalents, except (a) the issuance of shares of Stock of a Wholly~~-~~-Owned Subsidiary of the Corporation to the Corporation or another Wholly~~-~~-Owned Subsidiary of the Corporation~~, (b) pursuant to the Initial Public Offering, or (c~~ or (b) the issuance of shares of Class A Common Stock or options or other rights to purchase Class A Common Stock pursuant to employee benefit plans or dividend reinvestment plans approved by the Board of Directors (provided, however, that notwithstanding the provision of this clause (~~c~~b), the prior affirmative vote of the holders of a majority of the outstanding shares of the Class B Common Stock, voting separately as a class, shall be required to authorize the Corporation to finally determine the aggregate size of its annual equity grants);

(vi) dissolve, liquidate or wind up the Corporation;

(vii) declare dividends on any class or series of the capital stock of the Corporation;

(viii) enter into any arrangement or agreement with any Person which the Board of Directors determines to be on terms exclusionary to EMC or that are exclusive to such Person, where such Person is offering or proposes to offer products or services that are substantially equivalent to products and services offered by EMC~~;~~ and

(ix) alter, amend, terminate or repeal, or adopt any provision inconsistent with, in each case whether directly or indirectly, or by merger, consolidation or otherwise, Articles V or VI or Sections A, C through G or J of Article VII of the Amended and Restated Certificate of Incorporation or Sections 2.2, 2.8(D), 2.11, 3.2(A), 3.2(C), 3.9 or 3.11 of the Amended and Restated Bylaws of VMware.

B. For purposes of this Article VI and Article VII:

(i) “Indebtedness” means, with respect to any Person, any liability of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments and shall also include (a) any liability of such Person under any agreement related to the fixing of interest rates on any Indebtedness and

(b) any capitalized lease obligations of such Person (if and to the extent the same would appear on a balance sheet of such Person prepared in accordance with United States generally accepted accounting principles).

(ii) ~~“Initial Public Offering” means an initial public offering of Class A Common Stock as contemplated by a Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission.(iii)~~ “Permitted Acquisition” means any acquisition by the Corporation or any of its Subsidiaries of Stock, Stock Equivalents or assets of any Person not requiring the prior affirmative vote of the holders of the Class B Common Stock pursuant to clause (iv) of Section A of this Article VI.

~~(iv)~~ (iii) ”Stock” means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or business trust, whether voting or non-voting~~;~~.

~~(v)~~ (iv) ”Stock Equivalents” means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable, and all voting debt~~; and~~.

~~(vi)~~ (v) ”Wholly~~-~~-Owned Subsidiary” means each Subsidiary in which the Corporation owns (directly or indirectly) all of the outstanding voting Stock, voting power, partnership interests or similar ownership interests, except for director’s qualifying shares in nominal amount.

C. The Corporation shall not undertake any action or conduct that would have the effect of indirectly engaging the Corporation in activities that the provisions of this Article would otherwise prohibit.

D. Any Person purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article.

E. Neither the alteration, amendment or repeal of this Article VI nor the adoption of any provision inconsistent with this Article VI shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VI, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

F. Notwithstanding any other provision of this Certificate of Incorporation, the affirmative vote of at least eighty percent (80%) of the votes entitled to be cast thereon shall be required to amend, alter, change or repeal this Article VI, including the amendment, alteration, change or repeal of any of the defined terms used in this Article VI and defined elsewhere in this Certificate of Incorporation, or to adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of this Article VI.

ARTICLE VII

BOARD OF DIRECTORS

A. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The Board of Directors shall consist of no less than six directors. Subject to the limitation in the preceding sentence, the number of directors shall be determined from time to time solely by resolution adopted by affirmative vote of a majority of the entire Board of Directors which the Corporation would have if there were no vacancies at the time such resolution is adopted (the “Entire Board of Directors”).

B. Elections of the members of the Board of Directors shall be held annually at the annual meeting of stockholders and each member of the Board of Directors shall hold office until such director’s successor is elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Elections of the members of the Board need not be by written ballot unless the Bylaws shall so provide.

C. The holders of Class B Common Stock, voting separately as a class, shall be entitled to elect a number of members of the Board of Directors equal to the minimum whole number of directors that would constitute at least eighty percent (80%) of the total number of directors constituting the Entire Board of Directors. Subject to any rights of any series of Preferred Stock to elect directors as provided for or fixed pursuant to the provisions of Article IV hereof, the holders of Class A Common Stock and the holders of Class B Common Stock, voting together as a single class, shall be entitled to elect the remaining number of directors, which shall be in no event less than one director. Notwithstanding the provisions of Section C(iii)(b) of Article IV hereof, each holder of Class A Common Stock and each holder of Class B Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in such holder’s name on the books of the Corporation in any election of Group II Members (as defined below) to the Board of Directors in which such holders are entitled to vote. In the event that the rights of any series of Preferred Stock to elect directors would preclude the holders of Class A Common Stock and the holders of Class B Common Stock, voting together as a single class, from electing at least one director, the Board of Directors shall increase the number of directors prior to the issuance of such Preferred Stock to the extent necessary to allow such holders to elect at least one director in accordance with the provisions of this Article VII.

D. The Board of Directors, other than with respect to any directors who may be elected by the holders of any series of Preferred Stock, shall be divided into two groups, designated Group I and Group II. Any director elected by the holders of Class B Common Stock voting separately as a class shall be a Group I member (a “Group I Member”), and the remaining directors shall be Group II members (each a “Group II Member”)~~, provided that, prior to consummation of the Initial Public Offering, the Board of Directors shall, by affirmative vote of a majority of the Entire Board of Directors, have the right to designate which of its directors are deemed to be Group I Members and which of its directors are deemed to be Group II Members, such that the Group I Members constitute at least eighty percent (80%) of the Entire Board of Directors~~.

E. The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be further divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the Entire Board of Directors and one-third of the respective Group I Members and Group II Members. No director shall be a member of more than one class of directors. The ~~initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the Entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2008 Annual Meeting; the term of the initial Class II directors shall terminate on the date of the 2009 Annual Meeting; and the term of the initial Class III directors shall terminate on the date of the 2010 Annual Meeting. At each succeeding Annual Meeting of Stockholders beginning in 2008,~~class designation and term of office of each director in office at the time of filing of this Amended and Restated Certificate of Incorporation (the “Effective Time”) shall remain unchanged following the Effective Time. At each annual meeting of stockholders following the Effective Time, successors to the class of directors whose term expires at that ~~Annual Meeting~~annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors and the respective number of Group I Members and Group II Members in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. If an additional director could be added to more than one class, such director shall be added to the class with the shortest remaining term.

F. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by the affirmative vote of a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director; provided, however, that, until EMC ceases to be the beneficial owner of shares of Common Stock representing at least a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the holders of Class B Common Stock, voting together as a single class, if such vacancy was caused by an action of the stockholders, such vacancy shall be filled pursuant to the procedures set forth in Section C of this Article VII; provided, further, that, notwithstanding any of the foregoing, if the appointment of any person to a vacancy on the Board of Directors would cause the number of Group I Members to be less than eighty percent (80%) of the total number of directors constituting the Entire Board of Directors, then the vacancy shall be found to be with respect to a Group I Member and shall be filled by the Group I Members then in office by affirmative vote of a majority of the Group I Members then in office and the director filling such vacancy shall be deemed to be a Group I Member. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

G. Any Group I Member may be removed from office at any time, with or without cause, by the affirmative vote of holders of at least eighty percent (80%) of the shares of Class B Common Stock, voting separately as a class. Any Group II Member may be removed from office at any time, with or without cause, by the affirmative vote of holders of at least a majority of the votes entitled to be cast to elect any such director.

H. Advance notice of stockholder nominations for the election of directors and stockholder proposals for business to be conducted at any meeting of stockholders shall be given in the manner provided in the Bylaws.

I. The books and records of the Corporation may be kept (subject to any mandatory requirement of law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or by the Bylaws.

J. Notwithstanding any other provision of this Certificate of Incorporation, the affirmative vote of at least eighty percent (80%) of the votes entitled to be cast thereon shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of this Article VII.

ARTICLE VIII

STOCKHOLDER ACTION

A. Any action required or permitted to be taken by stockholders at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted; provided, however, that except as otherwise provided by a Certificate of Designations, from and after the date that EMC ceases to be the beneficial owner of shares representing at least a majority of votes entitled to be cast by the holders of the Class A Common Stock and the holders of Class B Common Stock, voting together as a single class, any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

B. Except as otherwise required by law or provided by a Certificate of Designations, special meetings of stockholders of the Corporation may be called only by (1) the Chairman of the Board of Directors, (2) the Board of Directors or the Secretary of the Corporation pursuant to a resolution adopted by a majority of directors then in office or (3) EMC, so long as EMC is the beneficial owner of at least a majority of votes entitled to be cast by the holders of the Class A Common Stock and the holders of Class B Common Stock, voting together as a single class. No business other than that stated in the notice of a special meeting of stockholders shall be transacted at such special meeting.

ARTICLE IX

AMENDMENT OF BYLAWS AND CERTIFICATE OF INCORPORATION

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws at any regular or special meeting of the Board of Directors or by written consent, subject to the power of the stockholders of the Corporation to adopt, amend or repeal any Bylaws. The stockholders shall have the power to make, amend or repeal the Bylaws~~,~~; provided, however, that from and after the date that EMC ceases to be the beneficial owner of shares representing at least a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the holders of Class B Common Stock, voting together as a single class, Section 2.8, Section 3.2 and Section 3.11 of the Bylaws shall not be amended, altered or repealed, other than by the affirmative vote of eighty percent (80%) of the votes entitled to be cast thereon. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the Bylaws), the affirmative vote of the holders of at least eighty percent (80%) of the votes entitled to be cast thereon shall be required to adopt, amend, alter or repeal any provision part of Article V, Article VI, Article VII, this Article IX and Article X of this Certificate of Incorporation in a manner inconsistent with the purpose and intent of such Articles.

ARTICLE X

LIMITATIONS ON LIABILITY AND INDEMNIFICATION

A. A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any repeal or modification of ~~the foregoing paragraph~~this Section A shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

B. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation, or has or had agreed to become a director of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including attorneys’ fees and expenses, judgments, fines, amounts to be paid in settlement and excise payments or penalties arising under the Employee Retirement Income Security Act of 1974 (“ERISA”)) reasonably incurred by such Covered Person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the preceding sentence, except as otherwise provided in this Article X, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors. The Corporation may, by the action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

C. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees and expenses) incurred by a Covered Person in defending any proceeding in advance of its final disposition~~,~~; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article X or otherwise. The rights contained in this Section C shall inure to the benefit of a Covered Person’s heirs, executors and administrators.

D. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article X is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

E. The rights conferred on any Covered Person by this Article X shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

F. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the DGCL.

G. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person is entitled to collect and is collectible as indemnification or advancement of expenses from such other corporation, limited liability company, partnership, joint venture, trust, enterprise or non-profit enterprise.

H. Any repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

I. This Article X shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons, to a greater extent or in an manner otherwise different than provided for in this Article X when and as authorized by appropriate corporate action.

J. If this Article X or any portion hereof will be invalidated on any ground by any court of competent jurisdiction, then the Corporation will nevertheless indemnify each Covered Person entitled to indemnification under Section B of this Article X as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Covered Person and for which indemnification is available to such Covered Person pursuant to this Article X to the fullest extent permitted by any applicable portion of this Article X that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE XI

CERTAIN DEFINITIONS

For purposes of this Certificate of Incorporation:

~~A.~~ “beneficial owner” and “beneficial ownership” have the meaning scribed to such terms in Rule 13d-3 under the Securities Exchange Act of ~~1933,~~1934, as amended, but shall not include shares of Common Stock beneficially owned by EMC but not for its own account, including (in such exclusion) beneficial ownership which arises by virtue of some entity that is an affiliate of EMC being a sponsor or advisor of a mutual or similar fund that beneficially owns shares of Common Stock.

~~B.~~ “Distribution” means a distribution ~~by EMC~~or transfer of the Class B Common Stock ~~(and Preferred Stock, if any) of the Corporation or common stock (and preferred stock, if any) of a Person that is a successor to the Corporation to holders of common stock of EMC intended to qualify as a tax-free distribution~~to stockholders or security holders who are not members of the consolidated tax group of which EMC is a member in connection with a transaction intended to qualify for non-recognition of gain and loss under Section 355 of the Internal Revenue Code of 1986, as amended~~,~~ (or any corresponding provisions of any successor ~~thereto~~statute).

~~C.~~ “EMC” means EMC Corporation, a Massachusetts corporation, all successors to EMC Corporation by way of merger, consolidation or sale of substantially all of its assets, and all corporations, limited liability companies, joint ventures, partnerships, trusts, associations or other entities in which EMC Corporation: (i) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (a) the total combined voting power of all classes of voting securities of such entity, (b) the total combined equity interests, or (c) the capital or profits interest, in the case of a partnership; or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body, but shall not include the Corporation or any Subsidiary of the Corporation (any such successor in interest, corporation, limited liability company, joint venture, partnership, trust, association or other entity referred to in this definition shall be deemed to be an “EMC Company”).

~~D.~~ “Operative Date” means the first date on which EMC ceases to beneficially own twenty percent (20%) or more of the aggregate number of shares of the then outstanding Common Stock.

~~E.~~ “Person” means any individual, partnership, joint venture, limited liability company, firm, corporation, trust or other entity, including governmental authorities.

~~F~~”Pledge” means any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in, attaching or applicable to, affecting or otherwise in respect of any share of Class B Common Stock, whether or not filed, recorded or otherwise perfected under applicable law, created, incurred or existing pursuant to any bona fide loan or indebtedness transaction or other bona fide obligation.

“Subsidiary” means~~, with respect to the Corporation,~~ any corporation, limited liability company, joint venture, partnership, trust, association or other entity in which ~~the Corporation~~a Person: (i) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (a) the total combined voting power of all classes of voting securities of such entity, (b) the total combined equity interests, or (c) the capital or profits interest, in the case of a partnership; or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board ~~of directors or similar governing body~~).

“transfer” for purposes of Article IV means any sale or other disposition of a share of Class B Common Stock, except that “transfer” does not include any Pledge of a share of Class B Common Stock for so long as the owner of such share of Class B Common Stock continues to exercise voting control over such share of Class B

Common Stock (with a power of attorney or proxy given by such owner to another Person in connection with such Pledge to exercise voting control effective upon the occurrence of certain events not constituting voting control by such other Person for these purposes until such events occur and such power of attorney or proxy is effective).

ARTICLE XII

AMENDMENTS TO CERTIFICATE OF INCORPORATION

Except as otherwise provided in this Certificate of Incorporation, the Corporation reserves the right to amend and repeal any provisions contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware, and all rights of stockholders shall be subject to this reservation.

IN WITNESS WHEREOF, the Corporation has executed this Amended and Restated Certificate of Incorporation on this ~~3rd~~            day of ~~July, 2007.~~            , 2017.

By:	~~/s/ Paul T. Dacier~~
Name: ~~Paul T. Dacier~~S. Dawn Smith Title: Secretary

~~23~~

Appendix D

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN AND

NON-GAAP OPERATING INCOME

For the Year Ended December 31, 2016

(amounts in millions)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Gain on Share Repurchase(4)	Tax Adjustment(1)	Non-GAAP, as adjusted(2)
Operating expenses:
Cost of license revenues	$159	(2)	—	(100)	—	—	—	—	$57
Cost of services revenues	$894	(52)	(1)	(2)	—	—	—	—	$839
Research and development	$1,503	(305)	(1)	—	—	—	—	—	$1,197
Sales and marketing	$2,357	(195)	(5)	(22)	—	—	—	—	$2,134
General and administrative	$689	(82)	(1)	(1)	—	(34)	—	—	$572
Realignment charges	$52	—	—	—	(52)	—	—	—	$—
Operating income	$1,439	636	8	125	52	34	—	—	$2,294
Operating margin(2)	20.3%	9.0%	0.1%	1.8%	0.7%	0.5%	—	—	32.3%
Other income (expense), net	$(17)	—	—	—	—	20	(8)	—	$(5)
Income before income taxes	$1,473	636	8	125	52	54	(8)	—	$2,340
Income tax provision	$287							191	$478
Tax rate(2)	19.5%								20.4%
Net income	$1,186	636	8	125	52	54	(8)	(191)	$1,862
Net income per weighted-average share, diluted for Class A and Class B(2)(3)	$2.78	$1.50	$0.02	$0.30	$0.12	$0.13	$—	$(0.45)	$4.39

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 423,994 diluted weighted-average shares for Class A and Class B.
(4)	In December 2016, VMware entered into a stock purchase agreement with Dell and Dell’s wholly owned subsidiary, EMC Equity Assets LLC pursuant to which VMware agreed to purchase $500 million of VMware Class A Stock from EMC Equity Assets LLC. The final aggregate number of shares purchased will be determined based on a volume-weighted average price, less a contractually agreed upon discount. As of December 31, 2016, VMware had made an up-front payment of $375 million, as well as recognized a derivative asset and related $8 million gain in Other income (expense), net. The derivative asset is related to its obligation to repurchase $125 million of additional shares and is measured at fair value on a recurring basis. In accordance with U.S. GAAP, diluted net income per share does not include the impact of the remeasurement.

D-1

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN AND

NON-GAAP OPERATING INCOME

For the Year Ended December 31, 2015

(amounts in millions)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	GSA Settlement	Certain Litigation and Other Contingencies	Tax Adjustment(1)	Non-GAAP, as adjusted(2)
Revenues:
GSA settlement	$(76)	—	—	—	—	—	76	—	—	$—
Total revenues	$6,571	—	—	—	—	—	76	—	—	$6,647
Operating expenses:
Cost of license revenues	$186	(2)	—	(107)	—	—	—	—	—	$77
Cost of services revenues	$832	(44)	(1)	(3)	—	—	—	—	—	$784
Research and development	$1,300	(226)	(3)	—	—	—	—	—	—	$1,072
Sales and marketing	$2,267	(168)	(5)	(28)	—	—	—	—	—	$2,066
General and administrative	$766	(64)	(2)	(3)	—	(158)	6	(11)	—	$534
Realignment charges	$23	—	—	—	(23)	—	—	—	—	$—
Operating income	$1,197	504	11	141	23	158	70	11	—	$2,114
Operating margin(2)	18.2%	7.7%	0.2%	2.1%	0.4%	2.4%	1.1%	0.2%	—	31.8%
Other income (expense), net	$(7)	—	—	—	—	(1)	—	—	—	$(7)
Income before income taxes	$1,213	504	11	141	23	158	70	11	—	$2,130
Income tax provision	$216								181	$398
Tax rate(2)	17.8%									18.7%
Net income	$997	504	11	141	23	158	70	11	(181)	$1,732
Net income per weighted-average share, diluted for Class A and Class B(2)(3)	$2.34	$1.18	$0.03	$0.33	$0.05	$0.37	$0.16	$0.03	$(0.42)	$4.06

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 426,547 diluted weighted-average shares for Class A Stock and Class B Stock.

D-2

VMWARE, INC. 3401 HILLVIEW AVE. PALO ALTO, CA 94304

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern time the day before the Meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/VMW

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern time the day before the Meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E23001-P85830 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VMWARE, INC.

The Board of Directors recommends you vote FOR the following nominee:

1. Election of Director

For Against Abstain

Nominee:

Anthony Bates

The Board of Directors recommends you vote FOR Proposal 2.

2. An advisory vote to approve named executive officer compensation, as described in VMware’s Proxy Statement.

The Board of Directors recommends you vote

“1 YEAR” on the following Proposal:

1 Year 2 Years 3 Years Abstain

3. Advisory vote on the frequency of future advisory votes on named executive officer compensation.

The Board of Directors recommends you vote FOR Proposals 4, 5, 6 and 7.

For Against Abstain

4. To approve the Amended and Restated 2007 Equity and Incentive Plan.

5. To approve the Amended and Restated 2007 Employee Stock Purchase Plan.

6. To approve the Amended and Restated Certificate of Incorporation.

7. To ratify the selection by the Audit Committee of VMware’s Board of Directors of PricewaterhouseCoopers LLP as VMware’s independent auditor for the fiscal year ending February 2, 2018.

NOTE: The proposals to be voted on may also include such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E23002-P85830

ANNUAL MEETING OF STOCKHOLDERS, JUNE 8, 2017 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Zane Rowe, VMware’s Chief Financial Officer and Executive Vice President, and S. Dawn Smith, VMware’s Senior Vice President, Chief Legal Officer and Secretary, and each of them, as proxies, each with full power of substitution, to represent and to vote at the Annual Meeting of Stockholders of VMware, Inc., a Delaware corporation, to be held on June 8, 2017, at 8:30 a.m., Pacific time, via the internet at www.virtualshareholdermeeting.com/VMW and at any adjournments thereof, all the shares of Class A common stock, par value $.01 per share, of VMware that the undersigned would be entitled to vote if present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as such proxies or their substitutes may determine on any other matters that may properly come before the meeting.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED “FOR” THE NOMINEE FOR DIRECTOR (PROPOSAL 1), “FOR” THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION, AS DESCRIBED IN VMWARE’S PROXY STATEMENT (PROPOSAL 2), “1 YEAR” ON THE ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION (PROPOSAL 3), “FOR” APPROVAL OF THE AMENDED AND RESTATED 2007 EQUITY AND INCENTIVE PLAN (PROPOSAL 4), “FOR” APPROVAL OF THE AMENDED AND RESTATED 2007 EMPLOYEE STOCK PURCHASE PLAN (PROPOSAL 5), “FOR” APPROVAL OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (PROPOSAL 6) AND “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS VMWARE’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING FEBRUARY 2, 2018 (PROPOSAL 7). IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

PLEASE MARK, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Continued on reverse side

V.1.2